130116915.23 CONTRIBUTION AGREEMENT BY AND AMONG CALIBER HOSPITALITY TRUST, INC., a Maryland corporation (“Caliber REIT”), CALIBER HOSPITALITY, LP, a Delaware limited partnership (“Operating Partnership” and collectively the “Caliber Entities”), L.T.D. HOSPITALITY GROUP LLC a Virginia limited liability company (“LTD”), and THE CONTRIBUTORS LISTED ON EXHIBIT A HERETO (each an “LTD Entity” and collectively, the “LTD Entities”) As of June 30, 2023

Table of Contents

		Page
CONTRIBUTION AGREEMENT		1
RECITALS		1
ARTICLE I CONTRIBUTION		2
1.1	Contribution Transaction	2
1.2	Consideration	3
1.3	Tax Treatment	5
1.4	Further Action	5
1.5	Contribution Unwind; Put Right.	6
1.6	Unwind	6
1.7	Put Right Procedures	7
1.8	Call Right Procedures	7
ARTICLE II CLOSING AND CLOSING PROCEDURES		8
2.1	Closing	8
2.2	Conditions to Closing	8
2.3	Documents to be Delivered at Closing	10
2.4	Closing Costs	12
2.5	Tax Withholding	12
ARTICLE III REPRESENTATIONS AND WARRANTIES OF CALIBER ENTITIES		13
3.1	Organization of the Caliber Entities	13
3.2	Authority	13
3.3	No Conflict	13
3.4	OP Units Validly Issued	13
3.5	Litigation	13
3.6	No Insolvency Proceedings	13
3.7	Financing	14
3.8	Brokers	14
3.9	No Other Representations and Warranties	14
3.10	Reliance; Investigation of Caliber Entities	14
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTORS		14
4.1	Organization of Each Contributor and Contributed Entity	14
4.2	Authority to Conduct Business	14
4.3	Ownership and Capitalization of Contributed Entity	15
4.4	Right to Issue Interests in Contributed Entities	15
4.5	Authorization of Transaction	15
4.6	Enforceability	15
4.7	No Conflict	15
4.8	No Encumbrances	16

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- ii – 130116915.23 4.9 Conduct of the Business; No Material Adverse Effect ............................................................ 16 4.10 No Other Agreements to Sell ................................................................................................... 16 4.11 Real Estate .............................................................................................................................. 16 4.12 Title to Assets .......................................................................................................................... 16 4.13 Tangible Assets Limitation ......................................................... Error! Bookmark not defined. 4.14 Property Taxes ........................................................................................................................ 17 4.15 Compliance with Laws ............................................................................................................. 17 4.16 Insurance Claims ..................................................................................................................... 17 4.17 Licenses and Permits .............................................................................................................. 17 4.18 Environmental Matters ............................................................................................................. 17 4.19 Privacy and Data Security ....................................................................................................... 17 4.20 Taxes ....................................................................................................................................... 17 4.21 Litigation .................................................................................................................................. 18 4.22 No Insolvency Proceedings ..................................................................................................... 18 4.23 Prohibited Transaction ............................................................................................................. 18 4.24 Investment Representations and Warranties .......................................................................... 18 4.25 Existing Loans ......................................................................................................................... 19 4.26 Material Contracts ................................................................................................................... 20 4.27 Brokers .................................................................................................................................... 20 4.28 No Other Representations and Warranties ............................................................................. 20 ARTICLE V COVENANTS .......................................................................................................................... 21 5.1 Covenants of Contributors ....................................................................................................... 21 5.2 Mutual Covenants .................................................................................................................... 22 5.3 Covenants of the Caliber Entities ............................................................................................ 23 5.4 Property Management ............................................................................................................. 24 5.5 Supplements and Schedules ................................................................................................... 26 ARTICLE VI CONTROL RIGHTS ............................................................................................................... 26 6.1 Rights of the LTD Entities Before IPO ..................................................................................... 26 ARTICLE VII TAX MATTERS ..................................................................................................................... 26 7.1 Tax Returns ............................................................................................................................. 26 7.2 Cooperation ............................................................................................................................. 27 7.3 Transfer Taxes ........................................................................................................................ 27 7.4 Tax Contests............................................................................................................................ 27 7.5 Tax Agreement ........................................................................................................................ 28 ARTICLE VIII INDEMNIFICATION; SURVIVAL .......................................................................................... 28 8.1 General Indemnification ........................................................................................................... 28 8.2 Notice of Claims ...................................................................................................................... 29 8.3 Third Party Claims ................................................................................................................... 30 8.4 Procedure for Indemnification .................................................................................................. 30 8.5 Survival of Representations, Warranties and Covenants ........................................................ 31

8.6	Indemnity Limitations	31
8.7	Exclusive Remedy	32
ARTICLE IX PUBLIC OFFERING		33
9.1	No Assurance of Public Offering	33
9.2	Holding Period	33
ARTICLE X TERMINATION		33
10.1	Termination as to Specified Properties	33
10.2	Termination of Agreement	34
10.3	Effect of Termination	34
ARTICLE XI GENERAL PROVISIONS		34
11.1	Amendment	34
11.2	Entire Agreement	34
11.3	Counterparts	35
11.4	Applicable Law	35
11.5	Assignability	35
11.6	Titles	35
11.7	Third Party Beneficiary	35
11.8	Severability	35
11.9	Equitable Remedies	36
11.10	Attorneys' Fees	36
11.11	Notices	36
11.12	Computation of Time	37
11.13	Survival	37
11.14	Time of the Essence	37
11.15	Additional Definitions	37
EXHIBIT A	Contributors, Contributed Entities and Contributed Properties	1
EXHIBIT B	LTD Formation Transactions	1
EXHIBIT C	Excluded LTD Properties	1
EXHIBIT D	Form of Tax Treatment Consent	1
EXHIBIT E	Form of Assignment and Assumption of Membership Interests	2
EXHIBIT F	Form of Contract Assignment Agreement	1
EXHIBIT G	Form of Closing Certificate	2
EXHIBIT H	Form of FIRPTA Certificate	1
EXHIBIT I	Form of Tax Protection Agreement	1
EXHIBIT J	Form of Equity Holder Agreement	1
EXHIBIT K	Form of Advisory Agreement	2
EXHIBIT L	Joinder to Limited Partnership Agreement	1
EXHIBIT M	Investor Questionnaire	1

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- iv – 130116915.23 EXHIBIT N Form of Property Management Agreement ................................................................................ 1 Exhibit O Form of Management Agreement ................................................................................................. 1 Exhibit P Form of Advisor Fee Sharing Agreement .................................................................................... 10 SCHEDULE 1.1(d) Assumed Liabilities ..................................................................................................... 11 SCHEDULE 3.7 Caliber Brokers ................................................................................................................ 12 SCHEDULE 4.7 Contributor Third Party Consents Disclosure .................................................................. 13 SCHEDULE 4.11 Real Estate Matters ....................................................................................................... 14 SCHEDULE 4.13 Contributor Tangible Assets .......................................................................................... 15 SCHEDULE 4.14 Contributor Taxes .......................................................................................................... 16 SCHEDULE 4.15 Contributor Compliance With Laws ............................................................................... 17 SCHEDULE 4.16 Contributor Insurance Claims ........................................................................................ 18 SCHEDULE 4.18 Contributor Environmental Matters ............................................................................... 19 SCHEDULE 4.19 Contributor Privacy and Data Security .......................................................................... 20 SCHEDULE 4.21 Contributor Litigation ...................................................................................................... 21 SCHEDULE 4.25 Contributor Existing Loans ............................................................................................ 22 SCHEDULE 4.26 Contributor Material Contingent Liabilities .................................................................... 23 SCHEDULE 4.27 Contributor Brokers ....................................................................................................... 24 SCHEDULE 5.3 Caliber Retained Guaranteed Obligations ...................................................................... 25

1 Caliber-LTD Contribution to Operating Partnership 130116915.23 CONTRIBUTION AGREEMENT THIS CONTRIBUTION AGREEMENT (this “Agreement”) is made as of June 30, 2023 (the “Effective Date”), by and among CALIBER HOSPITALITY TRUST, INC., a Maryland corporation (“Caliber REIT”), CALIBER HOSPITALITY, LP, a Delaware limited partnership (“Operating Partnership” and, together with Caliber REIT, the “Caliber Entities”), on the one hand, and: i. GREENBRIER HOTEL PARTNERS ONE, LLC, a Virginia limited liability company (“GHP One”), ii. GREENBRIER CIRCLE TWO, LLC, a Virginia limited liability company (“GC Two”), iii. DEVI HOLDING COMPANY, L.L.C., a Virginia limited liability company (“Devi Holding”), iv. GREENBRIER CIRCLE LODGING ASSOCIATES LLC, a Virginia limited liability company (“GCLA”), v. GHP HOLDCO MEZZ, LLC, a Delaware limited liability company (“GHP Holdco”), vi. GREENBRIER HOTEL PARTNERS TWO, LLC, a Virginia limited liability company (“GHP Two”), vii. NMA HOLDCO MEZZ, LLC, a Delaware limited liability company (“NMA Holdco”) and together with GHP One, GC Two, Devi Holding, GCLA, the Oyster Point Contributors, GHP Holdco and GHP Two, each, a “Contributor” and collectively, the “Contributors”), and viii. LTD OYSTER POINT, LLC, a Virginia limited liability company (“LTD Oyster Point”), ix. LTD HOLLYMEAD, LLC, a Virginia limited liability company (“LTD Hollymead” and together with LTD Oyster Point, each a “Merging Entity” and collectively, the “Merging Entities”); and x. L.T.D. HOSPITALITY GROUP LLC, a Virginia limited liability company (“LTD” and together with the Contributors and Merging Entities, each, an “LTD Entity” and collectively, the “LTD Entities”). The Caliber Entities and the LTD Entities are herein collectively referred to as the “Parties” and each individually as a “Party.” Capitalized terms used herein and not otherwise defined shall have the meanings set forth in Section 11.15 of this Agreement. RECITALS WHEREAS, Contributors are the record and beneficial owners all of the equity interests (the “Contributed Interests”) in seven (7) property-owning entities (collectively, the “Contributed Entities” and, individually, a “Contributed Entity”) set forth on the attached Exhibit A under the heading “Contributed Entities”, WHEREAS, the Contributed Entities and the Merging Entities collectively own a portfolio of nine (9) hotel properties (collectively, the “Properties” or the “Portfolio”), identified on Exhibit A as being owned by the Contributed Entity or the Merging Entities as indicated on Exhibit A; WHEREAS, the operations of the Portfolio constitute the business of the Contributors and the Merging Entities (the “Business”); WHEREAS, (a) pursuant to the terms of this Agreement, Operating Partnership wishes to acquire, and Contributors wish to contribute, all of Contributors’ right, title and interest to the Contributed Interests,

2 Caliber-LTD Contribution to Operating Partnership 130116915.23 and (b) pursuant to the terms of the Merger Agreements, newly formed subsidiaries of the Operating Partnership (each, an “Acquisition Sub”) will merge with and into the Merging Entities with the Acquisition Subs as the surviving entities, in exchange for cash and/or the issuance of OP Units (as hereinafter defined) in a series of transactions (collectively, the “Contribution Transactions”) as further set forth in this Agreement, including, without limitation, in Section 1.3 (Tax Treatment) hereof, which the parties intend are properly treated for federal income tax purposes as (a) consolidations pursuant to Section 708(b)(2)(A) of the Internal Revenue Code of 1986, as amended, (the “Code”), and, accordingly, (i) contributions of property to the extent of OP Units received which are entitled to nonrecognition of gain pursuant to Section 721 of the Code, and (ii) sales of entity interests in each Contributor in exchange for the portion of the cash consideration received and deemed received, which is taxable solely to the ultimate recipients thereof previously holding such direct or indirect entity interests; and WHEREAS, certain structuring transactions are intended to be completed prior to the Closing Date as set forth on the attached Exhibit B (collectively the “LTD Formation Transactions”). NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and other terms contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto, intending to be legally bound herby, agree as follows: ARTICLE I CONTRIBUTION 1.1 Contribution Transaction. (a) Contribution of Properties. On the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined in Section 4.3), (i) each Contributor shall contribute and convey to Operating Partnership, or a wholly-owned subsidiary of Operating Partnership, all of such Contributor’s right, title and interest in and to the Contributed Interests owned and/or held by such Contributor free and clear of all encumbrances other than Permitted Encumbrances, (ii) each Acquisition Sub shall be merged with and into each Merging Entity, with each Acquisition Sub as the surviving entity, in exchange for which Operating Partnership shall pay and issue to such Contributor and Merging Entity (or such Unit Recipients and Cash Recipients designated by such Contributor or Merging Entity) such amount of cash and OP Units comprising the Closing Consideration having a total value equal to the Allocated Value for the Property owned by such Contributor’s Contributed Entity or by such Merging Entity, as set forth on Exhibit A attached hereto and made a part hereof. Each Contributor shall promptly, after the Closing, dissolve and liquidate, distributing in its dissolution and liquidation such cash and OP Units, if any, to its members with each Contributor remitting the amount of cash to those of its members who are Cash Recipients, all as set forth on the Closing Consideration Election Notice to be provided to Operating Partnership prior to the Closing. The LTD Entities, such Contributors, and the owners of each Merging Entity agree to enter into a joint voting and designation agreement with LTD pursuant to which such parties shall designate to LTD the exercise of their respective voting rights as holders of OP Units as to the rights described in Section 6.1 and summarized in Exhibit O hereto. (b) Excluded Properties. If, prior to the Closing, any of the Properties that is designated as or deemed to be a property that will not be contributed to Operating Partnership pursuant to the terms of this Agreement (each, an “Excluded Property”), then as of the date of such designation (i) such Property and Contributed Entity shall be added to Exhibit C hereto and this Agreement shall be deemed modified to exclude the Excluded Property and such Contributed Entity from the Properties and Contributed Entities that are subject to this Agreement, (ii) the Closing Consideration shall be reduced by the Allocated Value of the Excluded Property and (iii) the applicable Contributor and Operating Partnership shall have no further obligations or liabilities with respect to such Excluded Property and Contributed Entity hereunder other than those obligations and liabilities expressly stated to survive the termination of this Agreement with respect to such Excluded Property and Contributed Entity.

3 Caliber-LTD Contribution to Operating Partnership 130116915.23 (c) Sole Member Status. All of the Parties hereto agree that, because of the assignment and assumption of the Contributed Interests to Operating Partnership hereunder, Operating Partnership shall, at the Closing, become the sole member of each Contributed Entity for purposes of the organizational documents governing each Contributor’s Contributed Interests. (d) Assumed Liabilities. On the terms and subject to the conditions set forth in this Agreement, at the Closing, Operating Partnership shall assume from the Contributors only those liabilities of the Contributors used, held, arising from, or for use in connection with the Property’s Business, including, the Existing Loans and all liabilities and obligations arising under the Assumed Contracts (the “Assumed Liabilities”) all as set forth on Schedule 1.1(d). 1.2 Consideration. (a) Closing Consideration. As total consideration for the contribution by the Contributors of the Contributed Interests, the Caliber Entities agree to pay, issue or deliver to the Contributors at the Closing cash and OP Units (the “Closing Consideration”) having an aggregate value equal to the Contributed Entities’ estimated EBITDA for calendar year 2025 multiplied by 10.5x, as determined by the Contributors nationally recognized certified public accountant and certified by Contributors (the “EBITDA Threshold”) and agreed by the Operating Partnership prior to the Closing, currently estimated to equal a minimum of Two Hundred Nineteen Million Five Hundred Fifty Four Thousand Eight Hundred Sixty Nine and No/100 Dollars ($219,554,869) (the “Valuation”) plus the Mezz Debt Payoff Amount, as such amount may be reduced upon the exclusion of any Excluded Properties or Claims pursuant to Sections 1.1(b) hereof. The portion of the aggregate Closing Consideration to be delivered to each Contributor shall be the amount allocable to each Property (the “Allocated Value”) as set forth on Exhibit A attached hereto. The transaction will be treated as a part sale/part tax-free Code Section 721 transaction as provided in Section 1.3 below. (b) Closing Consideration Election Notice. No later than thirty (30) Business Days prior to the Closing Date, LTD shall deliver to the Caliber Entities an initial non-binding written notice (the “First Closing Consideration Election Notice”) setting forth the elements in subsections (i) and (ii) below with respect to each Contributor. No later than seven (7) Business Days prior to the Closing Date, LTD shall deliver to the Caliber Entities a written notice (the “Closing Consideration Election Notice”) setting forth the following with respect to each Contributor: (i) The aggregate amount of cash elected to be received by such Contributor at Closing (the “Cash Amount”) and the account or accounts to which such Cash Amount is to be delivered at Closing; provided, that the aggregate Cash Amount to be received by all Contributors shall not exceed thirty percent (30%) of the Valuation in all events plus the Mezz Debt Payoff Amount; and (ii) The aggregate number of OP Units to be delivered to such Contributor at Closing, which amount shall be equal to (A) the Allocated Value of such Contributor’s Property minus such Contributor’s Cash Amount minus the Mezz Debt Payoff Amount allocable to such Contributor minus the Assumed Debt Amount allocable to such Contributor plus the amount if any, by which Net Working Capital is greater than $0.00, minus the amount, if any, by which Net Working Capital is less than $0.00 divided by (B) the price per OP Unit, which the Parties hereby acknowledge and agree shall be an amount equal to $10.00 per OP Unit. For example, if the Allocated Value of a Property is $1,000,000, the Contributor elects to receive 30% of the Allocated Value in cash, the Mezz Debt Payoff Amount for such Property is $100,000, the Assumed Debt Amount for such Property is $100,000, and the Net Working Capital for such Property is $50,000, then the Closing Consideration shall be paid as follows: Cash Amount = 30% of the Allocated Value + Mezz Debt Payoff Amount = $300,000 + $100,000 = $400,000

4 Caliber-LTD Contribution to Operating Partnership 130116915.23 OP Units = (Allocated Value – Cash Amount - Mezz Debt Payoff Amount - Assumed Debt Amount + Net Working Capital) divided by Price per OP Unit = ($1,000,000 - $400,000 - $100,000 - $100,000 + 50,000) / $10.00 = 45,000 OP Units If a Contributor desires to designate Unit Recipients and/or Cash Recipients to receive its allocated portion of the Closing Consideration at the Closing, such Contributor(s) shall, in the Closing Consideration Election Notice, set forth (x) the Unit Recipients and/or Cash Recipients designated by such Contributor to receive OP Units and/or cash on the Closing Date in lieu of such Contributor receiving the OP Units and/or cash directly, (y) the amount of cash to be received by each Cash Recipient and wire instructions for the deposit account designated by each Cash Recipient, and (z) each Unit Recipient’s Pro Rata Percentage and the number of OP Units to be issued to each Unit Recipient (with the number of OP Units to be issued to each Unit Recipient rounded down to the nearest whole OP Unit, with any remaining fractional interest to be paid to such Unit Recipient in cash). If a Contributor fails to designate any Cash Recipients or Unit Recipients in the Closing Consideration Election Notice, then such Contributor will be deemed to have elected to be paid its percentage of Closing Consideration directly. (c) Delivery of Closing Consideration. At the Closing, on the terms and subject to the conditions set forth in this Agreement, the Closing Consideration allocable to each Contributor shall be delivered as follows: (i) Each Contributor’s allocable share of the Cash Amount (which includes such Contributor’s share of the Mezz Debt Payoff Amount) shall be delivered to such Contributor and/or its designated Cash Recipients in the amounts set forth in the Closing Consideration Election Notice by wire transfer of immediately available funds to the account or accounts designated in the Closing Consideration Election Notice; provided, that such Contributor’s share of the Mezz Debt Payoff Amount may, at such Contributor’s election, be paid directly to the applicable mezzanine debt lender at Closing on behalf of such Contributor; (ii) Each Contributor’s allocable share of the OP Units shall be issued to such Contributor and/or to its designated Unit Recipients in the amounts set forth in the Closing Consideration Election Notice; and (iii) Operating Partnership shall either satisfy or assume the Assumed Debt Amount allocable to such Contributor, and in the event Operating Partnership elects to satisfy such Assumed Debt Amount, Operating Partnership shall deliver such Assumed Debt Amount to the applicable lender by wire transfer of immediately available funds. (d) Post-Closing Adjustments. The Closing Consideration may be adjusted, upward or downward, by the amount of any adjustments arising from the Prorations (as defined herein). Any decrease or increase in the Closing Consideration because of the Prorations will adjust the Closing Consideration payable hereunder in the form of OP Units pursuant to this Section to the nearest whole number of OP Units, with any fractional amounts to be paid in cash. “Prorations” means those proration and adjustment amounts that are customarily applied to closings of hotel commercial real estate transactions in the county in which the Property is located, which amounts shall be calculated as of 11:59 p.m. (Pacific time) on the fifth (5th) day immediately preceding the scheduled Closing Date with a preliminary reconciliation within ten (10) Business Days following the Closing Date pursuant to which the Parties will true-up those Prorations that are determinable at such time. Each Contributor shall be entitled to such Contributor’s share of all income and, subject to the provisions in Section 2.4 regarding payment of Transaction Expenses, responsible for such Contributor’s share of all expenses associated with the Contributed Entity (and the Property owned by such Contributed Entity) contributed by such Contributor for the period of time up to but not including the Closing Date, and Operating Partnership shall be entitled to all such income and responsible for all such expenses for the period of time after and including the Closing Date. For a period of six (6) months following the Closing Date (or such longer period in order to obtain current year real estate and personal property tax bills, if applicable), the Parties shall work together in good faith to true-up the credit provided in this Section 1.2(d).

5 Caliber-LTD Contribution to Operating Partnership 130116915.23 1.3 Tax Treatment. (a) Section 721(a). Notwithstanding anything to the contrary in this Agreement (including, without limitation, the use of words and phrases such as “sell,” “sale,” “purchase” or “pay” or the treatment of the transactions contemplated hereby for purposes of GAAP), the Parties agree and acknowledge that any transfer, assignment or exchange by Contributors pursuant to this Agreement is intended to be governed by Section 721(a) of the Code, as the contribution of the Contributed Interests by Contributors to Operating Partnership in exchange for the OP Units, and not as a transaction in which Contributors are acting other than in their capacity as prospective limited partners of Operating Partnership. No Party shall assert any position on any Tax Returns (as defined in Section 7.1) that is inconsistent with the foregoing treatment, except as required by applicable law. (b) Code Section 708(b)(2)(A). Notwithstanding Section 1.3(a), the Parties acknowledge and agree to treat and report the contributions, conveyances and distributions provided for in this Article I and set forth on Exhibit A attached hereto and made a part hereof, as an assets-over form of consolidation of the Contributors for U.S. federal, state and local income tax purposes and within the meaning of Section 708(b)(2)(A) of the Code and U.S. Department of Treasury Regulation §1.708-1(c)(3)(i), with each Contributor being considered as terminated for purposes of and as provided by Treasury Regulations Section 1.708-1(c)(1) and with Operating Partnership being a new partnership rather than as a continuation of any Contributor, for U.S. federal, state and local income tax purposes. Each Contributor further agrees to treat and report for (but only for) U.S. federal, state and local income tax purposes, the distribution(s) of cash that each Contributor shall make to those of its members who/that are Cash Recipients pursuant to and as provided in Section 1.2(a) hereof (and the Closing Consideration Election Notice) and who shall have furnished to Operating Partnership its Tax Treatment Consent (as defined below) as an amount of consideration paid by Operating Partnership to each such member in exchange for all or a portion of such member’s membership interest in the Contributor with Operating Partnership being considered, again, for (but only for) U.S. federal, state and local income tax purposes, the successor member with respect to such membership interest or portion thereof, with the resulting U.S. federal, state and local income tax implications and consequences being as provided in Treasury Regulations Section 1.708-1(c)(4) and Example (5) of Treasury Regulations Section 1.708-1(c)(5). For purposes of the foregoing, the term “Tax Treatment Consent”, in the form attached hereto as Exhibit D, means with respect to any member of a Contributor who/that is a Cash Recipient, such member’s duly executed consent that is reasonably acceptable to Operating Partnership to treat and report the contributions, conveyances and distributions provided for in Article I hereof, as consideration received by such member from Operating Partnership in a sale by such member of all or a portion of its membership interest in the Contributor to Operating Partnership and which results in gain or loss to such member as provided in, and determined by, Section 741 of the Code and Treasury Regulations Section 1.741-1 and, otherwise, in accordance with and as provided by Treasury Regulations Section 1.708-1(c)(4) and Example (5) of Treasury Regulations 1.708- 1(c)(5). No Party shall take any position on any Tax Returns (as defined in Section 7.1) that is inconsistent with the foregoing treatment, except as required by applicable law. (c) Caliber TRS. At such time that Caliber REIT elects to be taxed as a real estate investment trust, the Operating Partnership shall cause the Properties comprising the Portfolio to be leased to one or more taxable REIT Subsidiaries of the Caliber REIT (the “Caliber TRS”) to comply with the rules and regulations applicable to REITs owning hospitality properties, which REIT Subsidiaries shall enter into management agreements with respect to the Properties with one or more “eligible independent contractors” within the meaning of Section 856(d)(9)(B) of the Code owned by LTD or one of its Affiliates. 1.4 Further Action. Subject to the LTD Entities’ control rights set forth on Exhibit O, if, at any time after the Closing Date, Operating Partnership shall determine or be advised (a) to change the transaction structure from the Caliber REIT “C” corp. to a limited liability company and assign all rights of Caliber REIT to such limited liability company, LTD shall agree and cooperate with such change, at Caliber’s cost and expense, and (b) that any deeds, bills of sale, assignments (including intellectual property assignments or other instruments, if applicable), certificates, affidavits, consents, assurances or other actions or items are necessary or desirable to vest, perfect or confirm of record or otherwise transfer the right, title or interest in or to the Contributed Interests contributed by Contributors to Operating Partnership

6 Caliber-LTD Contribution to Operating Partnership 130116915.23 and all rights and privileges associated with the Properties, Contributors shall reasonably cooperate, execute and deliver all such deeds, bills of sale, assignments (including any intellectual property assignments, if applicable), certificates, affidavits, consents, and assurances and take and do all such other actions and things as may be reasonably necessary or desirable to vest, perfect or confirm any and all right, title and interest in or to Contributed Interests or otherwise to carry out this Agreement. 1.5 Contribution Unwind; Put Right. Notwithstanding anything to the contrary herein except as set forth in this Section 1.5 and Section 1.6, each Contributor on behalf of itself and its Affiliate(s) constituent members, expressly understands and agrees that from and after the Closing, such Contributor shall have no right to demand or require the Contribution Transactions be reversed or otherwise terminated or redeemed. (a) To the extent an IPO or direct listing of Caliber REIT’s common stock through the New York Stock Exchange (“NYSE”), the National Association of Securities Dealers Automated Quotations Stock Market (“NASDAQ”), over-the-counter (OTC) or direct listing (“Direct Listing”) has not occurred within thirty-six (36) months following Closing, any Contributor (or each Person to whom the Contributors have transferred their OP Units) may, by a detailed written, unconditional, and irrevocable notice to the Operating Partnership at any time after such thirty-six (36) month period and prior to the occurrence of an IPO or Direct Listing (such notice, a “Put Redemption Notice”), elect to sell to the Operating Partnership (the “Put Right”) all the OP Units held by such Person (the “Put Interest”) at a price equal to $10.00 per OP Unit; provided, that if OP Units are issued to any other Additional Contributing Party at a valuation greater than $10.00 per OP Unit (assuming such Additional Contributing Party has not given greater consideration therefore), the redemption price payable to the Contributors or their transferees shall be increased to equal such greater amount. LTD’s exercise of the Put Right shall be subject to the requirements of the Operating Partnership governing documents, the Securities Act, the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and applicable SEC promulgations. The closing of each such redemption of OP Units shall take place no later than thirty (30) Business Days following receipt by the Operating Partnership of a Put Redemption Notice. At such closing, the Operating Partnership shall deliver the purchase price to the OP Unit holder in immediately available funds via wire transfer, and the OP Unit holder shall execute and deliver to the Operating Partnership all certificates, assignments and other instruments as required to transfer its Op Units to the Operating Partnership. (b) Notwithstanding the immediately preceding Section 1.5(a), any Direct Listing shall be through the necessary filings, as applicable, with the SEC to offer and trade Caliber REIT common stock through an exchange listed in the preceding paragraph; provided, that if a registration statement was filed within thirty-six (36) months and has not been declared effective by the SEC (the “IPO Effective Date”) by the thirty-sixth (36th) month following the Closing, Caliber REIT shall have the right to request and be granted a twelve (12) month extension and the Contributors’ Put Right shall automatically be extended for such period. Subject to any extension as provided in this paragraph, the Put Right shall expire on the date that is one year following the first day that LTD has the right to deliver the Put Redemption Notice. 1.6 Unwind. Subject to Section 1.6(a) and Section 1.6(b) below, within 45 days after the 5th anniversary following the Closing, if Caliber REIT is unable to timely satisfy the requirements for a Direct Listing, Caliber REIT or the Operating Partnership shall redeem the OP Units from any and all Contributors (or Persons to whom the Contributors have transferred their OP Units) who deliver a Put Redemption Notice by paying one hundred percent (100%) of the cash value of such OP Units within 60 days of receipt of the Put Redemption Notice. (a) If Caliber REIT or the Operating Partnership does not have sufficient cash to redeem such Contributors’ OP Units, which determination shall be conclusive, the Operating Partnership shall: (i) redeem thirty three and three tenths percent (33.3%) of the OP Units from those Contributors (or Persons to whom the Contributors have transferred their OP Units) who have delivered a Put Redemption Notice by paying the cash value of such Contributor’s OP Units within 60 days of receipt of the Put Redemption Notice, and converting the remaining sixty six and six tenths percent (66.6%) balance of such Contributor’s remaining OP Units to Preferred Units of the Operating Partnership with an

7 Caliber-LTD Contribution to Operating Partnership 130116915.23 annual 7.0% target dividend payable from Available Cash Flow for distribution (“Available Cash Flow” means, subject to applicable law, the governing board or General Partner if no governing board, from time to time may elect to distribute to the OP Unit Holders in proportion to their percentage interests as of the time of such distribution that amount with respect to each fiscal year or portion thereof cash receipts equal to the excess, if any, of the operating profit less all expenses including debt service obligations of the Operating Partnership, capital improvements, priority payments to senior interests holders of the Operating Partnership, future payments under any separate agreements and reserves for contingencies and anticipated obligations and any other amounts payable, as determined by the board or General Partner if no governing board); provided, however, that sale proceeds shall not be included in Available Cash Flow; and (ii) within 45 days after the 6th anniversary following the Closing, the Contributors shall have the right to deliver a second Put Redemption Notice to Caliber REIT, and under such terms shall elect to have the Operating Partnership either (x) convert the entire balance of such Contributors Preferred Units back to OP Units, or (y) redeem thirty three and three tenths percent (33.3%) of the Preferred Units for cash from those Contributors (or Persons to whom the Contributors have transferred their OP Units) who have delivered a second Put Redemption Notice by paying the cash value of such Contributor’s Preferred Units within 60 days of receipt of the second Put Redemption Notice; and (iii) within 45 days after the 7th anniversary following the Closing, the Contributors shall have the right to deliver a third Put Redemption Notice to Caliber REIT, and under such terms shall elect to have the Operating Partnership either (x) convert the remaining balance of such Contributor’s Preferred Units back to OP Units, or (y) redeem the remaining balance of the Preferred Units for cash from those Contributors (or Persons to whom the Contributors have transferred their OP Units) who have delivered a third Put Redemption Notice by paying the cash value of such Contributor’s remaining Preferred Units within 60 days of receipt of the second Put Redemption Notice. (b) At any time prior to the delivery of a second Put Redemption Notice or a third Put Redemption Notice, as described in Sections 1.6(a)(ii) and (iii) above, Caliber REIT shall have the right to deliver a Call Redemption Notice to any of the Contributors (or Persons to whom the Contributors have transferred their OP Units) who have previously delivered any Put Redemption Notice to Caliber REIT, and under such terms redeem the entire balance of those Contributor’s Preferred Units for cash and at a one hundred and two percent (102%) premium from those Contributor’s (or Persons to whom the Contributors have transferred their OP Units). 1.7 Put Right Procedures. LTD shall, following delivery of the Put Redemption Notice and at the closing, take all actions necessary in the determination of the Operating Partnership to consummate the contemplated transfer in Section 1.6(a) above, including, without limitation, entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate to consummate the sale and each exercising owner of OP Units shall represent and warrant to the Operating Partnership that (a) such Contributor (or exercising owner of OP Units) has full, right, title, and interest in and to the Put Interest, (b) such Contributor (or exercising owner of OP Units) has all the necessary entity power and authority and legal capacity and has taken all necessary action to sell the Put Interest as contemplated by herein, and (c) the Put Interest is free and clear of any and all liens, pledges, security interests, options, rights of first offer, encumbrances, or other restrictions or limitations of any nature whatsoever, other than those arising as a result of or under the terms of this Agreement. 1.8 Call Right Procedures. Caliber REIT shall, following delivery of the Call Redemption Notice, take all actions necessary in the determination of the Operating Partnership to consummate the contemplated transfer in Section 1.6(b) above, including, without limitation, entering into agreements and delivering certificates and instruments and consents as may be deemed necessary or appropriate to consummate the sale and each exercising owner of OP Units shall represent and warrant to the Operating Partnership that (a) such Contributor (or exercising owner of OP Units) has full, right, title, and interest in and to the Call Interest, (b) such Contributor (or exercising owner of OP Units) has all the necessary entity power and authority and legal capacity and has taken all necessary action to sell the Call Interest as contemplated by herein, and (c) the Call Interest is free and clear of any and all liens, pledges, security

8 Caliber-LTD Contribution to Operating Partnership 130116915.23 interests, options, rights of first offer, encumbrances, or other restrictions or limitations of any nature whatsoever, other than those arising as a result of or under the terms of this Agreement. ARTICLE II CLOSING AND CLOSING PROCEDURES 2.1 Closing. The Parties contemplate that the Closing (as defined below), may occur in one or more series’ as required lender, franchisor and Contributor consents to the Contribution contemplated in this Agreement are delivered. Upon the receipt of such consents, the consummation and closing of the transactions with respect to each Contributor, its Contributed Entity and its associated Property contemplated pursuant to this Agreement (the “Closing”) shall take place by electronic transmission of the documents listed in Section 2.3 below, on the first Business Day after the Parties satisfy or waive all of the conditions to the Closing applicable to such Contributor, its Contributed Entity and its associated Property set forth in Section 2.3 below, or as otherwise mutually agreed by the Parties. 2.2 Conditions to Closing. (a) Conditions to Each Party’s Obligations. The obligation of each Party to effect the transactions contemplated by this Agreement at a Closing with respect to any given Contributed Entity (and its associated Property) is subject to the satisfaction or written waiver of the following conditions: (i) Completion of all Exhibits hereto, including Exhibits J, K and N, to the mutual satisfaction of the Parties and (B) all Schedules hereto, including Schedules 4.11, 4.13, 4.14, 4.15,4.16, 4.17, 4.18, 4.19, 4.20,4.21, 4.24, 4.25 and 4.26, no later than thirty (30) days prior to the Closing. (ii) Receipt of a memorandum, issued by Deloitte & Touche, LLC, in a form mutually satisfactory to the Parties, determining which of (A) the Operating Partnership or (B) any of the LTD Entities qualifies as the “terminated partnership” and the “resulting partnership” pursuant to Section 708(b)(2) and Section 708(b)(2)(A) of the Code. (iii) The LTD Formation Transactions shall have occurred promptly following the execution of this Agreement but in all events, not later than thirty (30) days prior to the Closing Date. (iv) All consents and approvals of Governmental Authorities or other third parties necessary, in the determination of Caliber REIT or the Operating Partnership, including the waiver of any applicable right of first offer or right of first refusal with respect to the applicable Contributed Interests or Property and any consent or approval required under any applicable Existing Loan Documents or franchise agreements necessary for the Parties to consummate the transactions with respect to such Contributed Entity and Property contemplated hereby (except for those the absence of which would not have a Material Adverse Effect on the ability of any party hereto to consummate the transactions contemplated by this Agreement) shall have been obtained or waived in writing. Without limiting this Section 2.2(a), the Parties shall use their respective commercially reasonable efforts to obtain all Consents required to be obtained by such Party from any third party (other than any Governmental Authority to the extent otherwise addressed in this Section 2.2(a)) not less than thirty (30) days prior to the Closing in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Agreements. (v) No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, judgment, injunction or other Order (whether temporary, preliminary or permanent), in any case which is in effect and which prevents or prohibits consummation of the transactions contemplated in this Agreement with respect to such Contributed Entity and Property nor shall any of the same brought by a Governmental Authority of competent jurisdiction be pending that seeks the foregoing. (b) Conditions to Obligations of the Caliber Entities. The obligations of the Caliber Entities to consummate the transactions contemplated by this Agreement with respect to any given Contributed Entity

9 Caliber-LTD Contribution to Operating Partnership 130116915.23 (and its associated Property) are further subject to the satisfaction of the following conditions (any of which may be waived in writing by the Caliber Entities in whole or in part): (i) Except as would not have a Material Adverse Effect on the business of the Caliber Entities, the applicable Contributed Entity or its Property, the representations and warranties of the Contributors contained in this Agreement with respect to such Contributed Entity and Property shall be true and correct as of the Closing Date (except to the extent that any such representation or warranty speaks as of an earlier date, in which case such representation and warranty must be true and correct only as of such earlier date). [This Section 2.2(a)(vi) shall in no way limit, and shall be subject to, the provisions of Section 8.1.] (ii) The applicable LTD Entities shall have executed and delivered to the Caliber Entities each of the closing documents identified in Section 2.3(a) applicable to such Contributed Entity and Property along with any other agreements or instruments reasonably necessary to consummate the Contribution Transaction with respect to such Contributed Entity and Property, including Schedules 4.11, 4.15, 4.17, 4.18, 4.20, 4.24 and 4.25 (collectively, the “Contributor Closing Documents”). (c) Conditions to the Obligations of the LTD Entities. The obligations of the LTD Entities to consummate the transactions contemplated by this Agreement with respect to any given Contributed Entity (and its associated Property) are further subject to the satisfaction of the following conditions (any of which may be waived in writing by the LTD Entities in whole or in part): (i) Except as would not have a Material Adverse Effect on the businesses of the LTD Entities, the representations and warranties of the Caliber Entities contained in this Agreement shall be true and correct as of the Closing Date (except to the extent that any such representation or warranty speaks only as of an earlier date, in which case it must be true and correct only as of such earlier date). (ii) The applicable Contributor or its designees approved by the Caliber Entities shall be admitted as a limited partner of Operating Partnership in connection with its receipt of OP Units. (iii) The applicable Caliber Entities shall have executed and delivered to the LTD Entities each of the closing documents identified in Section 2.3(b) below, along with any other agreements or instruments reasonably necessary to consummate the Contribution Transactions (collectively, the “Caliber Closing Documents”). (iv) The minimum contributed asset value with respect to assets being contributed to Caliber REIT by the Caliber Entities, the Contributors, and any Additional Contributing Parties under an executed binding letter of intent shall be at least $350,000,000 in the aggregate as of the Closing Date subject to adjustment for any Excluded Property as set forth in Sections 1.1(a) and 10.3(b) hereof. (v) The minimum contributed asset value with respect to assets being contributed to Caliber REIT by all Contributors shall be at least Two Hundred Twenty-Four Million Five Hundred Eight Thousand Nine Hundred Eight and no/100 Dollars ($224,508,908) in the aggregate as of the Closing Date subject to adjustment for any Excluded Property as set forth in Sections 1.1(a) and 10.3(b) hereof and as set forth in the allocation schedule on file with Caliber REIT as provided by LTD. (vi) The Caliber Entities governing and/or material operative documents and instruments (including the Advisory Agreement, the Operating Partnership Agreement and the Charter and/or Bylaws of the relevant entity) shall have been amended, or a side letter or control rights agreement between the Operating Partnership and the Contributors shall have been entered into, to reflect certain mutually acceptable consent rights of LTD. (vii) The Caliber Entities and LTD shall have agreed on the process of determining how the LTD Entities shall have reasonable assurance of the consistency of financial distributions arising from

10 Caliber-LTD Contribution to Operating Partnership 130116915.23 the respective Contributed Entity Properties and such agreement shall have been memorialized in such instrument as the Parties agree. (viii) The Caliber Entities shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the Transaction Agreements to be performed or complied with by it prior to or on the Closing Date. 2.3 Documents to be Delivered at Closing. (a) Contributor Closing Documents. On each Closing Date, each applicable LTD Entity shall execute, acknowledge (where deemed reasonably necessary), and deliver to the Caliber Entities (or cause to be executed and delivered), in addition to any other documents mentioned elsewhere herein as required to effectuate the transactions hereunder, the following Contributor Closing Documents: (i) An assignment, assumption, and admission agreement (“Assignment Agreement”) substantially in the form of Exhibit E attached hereto executed by such Contributor, assigning its Contributed Interests to Operating Partnership with such Contributor acknowledging the admission of Operating Partnership as the successor to such Contributor’s Contributed Interests and further acknowledging Operating Partnership as a member of such Contributor’s Contributed Entity(ies). (ii) Assignment and assumption agreement (the “Contract Assignment”) substantially in the form attached hereto as Exhibit F, executed by such Contributor, assigning the Assumed Contracts to Operating Partnership or the applicable Caliber TRS. (iii) Signature pages to the Operating Partnership Agreement and the amendment and/or side letter thereto as described in Section 2.2(c)(vi). (iv) A closing certificate substantially in the form attached hereto as Exhibit G certifying (subject to Section 2.2(b)) as to the accuracy of all representations and warranties and the satisfaction of all covenants made by such Contributor in Article IV and Article V hereof, in each case except as would not have a Material Adverse Effect. (v) True, correct and complete copies of all resolutions, consents or partnership actions authorizing the execution, delivery and performance by such LTD Entity of this Agreement and the Contributor Closing Documents to which it is a party including a certificate in customary form attesting to their respective effectiveness and that no revocation, withdrawal, in whole or in part, has occurred. (vi) True, correct and complete copies of all organizational documents of such LTD Entity. (vii) An affidavit in the form attached hereto as an Exhibit H, from such Contributor certifying pursuant to Section 1445 and Section 1446(f) of the Code that such Contributor (or if such Contributor is an entity disregarded from its owner, such Contributor’s regarded owner) is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Code and the Treasury Regulations promulgated thereunder). (viii) All documents required by any lender, manager or franchisor in connection with the contribution of the Contributed Interests by such Contributor. (ix) All leases, management agreements, book and records, service contracts and other material documents in such Contributor’s possession or control relating to the operation of its respective Property (excluding confidential communications with investors and investor lists and other documents that cannot be disclosed pursuant to applicable law, including privacy laws).

11 Caliber-LTD Contribution to Operating Partnership 130116915.23 (x) Any other documents or instruments reasonably requested by Operating Partnership or required hereby reasonably necessary to assign, transfer and convey such Contributor’s Contributed Interests and effectuate the Contribution Transactions with respect to its Contributed Entity and Property as contemplated herein. (xi) An executed counterpart of the Tax Protection Agreement in the form attached hereto as Exhibit I. (xii) An executed counterpart of the Equity Holder Agreement in the form attached hereto as Exhibit J. (xiii) An executed counterpart to the Advisory Agreement in the form attached hereto as Exhibit K. (xiv) A Voting Rights Agreement for each of the Contributors, in a form mutually satisfactory to the Parties, executed by each of such Contributor’s respective members who are not identified on the Closing Consideration Election Notice. (xv) To the extent any Unit Recipients are to receive OP Units in connection with the contribution of the Contributed Interests, (A) a joinder page to the Operating Partnership Agreement in the form attached hereto as Exhibit L (the “Joinder Agreement”), (B) an Investor Questionnaire in the form attached hereto as Exhibit M (the “Investor Questionnaire”), and (C) such other information, certificates and materials reasonably requested by Operating Partnership in connection with its issuance of the OP Units to such Unit Recipient, in each case executed by each such Unit Recipients. (xvi) To the extent any of such Contributor’s members are to be Cash Recipients in connection with the contribution of the Contributed Interests, a Tax Treatment Consent executed by each such Cash Recipients as set forth in Section 1.3. (xvii) An executed counterpart of the currently existing management agreements with respect to Contributor’s Property and such replacement management agreement as the Parties determine that shall be by and between LTD and each Contributed Entity and the Operating Partnership, effective as of the Closing Date (each a “Management Agreement”) substantially in the form of the attached draft hereto as Exhibit N. (xviii) An executed counterpart of the Advisor Fee Sharing Agreement in the form attached hereto as Exhibit P. (b) Caliber Entities Closing Documents. On each Closing Date, the Caliber Entities shall execute and deliver to the LTD Entities (or cause to be executed and delivered), in addition to any other documents mentioned elsewhere herein as required to effectuate the transactions hereunder, the following Caliber Closing Documents: (i) Signature Pages to the Operating Partnership Agreement and the amendment thereto as described in Section 2.2(c)(vi). (ii) A closing certificate that shall be in customary form certifying (subject to Section 2.2(c)(i)), the accuracy of all representations and warranties in all material respects and the satisfaction in all material respects of all covenants made by the Caliber Entities in Article III and Article V hereof, in each case. (iii) True, correct and complete copies of all corporate instruments including resolutions, consents, partnership or corporate actions authorizing the execution, delivery and performance by each Caliber Entity of this Agreement and the Caliber Closing Documents including a attesting to their respective effectiveness and that no revocation, withdrawal, in whole or in part, has occurred.

12 Caliber-LTD Contribution to Operating Partnership 130116915.23 (iv) An executed counterpart to the Assignment Agreement. (v) All documents required by any lender, manager or franchisor in connection with the contribution of the Contributed Interests, including the Replacement Guarantees (as defined in Section 5.3). (vi) Any other documents reasonably necessary to assign, transfer and convey the Closing Consideration to such Contributor (and/or its designated Cash Recipients and Unit Recipients) and effectuate the Contribution Transactions. (vii) An executed counterpart of the Tax Protection Agreement. (viii) An executed counterpart of the Equity Holder Agreement. (ix) An executed counterpart of the Advisory Agreement. (x) An executed counterpart of the Management Agreement. (xi) Completion of the requisite documentation relating to Section 2.2(a)(v). (xii) A form of tax opinion by counsel to the Caliber Entities, in the form and substance reasonably acceptable to the Parties and delivered no later than thirty (30) days prior to Closing, with respect to Caliber REIT’s qualification or ability to qualify as a real estate investment trust upon its election to be treated as a REIT. (xiii) An executed counterpart of the Advisor Fee Sharing Agreement. 2.4 Closing Costs. At each Closing, the applicable LTD Entities will be reimbursed for the reasonable legal and accounting costs incurred by each LTD Entity in connection with the Contribution Transactions consummated at such Closing upon such LTD Entity’s submission of invoices therefor to the Caliber REIT (collectively, “Transaction Expenses”), excluding any income tax liability incurred by such LTD Entity in connection therewith. Such Transaction Expenses shall be paid at each Closing, with the amount to be paid at each Closing equal to (a) the Transaction Expenses directly allocable to each LTD Entity participating in such Closing plus (b) with respect to Transactions Expenses that are allocable to more than one LTD Entity or Property (including those not participating in such Closing), an amount allocated to the LTD Entities participating in such Closing in accordance with their respective Allocated Values as determined by LTD; provided, however, that notwithstanding the foregoing, the amount of Transaction Expenses to be reimbursed at each of the first and second Closings shall be no less than $250,000 per Closing. If this Agreement is terminated prior to the Closing, each Party shall bear all of its own transaction costs, including, but not limited to, all Transaction Expenses incurred by such Party; provided, however, that if the valuation of the Properties (as determined by the Contributors in good faith and agreed by the Operating Partnership based upon confirmation by Baird) is less than the EBITDA Threshold, the LTD Entities shall have the right to terminate this Agreement by delivery of a written notice to the Caliber Entities. If the LTD Entities deliver such termination notice to the Caliber Entities, then, within thirty (30) days following delivery and confirmation of receipt of such termination notice with invoices for the LTD Entities’ Transaction Expenses, the Caliber Entities shall reimburse the LTD Entities for Transaction Expenses in an aggregate amount of up to One Million Dollars ($1,000,000). 2.5 Tax Withholding. The Operating Partnership shall be entitled to deduct and withhold, from the Closing Consideration payable pursuant to this Agreement to the Contributors, such amounts as Operating Partnership is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Contributors.

13 Caliber-LTD Contribution to Operating Partnership 130116915.23 ARTICLE III REPRESENTATIONS AND WARRANTIES OF CALIBER ENTITIES As a material inducement to the LTD Entities to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Caliber Entities, on behalf of itself (except as otherwise set forth below), hereby makes to the LTD Entities each of the representations and warranties set forth in this Article III as of the date hereof and as of the Closing Date. 3.1 Organization of the Caliber Entities. Each Caliber Entity is duly organized, validly existing and in good standing under the laws of the jurisdiction of such entity’s organization, and is qualified to do business in each jurisdiction in which the operation of its business makes such qualification necessary or desirable. 3.2 Authority. Each Caliber Entity has full right, limited liability company power and authority to: (a) enter into this Agreement and each agreement, document and instrument including without limitation each Caliber Closing Document, to be executed and delivered by or on behalf of it pursuant to this Agreement; and (b) carry out the transactions contemplated hereby and thereby. This Agreement and each agreement, document and instrument executed and delivered by each Caliber Entity pursuant to this Agreement constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of such Caliber Entity, each enforceable in accordance with its respective terms, except as such enforceability may be limited by the Enforcement Limitations. 3.3 No Conflict. The execution, delivery and performance of this Agreement and each such agreement, document and instrument by the Caliber Entities: (a) does not and will not violate the organizational documents of the Caliber Entities; (b) does not and will not violate any foreign, federal, state, local or other Law applicable to the Caliber Entities, or require the Caliber Entities to obtain any approval, consent or waiver of, or make any filing with, any Person or authority (governmental or otherwise) that has not been obtained or made (or will not have been obtained or made on or before the Closing) or which does not remain in effect; and (c) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of, any indenture or loan or credit agreement or any other agreement, contract, instrument, Encumbrance, lease, permit, authorization, Order, writ, judgment, injunction, decree, determination or arbitration award to which any Caliber Entity is a party or by which the property of the Caliber Entity is bound or affected, in the case of each of (a), (b) and (c), in any manner that challenges or would reasonably be expected to impair the ability of the Caliber Entities to execute or deliver or materially perform its obligations under this Agreement and the documents executed by it pursuant to this Agreement or to consummate the transactions contemplated hereby or thereby. 3.4 OP Units Validly Issued. The OP Units to be issued to the Contributors pursuant to this Agreement have been duly authorized by Operating Partnership and, when issued against the consideration therefor, will be validly issued by Operating Partnership, free and clear of all Encumbrances except as created by the Operating Partnership Agreement or required by the Delaware Revised Uniform Limited Partnership Act. 3.5 Litigation. There is no action, suit or proceeding pending against the Caliber Entities that challenges or would reasonably be expected to impair the ability of Caliber Entities to execute, deliver or materially perform its obligations under this Agreement and the documents executed by it pursuant to this Agreement or to consummate the transactions contemplated hereby or thereby. 3.6 No Insolvency Proceedings. No bankruptcy or similar insolvency proceeding has been filed, or is currently contemplated, with respect to any Caliber Entity.

14 Caliber-LTD Contribution to Operating Partnership 130116915.23 3.7 Financing. The Operating Partnership shall provide notice at least 30 day prior to each Closing confirming to the LTD Entities that the Operating Partnership currently has, and anticipates it will have for each Closing, cash balances or other sources of immediately available funds that are sufficient to pay the Cash Amounts to be paid to the Contributors and the Transaction Expenses incurred by the LTD Entities in connection with the transactions contemplated hereby. 3.8 Brokers. No Caliber Entity has incurred any obligation for any finder’s, broker’s, investment bank’s, financial advisor’s or agent’s fees or commissions in connection with the transactions contemplated by this Agreement, except as set forth on Schedule 3.7. 3.9 No Other Representations and Warranties. Other than the representations and warranties expressly set forth in this Article III, the Caliber Entities shall not be deemed to have made any other representation or warranty in connection with this Agreement or the transactions contemplated hereby. 3.10 Reliance; Investigation of Caliber Entities. The Caliber Entities acknowledge and agree that (a) neither any of the LTD Entities nor any other Person has made any representation or warranty as to any Contributor, Contributed Entity or Property except as expressly set forth in Article IV of this Agreement (as modified by the Schedules hereto); (b) the Caliber Entities have not relied upon, and hereby disclaim any reliance on, any other representations or warranties (except as expressly set forth in Article IV) or other information made or supplied by or on behalf of any Contributor or Contributed Entity or any of their respective Affiliates or representatives, including projections or any information provided by or through their bankers, management presentations, data rooms or other due diligence information; and (c) any claims the Caliber Entities may have for breach of any representation or warranty (inclusive of claims based on Fraud) shall be based solely on the representations and warranties expressly set forth in Article IV of this Agreement (as modified by the Schedules). The Caliber Entities acknowledge and agree that the Caliber Entities (x) have made their own inquiry and investigation into, and, based thereon, have formed an independent judgment concerning, the Contributors, Contributed Entities and the Properties and (y) have been furnished with, or given adequate access to, such information about the Contributors, Contributed Entities and the Properties as the Caliber Entities have requested. ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTORS As a material inducement to the Caliber Entities to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Contributors with respect to itself, its Contributed Entity, and the Property owned by its Contributed Entity, makes to the Caliber Entities each of the representations and warranties set forth in this Article IV as of the date that is thirty (30) days prior to the Closing Date: 4.1 Organization of Each Contributor and Contributed Entity. Such Contributor is duly organized, validly existing under the laws of the respective jurisdiction of such entity’s organization, and is qualified to do business in each jurisdiction where such qualification is necessary. Such Contributor’s Contributed Entity is duly organized, validly existing and in good standing and otherwise qualified under the laws of the respective jurisdiction of such entity’s organization and is qualified to do business in each jurisdiction where such qualification is necessary. Each Contributor has provided (a) all organizational and governing documents of its Contributed Entity including all amendments thereto; (b) stock (or capital) records of its Contributed Entity, and (c) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the members and managers of its Contributed Entity of its Contributed Entity and all committees of the board of managers of as required to authorize the carrying out of the transactions contemplated by this Agreement. 4.2 Authority to Conduct Business. Such Contributor has the requisite limited liability company power and authority necessary to carry on the businesses in which it is engaged and to own and use the Property owned and used by it. Such Contributor’s Contributed Entity has the requisite limited liability company power and authority necessary to carry on the businesses in which it is engaged and to own and use the Property owned and used by it. Such Contributor delivered, or has caused to be delivered, to the Caliber Entities, correct and complete copies of the limited liability company agreement of such Contributor

15 Caliber-LTD Contribution to Operating Partnership 130116915.23 and Contributed Entity, as amended to date (each, a “Contributed Entity LLC Agreement”). Such Contributor, as the sole equity holder of such Contributor and such Contributor’s related Contributed Entity, is not in default under or in violation of any provision of its Contributed Entity LLC Agreement. 4.3 Ownership and Capitalization of Contributed Entity. One Hundred Percent (100%) of the equity interests in each Contributed Entity is held by the Contributor listed on Exhibit A and shall be transferred to the Operating Partnership at the Closing. This representation constitutes a Fundamental Representation. 4.4 Right to Issue Interests in Contributed Entities. Other than in connection with the LTD Formation Transactions or as expressly set forth in this Agreement, neither such Contributor nor its Contributed Entity has entered into any agreement or other document or instrument that obligates such party to issue interests in such Contributor or the owner of equity interests in such Contributed Entity after the date hereof to any party other than the LTD Entities and no other party other than the Contributor, whether third party or otherwise, has any right to claim a right to any interests of such Contributed Entity. 4.5 Authorization of Transaction. Subject to the receipt of third-party consents (or waivers) as required as a condition to closing pursuant to Section 2.2(a)(iv), such Contributor has full right and limited liability company authority and power to: (i) enter into or cause the entry into this Agreement and each other Transaction Agreement to which such Contributor is a party, including, without limitation, the applicable Contributor Closing Documents; (ii) carry out or authorize the carrying out of the transactions contemplated hereby and by the other Transaction Agreements to which such Contributor is a party; and (iii) transfer, contribute and deliver the Contributed Interests to Operating Partnership upon payment therefor in accordance with this Agreement. 4.6 Enforceability. This Agreement and each agreement, document, and instrument executed and delivered by or on behalf of such Contributor pursuant to this Agreement, any other Transaction Agreement or other related agreement by such Contributor or such Contributor’s Contributed Entity, constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of such Contributor, each enforceable in accordance with its respective terms, except as such enforceability may be limited by Enforcement Limitations. 4.7 No Conflict. Subject to the receipt of third-party consents (or waivers) as required as a condition to Closing pursuant to Section 2.2(a)(iv), the execution, delivery and performance by such Contributor of this Agreement, the other Transaction Agreements and each additional agreement, document and instrument to be executed and delivered by or on behalf of such Contributor pursuant to this Agreement, including, without limitation, the applicable Contributor Closing Documents to which such Contributor is a party: (i) does not and will not violate such Contributor’s limited liability company agreement or other governing instruments of such Contributor; (ii) does not and will not violate or conflict with any foreign, federal, state, local or other Law applicable to such Contributor or by which any of such Contributor’s Property(ies) are bound or subject, or require such Contributor to obtain any approval, consent or waiver of, or make any filing with, any Person or authority (governmental or otherwise) that has not been obtained or made or which does not remain in effect, except where such violation would not have a Material Adverse Effect; (iii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of, any indenture or loan or credit agreement or

16 Caliber-LTD Contribution to Operating Partnership 130116915.23 any other agreement, contract, instrument, Encumbrance, lease, permit, authorization, Order, writ, judgment, injunction, decree, determination or arbitration award to which such Contributor is a party or by which the property of such Contributor is bound or affected, or result in the creation of any Encumbrance on such Contributor or the Contributed Interests, except where such breach, default, acceleration or termination would not have a Material Adverse Effect; and (iv) does not and will not require such Contributor to obtain any Consent of any Governmental Authority or third party other than as set forth on Schedule 4.7 hereto, except where such failure to obtain consent would not have a Material Adverse Effect. 4.8 No Encumbrances. As of the Closing Date, such Contributor will be the beneficial and record holder of the Contributed Interests listed opposite such Contributor’s name on Exhibit A attached hereto, free and clear of any Encumbrances other than Permitted Encumbrances, and as of the Closing Date, will have the full power and authority to convey such Contributed Interests free and clear of any Encumbrances other than Permitted Encumbrances. 4.9 Conduct of the Business; No Material Adverse Effect. At all times between January 1, 2022, and until the Closing Date, such Contributor has conducted its Business in the Ordinary Course, and there has not occurred a Material Adverse Effect. 4.10 No Other Agreements to Sell. Such Contributor has not made any agreement with, and will not enter into any agreement with, and has no obligation (absolute or contingent) to, any Person other than the Caliber Entities to sell, transfer or in any way encumber the Property owned by such Contributor’s Contributed Entity nor to not sell such Property, or to enter into any agreement with respect to a sale, transfer or Encumbrance of such Contributed Interest or Contributed Entity’s Property. 4.11 Real Estate. Subject to Schedule 4.11 hereof, (i) Each Contributor has not received any written or, to the Knowledge of each Contributor, oral notice of any, and, to the Knowledge of each Contributor, there are no, existing or pending condemnation proceedings affecting all or any portion of the Properties. (ii) Except as disclosed in writing to the Caliber Entities, to each Contributor’s Knowledge, there is no action commenced in a court of law against such Contributor with respect to a property lease affecting any of the Properties. (iii) To the Knowledge of each Contributor, such Contributor has not received any written notice from any Governmental Authority as to planned or commenced public improvements which include special assessments or materially affecting such Contributor’s Property. (iv) Such Contributor has not received written notice of any violation by such Contributor of any building, zoning, subdivision or other land use Laws with respect to its Property that remains uncured. (v) Such Contributor has not either given nor received written notice of any default under any leases which has not been fully cured and, to such Contributor’s Knowledge, (i) neither such Contributor nor any other party to any of the leases is otherwise in material default of its obligations thereunder, and (ii) no event has occurred or circumstance exists that, with notice or the passage of time, or both, would result in the breach of or default by any such Contributor or the other party thereunder. Such Contributor has provided or made available to the Caliber Entities full and complete copies of each lease in such Contributor’s possession. 4.12 Title to Assets. Such Contributor’s Contributed Entity holding title to a Property has good, marketable and indefeasible fee simple title to such Property or a valid leasehold interest in, or valid, binding

17 Caliber-LTD Contribution to Operating Partnership 130116915.23 and enforceable contract rights in, or other legal and enforceable rights to possess and use such Property. Each Property is free and clear of all Encumbrances other than the Permitted Encumbrances. 4.13 Reserved. 4.14 Property Taxes. Included within the Property Information provided to the Caliber Entities are true, correct and complete copies of all real estate tax bills for such Contributor’s Property for the current tax year to the extent received by such Contributor. Subject to Schedule 4.14 hereof, such Contributor has not filed any application or commenced any proceeding and no application or proceeding is pending with respect to a reduction or increase of the taxes on such Property. 4.15 Compliance with Laws. Except for violations cured or remedied on or before the Effective Date and except as listed in Schedule 4.15, as of the Effective Date, such Contributor has not received any written notice from any Governmental Authority of any violation of any Law applicable to its Property that would have a Material Adverse Effect. LTD will deliver written notice to the Caliber Entities if it receives any written notice of any such violation or condition, financial or otherwise, between the Effective Date and the Closing. 4.16 Insurance Claims. Subject to Schedule 4.16 hereof that includes a “run loss report” from January 1, 2021, except as otherwise expressly disclosed in writing to the Caliber Entities, no Contributed Entity has made a claim in excess of One Hundred Thousand ($100,000) against the property insurance maintained with respect to such Contributed Entity’s Property during the past twelve (12) months. 4.17 Licenses and Permits. To such Contributor’s Knowledge, such Contributor’s Contributed Entity possess all such certificates, authorities or permits issued by the appropriate state or federal agencies or bodies necessary to conduct the Business conducted and to own and use its Property, except where failure to have any such certificates, authorities or permits would not have a Material Adverse Effect on its business operations of such Contributed Entity. Except as provided in in Schedule 4.17, to such Contributor’s Knowledge, such Contributor’s Contributed Entity has not, in the past twenty-four (24) months, received any written notice of proceedings from a Governmental Authority relating to the revocation or modification or any such certificate, authority or permit. 4.18 Environmental Matters. Except as set forth on Schedule 4.18, to such Contributor’s Knowledge, such Contributor has not received any written notice since 2018 from a Governmental Authority or private party that its Property is in violation of any federal, state and local laws, ordinances and regulations applicable to such Property with respect to Hazardous Substances that have caused any Material Adverse Effect and which violation has not been fully cured or remedied to eliminate any cleanup liability as required by the Governmental Authority. The representations and warranties contained in this Section 4.18 constitute the sole and exclusive representations and warranties made by such Contributor concerning environmental matters. 4.19 Privacy and Data Security. Such Contributor is in compliance with the privacy and data security requirements set forth in the franchise agreement between such Contributor (or its Contributed Entity) and the applicable franchisor, except where the failure to be in compliance would not have a Material Adverse Effect. 4.20 Taxes. (i) All Taxes (including, but not limited to, real estate Taxes due and owing with respect to such Contributed Entity’s Property and personal property Taxes) required to be paid by such Contributed Entity on or before the date hereof have been paid, and all Tax Returns required to be filed on or before the date hereof (taking into account any extensions to file previously received or available) by or on behalf of such Contributed Entity have been timely filed and such returns were, to the Knowledge of such Contributor, true, correct and complete in all material respects when filed; and (ii) there is no action, suit or proceeding pending against or, to the Knowledge of such Contributor, threatened in writing with respect to such Contributed Entity or its Properties in respect of any Tax, nor is any claim for additional Tax asserted by such Contributed Entity, nor to the Knowledge of such Contributed Entity, are any federal, state and local income or franchise Tax Returns of such Contributor the subject of any audit or examination by

18 Caliber-LTD Contribution to Operating Partnership 130116915.23 any taxing authority. Such Contributed Entity has not executed or filed with the Internal Revenue Service or any other taxing authority any agreement now in effect extending the period for assessment or collection of any income or other Taxes. 4.21 Litigation. Subject to Schedule 4.21 hereof claims in excess of $100,000 (which exclude claims made under Contributor’s insurance policy that the Contributors insurance company has accepted as covered under the insurance policy), there is no action, suit or proceeding pending or, to the Knowledge of such Contributor, threatened in writing against such Contributor’s Contributed Entity or that affects such Contributed Entity’s Property, which if adversely determined, would have a Material Adverse Effect on the condition, financial or otherwise, or the earnings or business affairs of such Contributed Entity or such Property. There is no action, suit, or proceeding pending or, to the Knowledge of such Contributor, threatened in writing against such Contributor that challenges or impairs the ability of such Contributor to execute or deliver, or materially perform its obligations under this Agreement or to consummate the transactions hereby. Schedule 4.21 hereof shall list any and all such claims as described in this Section 4.21 that seek relief in excess of One Hundred Thousand Dollars ($100,000). 4.22 No Insolvency Proceedings. No bankruptcy or similar insolvency proceeding has been filed, or is currently contemplated, by such Contributor. 4.23 Prohibited Transaction. Such Contributor nor any person, group or entity that such Contributor is acting, directly or indirectly for, or on behalf of, is named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or is otherwise a banned or blocked person, group, entity, or nation pursuant to any law that is enforced or administered by the Office of Foreign Assets Control, and such Contributor is not engaging in the transactions contemplated by this Agreement, directly or indirectly, on behalf of, or instigating or facilitating the transactions contemplated by this Agreement, directly or indirectly, on behalf of, any such person, group, entity or nation. Such Contributor is not engaging in the transactions contemplated by this Agreement, directly or indirectly, in violation of any laws relating to drug trafficking, money laundering or predicate crimes to money laundering. To such Contributor’s Knowledge, none of the funds of such Contributor have been or will be derived from any unlawful activity with the result that the investment of direct or indirect equity owners in such Contributor is prohibited by law or that the transactions contemplated by this Agreement or this Agreement is or will be in violation of applicable law. 4.24 Investment Representations and Warranties. Such Contributor acknowledges that the offering and issuance of the OP Units to be acquired by such Contributor pursuant to this Agreement are intended to be exempt from registration under the Securities Act and that the Caliber Entities’ reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of such Contributor contained herein. In furtherance thereof, such Contributor represents and warrants to the Caliber Entities as follows: (a) Such Contributor will be acquiring the OP Units for its own account and not with the view to the sale or distribution of the same or any part thereof in violation of the federal or state securities laws. (b) Such Contributor understands that the OP Units (or shares of Caliber REIT Class A common stock, if any, issued upon redemption of the OP Units) will not be registered under Securities Act of 1933, as amended (the “Securities Act”) and the securities laws of any state (“Blue Sky Laws”) by reason of a specific exemption or exemptions from registration under the Securities Act and applicable Blue Sky Laws and, therefore, may not be sold unless registered under the Securities Act or an exemption from registration is available. (c) Such Contributor is knowledgeable, sophisticated and experienced in business and financial matters and such Contributor fully understands the limitations on transfer imposed by the federal securities Law. Such Contributor is able to bear the economic risk of holding the OP Units for an indefinite period of time and is able to afford the complete loss of its investment in the OP Units, and such Contributor

19 Caliber-LTD Contribution to Operating Partnership 130116915.23 understands and has taken cognizance of all risk factors related to the purchase of the OP Units. Contributor is relying on its own independent analysis and assessment (including with respect to taxes), and the advice of its advisors (including tax advisors), and not upon that of the Caliber REIT or Operating Partnership, for purposes of evaluating, entering into, and consummating the transactions contemplated hereby. (d) Such Contributor is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act. (e) Such Contributor understands that an investment in Operating Partnership and the Caliber REIT involves substantial risks. Such Contributor has had the opportunity to review all documents and information which it has requested concerning its investment in Operating Partnership and the Caliber REIT and to ask questions of the proposed management of Operating Partnership and the Caliber REIT, and the business and prospects of such entities that such Contributor deems necessary or desirable to evaluate the merits and risks related to its investment in the OP Units, and such questions were answered to the satisfaction of such Contributor. (f) Such Contributor understands that the OP Units (and shares of the Caliber REIT common stock, if any, issued upon redemption of the OP Units), will bear a legend substantially to the effect of the following: The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state. The securities may not be offered, sold, transferred, pledged or otherwise disposed of without an effective registration statement under the Securities Act and under any applicable state securities laws, receipt of a no-action letter issued by the Securities and Exchange Commission (together with either registration or an exemption under applicable state securities laws) or an opinion of counsel acceptable to Operating Partnership that the proposed transaction will be exempt from registration under the Securities Act and applicable state securities laws; and that Operating Partnership or Caliber REIT, as the case may be, reserves the right to place a stop order against the transfer of the OP Units (and shares of the Caliber REIT common stock, if any, issued upon redemption of the OP Units), and to refuse to effect any transfers thereof, in the absence of satisfying the conditions contained in the foregoing legend. (g) The address set forth for Contributor set forth on Exhibit A is the address of such Contributor’s principal place of business, and such Contributor has no present intention of becoming domiciled in any country, state or jurisdiction other than the country and state in which such principal place of business is sited. (h) Such Contributor acknowledges and agrees that any OP Units issued to it on the Closing Date are not redeemable for a minimum of one year from the issuance date (or if an IPO has occurred, one year from the date of such IPO, if longer) and, during such period, may not be assigned, pledged, sold or otherwise transferred in whole or in part or subjected to any Encumbrance other than (i) the distribution of OP Units to such Contributor’s members upon the liquidation of such Contributor as contemplated in Section X above, or (ii) the grant of a pledge in favor of Operating Partnership. Any successor or assignee of such Contributor with respect to the OP Units will take the OP Units subject to the rights and limitations set forth in the Operating Partnership Agreement. 4.25 Existing Loans. Schedule 4.25 sets forth a true, correct and complete list, as of the date hereof, of all indebtedness for borrowed money presently encumbering such Contributor’s Contributed Entity or its Properties, but excluding all trade payables and equipment leases in the Ordinary Course (collectively, the “Existing Loans”), together with the outstanding balance of each such Existing Loan (subject to accrued interest from and after the last statement date). Other than the outstanding balance set forth with respect to each Existing Loan on Schedule 4.25 and any accrued interest on the Existing Loans, there are no other amounts outstanding under any Existing Loan. To the Knowledge of such Contributor, no monetary default (beyond applicable notice and cure periods) by such Contributor or its Contributed

20 Caliber-LTD Contribution to Operating Partnership 130116915.23 Entity, as applicable, exists under any of the Existing Loans and the documents entered into in connection therewith (collectively, the “Existing Loan Documents”); and to the Knowledge of such Contributor, no material non-monetary default (beyond applicable notice and cure periods) by such Contributor or its Contributed Entity, as applicable, exists under any of such Existing Loan Documents. True, correct and complete copies of all Existing Loan Documents in such Contributor’s possession or reasonable control have been provided to the Caliber Entities or will be provided within thirty (30) calendar days following the Effective Date and after the Effective Date will give notice to the Caliber Entities of any material information (including but not limited to defaults under, amendments to, or termination of) that affect the Existing Loan Documents. 4.26 Material Contracts. (a) Each Contributor has provided or made available to the Caliber Entities true, correct and complete copies of all Material Contracts listed on Schedule 4.26 and all other Contracts affecting the Business to which such Contributor or its Contributed Entity is a party as, and a written summary of the material terms of any verbal Material Contracts or other Contracts to which such Contributor or its Contributed Entity is a party. None of such Contributor, Contributed Entity nor, to the Knowledge of such Contributor, any other party thereto, is in or Knows of any breach of or default under any Material Contract and, to the Knowledge of such Contributor, no event has occurred that, with the passage of time or the giving of notice or both, would constitute such a breach or default. Such Contributor has not received a written or, to the Knowledge of such Contributor, verbal notice of breach or default or any event that with notice or lapse of time, or both, would constitute a breach or default by such Contributor or its Contributed Entity of any Material Contract. Each of the Material Contracts of such Contributor or its Contributed Entity is in full force and effect, and constitutes the valid and binding obligation of such Contributor or contributed Entity, as applicable, and enforceable against such Contributor or Contributed Entity, as applicable, except to the extent enforceability may be limited by any Enforcement Limitation. (b) To each Contributor’s Knowledge, the financial statements provided by or on behalf of such Contributor to the Caliber Entities for such Contributor’s Contributed Entity for the fiscal years ending on December 31, 2021 and December 31, 2022 and provided for the three (3) month period ending on March 30, 2023 and preliminary statements for the April 1 through June 30, 2023 period (it being understood that Contributor or Contributor’s Contributed Entity shall provide such statements within 30 days following the Effective Date and continue to provide such calendar year quarterly financial information for each quarter beginning April 1, 2023 until the Caliber Entities provide written notice to such Contributor or Contributor’s Contributed Entity following the Closing) are true, correct and complete (or with respect to the preliminary statements for the April 1 through June 30, 2023) in all material respects and disclose all material liabilities and fairly present the financial condition of such Contributed Entity as of the respective dates they were prepared and the results of the operations of such Contributed Entity for the periods indicated and shall include all material contingent liabilities other than (A) those which have been incurred in the ordinary course of business since the date of such financial statements, (B) those not required to be disclosed or reflected on financial statements prepared in accordance with GAAP, and (C) those liabilities set forth on Schedule 4.26; (c) All leases, management agreements, books and records (other than confidential investor communications), service contracts and other material documents relating to the operation of such Contributor’s Properties provided by or on behalf of such Contributor to the Caliber Entities are true, correct and complete in all material respects. 4.27 Brokers. Such Contributor has not incurred any obligation for any finder’s, broker’s, investment banks, financial advisor’s or agent’s fees or commissions in connection with the transactions contemplated by this Agreement, except as set forth on Schedule 4.27. 4.28 No Other Representations and Warranties. OTHER THAN THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE IV (INCLUSIVE OF SECTION 4.17 WITH RESPECT TO ENVIRONMENTAL MATTERS) OR IN THE CASE OF FRAUD, NO LTD ENTITY SHALL BE DEEMED TO HAVE MADE ANY OTHER REPRESENTATION OR WARRANTY IN

21 Caliber-LTD Contribution to Operating Partnership 130116915.23 CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE LTD ENTITIES HEREBY DISCLAIM ANY OTHER EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE CONTRIBUTORS, THE CONTRIBUTED ENTITIES AND THE PROPERTIES. EXCEPT AS OTHERWISE PROVIDED ABOVE IN THIS ARTICLE IV, THE CONDITION OF THE PROPERTIES AND OTHER ASSETS OF THE CONTRIBUTORS AND THE CONTRIBUTED ENTITIES SHALL BE “AS IS” AND “WHERE IS” AND THE LTD ENTITIES MAKE NO WARRANTY OF MERCHANTABILITY, SUITABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR QUALITY WITH RESPECT TO ANY OF THE TANGIBLE ASSETS OF THE CONTRIBUTORS OR THE CONTRIBUTED ENTITIES OR THE ABSENCE OF ANY DEFECT THEREIN, WHETHER LATENT OR PATENT. THE LTD ENTITIES ARE NOT, DIRECTLY OR INDIRECTLY, MAKING ANY REPRESENTATIONS OR WARRANTIES REGARDING ANY PRO-FORMA FINANCIAL INFORMATION, FINANCIAL PROJECTIONS, OR OTHER FORWARD-LOOKING STATEMENTS OF THE CONTRIBUTORS, THE CONTRIBUTED ENTITIES OR THE PROPERTIES. IT IS UNDERSTOOD THAT ANY DUE DILIGENCE MATERIALS MADE AVAILABLE TO THE CALIBER ENTITIES OR ANY OF THEIR AFFILIATES OR REPRESENTATIVES DO NOT, DIRECTLY OR INDIRECTLY, AND SHALL NOT BE DEEMED TO, DIRECTLY OR INDIRECTLY, CONTAIN REPRESENTATIONS OR WARRANTIES OF THE LTD ENTITIES, THEIR AFFILIATES, OR THEIR RESPECTIVE REPRESENTATIVES. ARTICLE V COVENANTS 5.1 Covenants of Contributors. (a) From the date hereof through the Closing Date, except as otherwise expressly provided for or as contemplated by this Agreement or the other agreements, documents and instruments contemplated hereby, each Contributor shall cause its respective Contributed Entity to (i) operate its hospitality Property and Business only in the Ordinary Course, (ii) use commercially reasonable efforts to maintain relationships with hotel guests and suppliers of the Business in the Ordinary Course, and (iii) use commercially reasonable efforts in the Ordinary Course to maintain the Properties in their current operating condition, consistent with past practice, pay debt obligations as they become due and payable (except as may be being contested in good faith and in a commercially prudent manner), and (iv) use commercially reasonable efforts in the Ordinary Course to preserve intact current business organizations and preserve relationships with lenders and others having business dealings with it, in each case consistent with past practice. (b) From the date hereof through the Closing Date or earlier termination of this Agreement, Contributors shall, upon reasonable written notice to any LTD Entity or Contributor, (i) afford to the Caliber Entities and its Representatives access at reasonable times during normal business hours to the officers, agents, properties, offices and other facilities (including, without limitation, the Property) of the Contributed Entities with respect to the Business and to the books and records thereof, and (ii) timely make available to the Caliber Entities and its Representatives such information concerning the operations, properties, contracts, records and personnel as may be reasonably requested, in writing, from time to time, by the Caliber Entities and its Representatives, and (iii) allow the Caliber Entities to perform non-invasive physical investigations and inspections of the Property, and to perform other compliance inspections and other investigations of the Business operations, in each case that are not disruptive to conducting the Business at the Property (including compliance with employment laws, rules and regulations applicable to the Contributed Entities), all to determine the suitability and condition of the Property and the Business operations and its employees in connection therewith (including interviewing the general manager and other key executive employees of the Property as designated in advance by LTD in writing in LTD’s sole discretion,), to the extent the Caliber Entities deems reasonably necessary, but in all events subject to at the option of the applicable LTD Entity and their respective counsel, in the presence of such LTD Entity representatives. (c) From the date hereof through the Closing Date, except as otherwise provided for or as contemplated by this Agreement or other agreements, documents and instruments contemplated hereby

22 Caliber-LTD Contribution to Operating Partnership 130116915.23 or thereby, no Contributor shall, without the prior written consent of the Caliber Entities, cause or permit its respective Contributed Entity to: (i) sell, transfer (or agree to sell or transfer, lease or exchange) or otherwise dispose of, or cause the sale, transfer or disposition of (or agree to do any of the foregoing) all or any portion of its interest in its Property; (ii) (A) issue or authorize the issuance of any securities or make any other changes to the equity capital structure of such Contributed Entity, or (B) purchase, redeem or otherwise acquire the equity interests of such Contributed Entity; (iii) issue, deliver, sell, transfer, dispose, mortgage, pledge, assign or otherwise encumber, or cause the issuance, delivery, sale, transfer, disposition, mortgage, pledge, assignment or other encumbrance of, any limited liability company or partnership interests or other equity interests of such Contributed Entity or its Properties; (iv) amend, extend, modify, enter into, or terminate any Material Contract relating to a Property, except on an arms-length basis, on market terms, and in the Ordinary Course or as proscribed in such Material Contract, including, without limitation, renewing a lease per its terms or enforcing the terms of such lease or Material Contract; provided, however, that Contributed Entity shall provide the maximum notice to the Caliber Entities of any such event but in no event less than 90 days’ notice; (v) take or omit to take any action to cause any Encumbrance to attach to any Property, except for the Permitted Encumbrances; (vi) mortgage, assign, pledge, hypothecate, or otherwise encumber (or permit to become encumbered) in any manner all or any portion of any Property, except for the Permitted Encumbrances; (vii) amend the operating agreement of such Contributed Entity; (viii) alter materially the manner of keeping the books, accounts or records or the accounting practices therein reflected, of such Contributed Entity, except as required by law; (ix) adopt a plan of liquidation, dissolution, merger, consolidation, restructuring, recapitalization or reorganization with respect to such Contributed Entity; (x) violate in any material respect, or fail to use commercially reasonable efforts to cure any material violation of any Existing Loan Documents, the organizational documents of such Contributed Entity, or applicable Laws; or (xi) authorize, commit or agree to take any of the foregoing actions. 5.2 Mutual Covenants. (a) Each LTD Entity and each Caliber Entity shall use commercially reasonable efforts and cooperate with each other in (a) determining promptly whether any filings are required to be made or consents, approvals, waivers, permits or authorizations are required to be obtained (under any applicable Law or regulation from any Governmental Authority or third party) in connection with the transactions contemplated by this Agreement and (b) making promptly any such filings, furnishing information required in connection therewith and timely seeking to obtain any such consents, approvals, waivers, permits or authorizations. (b) Upon the terms and subject to the conditions set forth in this Agreement, including those set forth in this Section 5.2(b), Caliber Entities and the Contributors shall use their respective commercially

23 Caliber-LTD Contribution to Operating Partnership 130116915.23 reasonable efforts to promptly (i) take, or to cause to be taken, all actions, and to do, or to cause to be done, and to assist and cooperate with the other in doing, all things reasonably necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement and the other Transaction Agreements, and (ii) execute and deliver any additional instruments necessary to consummate the transactions contemplated by this Agreement and the other Transaction Agreements. No Party shall consent to any voluntary delay of the consummation of the transactions contemplated by this Agreement or the other Transaction Agreements at the behest of any Governmental Authority without providing written notice to the other Parties. (c) Subject to applicable legal limitations and instructions of any Governmental Authority, franchisor or lender, each Party shall promptly notify the other Party of any written communication such Party or any of its Affiliates receives from any such parties relating to the transactions that are the subject of this Agreement and permit the other Party a reasonable opportunity to review in advance any proposed substantive communication by such Party to any Governmental Authority, franchisor or lender. Prior to the Closing, no Party nor any of their respective Representatives shall contact, communicate with, submit any documentation to, or make any filing with any Governmental Authority, franchisor or lender in connection with any of the transactions contemplated by this Agreement or the other Transaction Agreements without the prior written consent of the Contributors, on the one hand, or Caliber Entities, on the other hand, as the case may be, provided, that the Parties shall acknowledge that time is of the essence and that a failure of a Party to respond upon confirmation of receipt of a written notice from the other Party after 10 Business Days shall be deemed approval and consent with respect to such inquiry. Subject to any applicable legal restrictions and to the extent practicable under the circumstances, none of the Parties shall agree to participate in any substantive meeting with any Governmental Authority, franchisor or lender in respect of any filings, investigation (including any settlement of the investigation), litigation or other inquiry in connection with the transactions hereunder unless such Party consults with the other Party in advance and, where permitted, allows the other Parties to participate to the extent practical; provided, however, that such Party shall, within one calendar day provide a summary and such details as the other Party reasonably determines necessary, regarding the substance of the status of any such matter. Subject to applicable legal limitations and instructions of any Governmental Authority, franchisor or lender, the Parties will: (i) coordinate and cooperate with each other in exchanging such information and providing such assistance as the other party may reasonably request in connection with its communications with any Governmental Authority, franchisor or lender, (ii) provide each other’s outside counsel with copies of all written correspondence, filings or communications between them or any of their Representatives, on the one hand, and any Governmental Authority, franchisor or lender or members of such Governmental Authority, franchisor or lender’s staff, on the other hand, with respect to this Agreement and the transactions contemplated by this Agreement and the other Transaction Agreements and (iii) prior to submitting any meaningful substantive written communication to any Governmental Authority, franchisor or lender, that would materially and adversely affect the routine Business operations, permit the other Parties’ counsel a reasonable opportunity to review in advance, and consider in good faith, the views of the other Party provided in a timely manner, in connection with any such communication; provided, however, that materials may be redacted as necessary (x) to comply with contractual obligations or restrictions, (y) to address reasonable attorney-client or other privilege or confidentiality concerns, and (z) to protect the confidentiality of competitively sensitive information. For the avoidance of doubt, and notwithstanding anything to the contrary set forth herein, in no event shall the provisions set forth in this Section 5.2(c) apply with respect to the Contributors or any of its Affiliates with respect to Tax matters. 5.3 Covenants of the Caliber Entities. As used in this Section 5.3, “Existing Guarantees” means any (i) guaranty or environmental indemnity relating to an Existing Loan, or (ii) guaranty of any contractual obligations relating to any franchise agreement of a Property, to which an LTD Entity, Neel Desai, Malay Thakkar or any of their Affiliates (each, an “LTD Guarantor”) is a party as listed on Schedule 5.3 hereto (Contributor agrees Contributors have no management agreement guarantees and this representation shall be deemed a representation under Article IV). Prior to the Closing Date, the Caliber Entities shall use commercially reasonable efforts to have a substitute guarantor with reasonable financial wherewithal customary for assets Contributor is contributing to (i) replace each LTD Guarantor such that effective as of the Closing Date, the Caliber REIT, and/or Operating Partnership or such other Caliber Entity as set forth above, becomes the sole guarantor party to the Existing Guarantees; provided, however, that

24 Caliber-LTD Contribution to Operating Partnership 130116915.23 in no event shall the failure to accomplish the foregoing constitute a default hereunder; or (ii) enter into replacement guarantees or environmental indemnities, as applicable, acceptable to the Caliber REIT and/or Operating Partnership no more burdensome than the obligations borne by the LTD Guarantor as set forth under the Existing Guarantees (collectively, “Replacement Guarantees”) with respect to all obligations covered therein or as may be required by such Existing Loan; provided, that in each instance, the LTD Guarantors under the Existing Guarantees shall be expressly released from any and all obligations from and after the Closing of such Contributor; provided, further, that to the extent that a lender or other counterparty to an Existing Guaranty does not permit the removal of the LTD Guarantors from each of the Existing Guarantees or requires the LTD Guarantors to be party to any Replacement Guarantees, the Caliber Entities and the applicable LTD Guarantors shall enter into a separate mutually agreeable contribution and indemnification agreement in customary form pursuant to which the Caliber Entities shall indemnify and hold harmless the applicable LTD Guarantors from and against any Claims or Losses (as defined in Section 8.1) arising from and after the Closing Date under any such Existing Guaranty or Replacement Guaranty and the LTD Guarantor shall, at all times, fully cooperate with the Caliber replacement guarantor. The Parties acknowledge that (i) the LTD Guarantor shall not be released as of the Closing Date from the Existing Guarantees as to contractual obligations arising from and after the Closing Date relating to certain financing obligations (the “Retained Guaranteed Obligations”), (ii) the Caliber Entities shall not enter into Replacement Guarantees at the Closing covering the Retained Guaranteed Obligations, (iii) the Caliber Entities agree that the Caliber Entities will enter into Replacement Guarantees covering the Retained Guaranteed Obligations at such time as LTD Guarantors are released from the Retained Guaranteed Obligations, and (iv) the Caliber Entities agree to indemnify and hold harmless the LTD Guarantors with respect to the Retained Guaranteed Obligations pursuant to Section 8.1(c) hereof. (a) Each Contributor expressly acknowledges that the Caliber Entities are actively seeking additional other initial contributing parties to Operating Partnership (“Additional Contributing Parties”). The Operating Partnership agrees to deliver written notice of such Additional Contributing Parties to LTD promptly upon entering into negotiations with any Additional Contributing Party, and each Contributor agrees that Operating Partnership or any Affiliate thereof shall be the primary contact with respect to discussions and due diligence with respect thereto. Any due diligence conducted by the LTD Entities with respect to such Additional Contributing Parties shall be coordinated through the Caliber Entities and in no event cause disruption to the Caliber Entities discussions with such Additional Contributing Parties. (b) The Operating Partnership will not enter into a contribution arrangement with Encore Hospitality, LLC (“Encore”) that does not contain substantially the same terms and conditions thereunder as provided in this Agreement with the LTD Entities; provided, however, that the LTD Entities acknowledge and agree that Encore may acquire an ownership interest in Caliber Hospitality Management Co., LLC, an affiliate of CaliberCos, Inc. (the “Advisor”) and in such event, a portion of the fees derived from the Advisory Agreement between the Advisor and the Caliber Entities may be allocated to Encore and Encore may have more favorable rights than the LTD Entities based on its ownership interest in the Advisor, provided that (i) Encore shall not have such more favorable rights unless Encore acquires more than a 49% equity ownership interest in Advisor and agrees to pay at least 49% of the organizational costs of the Caliber REIT (regardless of whether the IPO is successful), (ii) such more favorable rights shall not include increasing Encore’s valuation to more than 10.5x forecasted 2025 EBITDA (or increasing Encore’s conversion valuation to more than $10.00 per OP Unit) unless the same increased valuation is granted to the Contributors, (iii) the Caliber Entities shall promptly provide written notice to the Contributors of all such favorable rights and the Contributors shall be granted such more favorable rights at their option upon written notice thereof to the Caliber Entities, and (iv) all such ownership interests and fee allocations shall be structured in such a manner so as to permit the Caliber REIT to qualify as a real estate investment trust pursuant to Section 856 of the Code. 5.4 Property Management. (a) The LTD Entities expressly agree that Caliber REIT, Operating Partnership and the Caliber TRS initially will be managed externally by the Advisor; provided, however, that Caliber REIT agrees that LTD will continue to be the property manager with respect to the Properties owned by the Contributed Entities and may not be terminated as property manager other than for cause as defined in each applicable

25 Caliber-LTD Contribution to Operating Partnership 130116915.23 property management agreement. Following the Closing, if a Contributed Property within the “LTD Territory” is sold and a replacement property within the “LTD Territory” is acquired that is not subject to an existing management agreement, Caliber REIT agrees to offer LTD management of such property on terms substantially similar to those governing other LTD property management agreements; provided, however, that if such replacement Property is subject to an existing management agreement that does not require the existing manager thereof to continue as manager, Caliber REIT shall endeavor to replace such Contributed Property with LTD with a management agreement on terms substantially similar to those in the terminated property management agreement, unless otherwise prohibited or burdensome to Caliber REIT, in the determination of Caliber REIT, which determination shall be conclusive; provided, however, that if such replacement hotel property is not acquired within six (6) months of sale, Caliber agrees to pay to LTD a reasonable estimate of scheduled property management fees LTD would have received under the terminated property management based upon the twelve (12) month time period preceding such sale until such date a replacement hotel property has been added as a hotel managed by LTD. “LTD Territory” means the following States of the United States of America: Maine, Massachusetts, New Hampshire, Vermont, New York, Connecticut, Pennsylvania, Delaware, Maryland, Virginia, West Virginia, North Carolina, South Carolina, Georgia and Florida; provided however, that if another Founding Contributor currently operates hospitality properties within such states listed in this sentence, then LTD Territory shall not include such State; and provided, further, that if another Founding contributor then operates a hospitality property in the LTD Territory, such hospitality property shall be deemed by LTD to be excluded from the LTD Territory. (b) LTD satisfies, and to the Knowledge of the Caliber Entities, LTD satisfies as of the Effective Date the “eligible independent contractor” rules under the Code and will satisfy, as of the date on which Operating Partnership acquires such Properties, such rules. Subject to compliance with the Code provisions governing real estate investment trusts that own hospitality properties, the hotel property management agreements between LTD and each Contributed Entity in effect as of the Closing Date shall, if not assumed by or continued under the Operating Partnership, be terminated and replaced at the Closing with property management agreements substantially in the form attached hereto as Exhibit N and as mutually agreed to between the Parties and LTD shall remain as the property manager under each such agreement following the Closing. New assets acquired by or contributed to Operating Partnership after the Closing may be managed by LTD or other hotel operators, as designated by the Caliber REIT; provided, that Caliber REIT shall designate LTD as the property manager for any hotel asset sourced by an LTD Entity or whose owners were introduced to the Caliber Entities by an LTD Entity. (c) Caliber REIT agrees that new property management or other agreements providing for the management of the Properties, as required by the Caliber TRS (the “Ancillary Management Agreements”), would address any future internalization of the management function by the Caliber REIT regarding the Properties, including the internalization of the Advisor; provided, that no such new Ancillary Management Agreements shall be entered into with respect to a Property contributed or sourced by an LTD Entity without the prior written consent of LTD. The Ancillary Management Agreements shall be uniform across all Properties and shall provide for a three percent (3%) base management fee, a to-be-determined incentive fee, and other mutually agreeable terms. The Caliber REIT shall have the flexibility to utilize a lower fee structure with respect to third-party hotel properties (acquired or sourced from parties other than the LTD Entities) that are subject to a management agreement that utilizes a lower fee structure. The Ancillary Management Agreements would allow for a potential sale or assignment of the Ancillary Management Agreements by the Caliber TRS to the Caliber REIT, Operating Partnership or external parties, as negotiated. (d) The Parties agree that, to the extent the Caliber REIT requires any “internal” officers or employees, LTD and the Caliber REIT shall work together in good faith to identify and engage such persons to enable the Caliber REIT to assemble a best-in-class management team. Except as otherwise limited by this Agreement, each of the LTD Entities and the Caliber REIT would be permitted to conduct its business, subject to a non-compete agreement in a form to be mutually agreed upon with respect to establishing a competitive REIT or operating a competitive hotel property or properties. (e) The Caliber REIT intends to establish an investment committee of the Board of Directors (the “Board”) comprised of no more than three (3) members, one of which shall be designated by LTD, that

26 Caliber-LTD Contribution to Operating Partnership 130116915.23 would review and approve acquisitions and dispositions recommended by the Advisor all as set forth in the Caliber REIT governing document or such other limited partnership or limited liability company as may exist. Prior to the foregoing, any pass through entity (for example, a limited liability company or limited partnership), will have an advisory board comprised of no more than three (3) members to function as an advisory “board of managers”, which board shall include one LTD representative (either Neel Desai or Malay Thakkar) as an advisory board member. 5.5 Supplements and Schedules. From the date hereof until fifteen (15) Business Days before the Closing, the LTD Entities shall have the right to deliver any Schedules not attached hereto on the Effective Date and to amend or supplement any of the Schedules hereto with respect to any matter hereafter arising or of which the LTD Entities first become aware after the date hereof by disclosing to the Caliber Entities in writing (in the form of an updated Schedule) any variances from or inaccuracies in the Contributors’ representations and warranties contained in Article IV; provided, however, that to the extent that a disclosure on any such Schedule delivered pursuant to this Section 5.5 has a Material Adverse Effect on the contribution transaction, then the Caliber Entities may deem the applicable Property to be an Excluded Property. If, however, the Caliber Entities proceed to a Closing with respect to such Property, then the delivery of any such Schedule will be deemed to have qualified the applicable representations and warranties contained in Article IV as to the applicable Contributor, Contributed Entity and Property and the Caliber Entities shall not be entitled to indemnification with respect thereto. ARTICLE VI CONTROL RIGHTS 6.1 Rights of the LTD Entities Before IPO. The Parties intend, before the effectiveness of the IPO (as defined in Section 9.1), that the LTD Entities will have certain voting or veto rights as partners of the Operating Partnership and/or as a member of the board of directors of the Caliber REIT described in Section 5.4 above and as summarized on Exhibit O hereto, which may be incorporated into a membership rights agreement, the Advisory Agreement, Operating Partnership Agreement, and/or the governing documents of the Caliber REIT and during such pre-IPO period; provided, however, that LTD Entities acknowledge and agree that (i) the existing REIT governing documents and related instruments, will be updated in connection with the foregoing either before or within thirty (30) Business Days following the execution of this Agreement, (ii) allocation of Founders Shares and allocation of certain revenues of the Advisor under the Advisory Agreement designed to reasonably assure that the current net cash benefits to members of the Contributors will not be disrupted, and to effect the foregoing, among other things, the Caliber REIT or Operating Partnership may, in the discretion of such Parties, result in the creation of a new class of preferred interests in favor of CaliberCos to assure that CaliberCos maintains control of the REIT in all events. ARTICLE VII TAX MATTERS 7.1 Tax Returns. The following provisions shall govern the allocation of responsibility and payment of Taxes as between the Caliber Entities and the Contributors for certain Tax matters following the Closing Date: (a) The Contributors shall prepare or cause to be prepared and file or cause to be filed, all Tax Returns for each of the Contributors and it’s Contributed Entities for all periods ending on or prior to the Closing Date that are required to be filed after the Closing Date; provided, that the Caliber Entities shall have the right to review and comment on such Tax Returns prior to filing and the Contributors shall take into consideration any revisions to such Tax Returns as are reasonably requested by the Contributors; and provided, further that in no event shall any such returns create the risk of a Material Adverse Effect. The Caliber Entities hereby recognize each Contributor’s authority to execute and file, on behalf of the Contributed Entities, all such Tax Returns (and agrees to take all action necessary to ensure such authorization in conformity with applicable Law and principles of good governance generally). To the extent not otherwise paid by such Contributor to the appropriate taxing authority, each Contributor shall reimburse the applicable Caliber Entity for Taxes of any Contributed Entity with respect to all such Tax Returns within

27 Caliber-LTD Contribution to Operating Partnership 130116915.23 fifteen (15) Business Days after payment by a Caliber Entity and/or any Contributed Entity of such Taxes. All such Tax Returns shall be prepared in a manner that is consistent with the past custom and practice of the Contributed Entities, except as required by a change in applicable Law. (b) The Caliber Entities shall prepare or cause to be prepared and file or cause to be filed, subject to the review and reasonable approval of Contributor (with at least ten (10) Business Days’ notice prior to filing), any Tax Returns of any Contributed Entity for Tax periods that begin immediately before the Closing Date and end after the Closing Date. Contributor shall pay to the applicable Caliber Entity, within fifteen (15) Business Days before the date on which Taxes are to be paid with respect to such periods, an amount equal to the portion of such Taxes that relates to the portion of such Tax period ending on the Closing Date. For purposes of this Section 7.1(b), in the case of any Taxes that are imposed on a periodic basis and are payable for a Tax period that includes (but does not end on) the Closing Date, the portion of such Tax that relates to the portion of such Tax period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income, gains or receipts (including sales and use taxes), or employment or payroll Taxes, be deemed to be the amount of such Tax for the entire Tax period multiplied by a fraction the numerator of which is the number of days in the Tax period ending on the Closing Date and the denominator of which is the number of days in the entire Tax period, and (y) in the case of any Tax based upon or related to income, gains or receipts (including sales and use taxes), or employment or payroll Taxes, be deemed equal to the amount that would be payable if the relevant Tax period ended on the Closing Date. Any credits relating to a Tax period that begins before and ends after the Closing Date shall be taken into account as though the relevant Tax period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with reasonable prior practice of the Contributed Entities as applicable. (c) The Caliber Entities shall prepare and cause to be prepared and file or cause to be filed all other Tax Returns of the Contributed Entities. 7.2 Cooperation. The Caliber Entities, and each of the Contributors agree to retain all books and records with respect to Tax matters pertinent to the Contributed Entities, and their respective Property relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by any Caliber Entity, any extensions thereof) of the respective Tax periods, and to abide by all record retention agreements entered into with any taxing authority. Each of the Contributors shall give the Caliber Entities reasonable written notice prior to transferring, destroying or discarding any such books and records and, if any Caliber Entity so requests, each of the Contributors shall allow Caliber Entities to take possession of such books and records at such Caliber Entity’s expense. 7.3 Transfer Taxes. All sales, use and transfer taxes, bulk transfer taxes, deed taxes, conveyance fees, documentary and recording charges and similar taxes imposed as a result of the transactions contemplated by this Agreement, together with any interest, penalties or additions to such transfer taxes or attributable to any failure to comply with any requirement regarding Tax Returns (“Transfer Taxes”), shall be paid by the Caliber Entities. The Caliber Entities and each of the Contributors shall cooperate in filing all necessary Tax Returns under applicable Law with respect to Transfer Taxes. 7.4 Tax Contests. The Caliber Entities shall inform each of the Contributors of the commencement of any audit, examination or proceeding (“Tax Contest”) relating in whole or in part to Taxes for which any Caliber Entity may be entitled to indemnity from any Contributor hereunder. With respect to any Tax Contest for which such Contributor acknowledges in writing that such Contributor is liable under this Article VII for any and all Losses relating thereto, such Contributor shall be entitled to control, in good faith, all proceedings taken in connection with such Tax Contest; provided, however, that (x) such Contributor shall promptly notify the Caliber Entities in writing of any intention to control such Tax Contest, (y) in the case of a Tax Contest relating to Taxes of any Contributed Entity for a Tax period that includes but does not end on the Closing Date, such Contributor and the Caliber Entities shall control jointly all proceedings taken in connection with any such Tax Contest, and (z) if any Tax Contest could reasonably be expected to have an adverse effect on any Caliber Entity, Contributed Entity, or any of their Affiliates in any Tax period beginning after the Closing Date, the Tax Contest shall not be settled or resolved without the relevant Caliber Entity’s consent, which consent shall not be unreasonably withheld or delayed.

28 Caliber-LTD Contribution to Operating Partnership 130116915.23 Notwithstanding the foregoing, if notice is given to any Contributor of the commencement of any Tax Contest and such Contributor does not, within ten (10) Business Days after notice is given by a Caliber Entity, give notice to such Caliber Entity of such Contributor’s election to assume the defense thereof (and in connection therewith, acknowledge in writing the indemnification obligation hereunder of such Contributor), such Contributor shall be bound by any determination made in such Tax Contest or any compromise or settlement thereof effected by the Caliber Entity. The failure of a Caliber Entity to give reasonably prompt notice of any Tax Contest shall not release, waive or otherwise affect any Contributor’s obligation with respect thereto except to the extent that such Contributor can demonstrate actual loss and prejudice as a result of such failure. The Caliber Entities and the Contributed Entities shall use their reasonable efforts to provide each Contributor with any assistance as may be reasonably requested by such Contributor in connection with a Tax Contest controlled solely or jointly by such Contributor. 7.5 Tax Agreement. The Caliber Entities shall account for any variation between the Tax basis of the Contributed Interests (or, if applicable, each asset owned by any Contributed Entity, where such entity is disregarded for U.S. federal income tax purposes) and its fair market value at the time of its contribution to the applicable Caliber Entity under the “traditional method” approved under Section 704(c) of the Code and the applicable regulations without curative allocations. ARTICLE VIII INDEMNIFICATION; SURVIVAL 8.1 General Indemnification. (a) Indemnification Obligations of the LTD Entities. The LTD Entities (each, an “LTD Indemnifying Party”) shall, severally (and not jointly and severally) in accordance with their respective Pro Rata Percentages (and not jointly and severally) indemnify and hold harmless the Caliber Entities and their respective Affiliates (each, a “Caliber Indemnified Party” and collectively, the “Caliber Indemnified Parties”) from and against any and all charges, complaints, claims, actions, causes of action, losses, damages, liabilities and expenses of any nature whatsoever (each, a “Claim”), including, without limitation, interest, penalties, amounts paid in settlement, reasonable attorneys’ fees, costs of investigation, costs of investigative judicial or administrative proceedings or appeals therefrom and costs of attachment or similar bonds (collectively, “Losses”) arising out of or relating to, asserted against, imposed upon or incurred by the Caliber Indemnified Parties in connection with or as a result of: (i) Any breach or inaccuracy of any representation, warranty or covenant of such LTD Indemnifying Party contained in Article IV; (ii) Any claim by any Person for brokerage or finder’s fees or commissions or similar payments based on any agreement or understanding alleged to have been made by an LTD Entity in connection with any of the transactions contemplated by this Agreement; (iii) All Taxes of such LTD Entity and the Property owned by such LTD Entity for all Tax periods ending on or before the Closing Date; and (iv) With respect to any Tax period including but not ending on the Closing Date, all Taxes of such LTD Entity and the Property owned by such LTD Entity attributable to the portion of such Tax period that ends on and includes the Closing Date; provided, however, that no LTD Entity shall have any obligation under this Article VIII to indemnify any Caliber Indemnified Party against any Losses to the extent that such Losses arise because of (1) any diminution in value of the Properties, or (2) any Caliber Entity’s intentional breach of this Agreement, gross negligence, willful misconduct or Fraud; (b) Indemnification Obligations of the Caliber Entities. The Caliber Entities (each, a “Caliber Indemnifying Party”) shall, jointly and severally, indemnify and hold harmless the LTD Entities and their

29 Caliber-LTD Contribution to Operating Partnership 130116915.23 respective Affiliates (each, an “LTD Indemnified Party” and collectively, the “LTD Indemnified Parties”) from and against any and all Losses arising out of or relating to, asserted against, imposed upon or incurred by the LTD Indemnified Parties in connection with or as a result of: (i) Any breach of a representation, warranty or covenant of such Caliber Indemnifying Party contained in this Agreement or in any schedule, exhibit, certificate or affidavit or any other agreement, document or instrument delivered by such Caliber Indemnifying Party pursuant to this Agreement; (ii) The operation of the business of any Caliber Entity or the ownership and operation of the Contributed Entities and Properties for the period from and after the Closing; (iii) All Assumed Liabilities; (iv) All Taxes of such Caliber Entity and each Contributed Entity for all Tax periods after the Closing Date; and (v) All Taxes with respect to any portion of a straddle period (a Tax period which includes but does not end on the Closing Date) beginning after the Closing Date; provided, however, that: the Caliber Entities shall not have any obligation under this Article to indemnify any LTD Indemnified Party against any Losses to the extent that such Losses arise because of (1) any diminution in value of the OP Units, or (2) an LTD Entity’s intentional breach of this Agreement, gross negligence, willful misconduct or Fraud. (c) Indemnification for Retained Guaranteed Obligations. From and after the Closing Date, the Caliber Entities shall indemnify and hold harmless, jointly and severally, the LTD Guarantor from and against any and all Losses and Claims related to any Retained Guaranteed Obligations, and such indemnification obligation shall continue until all debt or management or franchise obligations associated with the Retained Guaranteed Obligations have been paid and satisfied in full or the LTD Guarantor has been fully released from such Retained Guaranteed Obligations. From and after the Closing Date, the LTD Guarantor shall indemnify and hold harmless the Caliber Entities from and against any and all Losses and Claims related to any Replacement Guarantees with respect to any liabilities covered thereunder that relate to the period prior to the Closing, and such indemnification obligation shall continue until all debt or management or franchise obligations associated therewith have been paid and satisfied in full or Caliber Entities have been fully released therefrom. (d) Insurance Proceeds. With respect to any indemnification claim by a Caliber Indemnified Party pursuant to this Section 8.1, to the extent available, Operating Partnership agrees to use commercially reasonable efforts to pursue and collect any and all available proceeds and benefits of any right to defense under any insurance policy that covers the matter that is the subject of the indemnification prior to seeking indemnification from any LTD Entity until all proceeds and benefits, if any, to which Operating Partnership or any other Caliber Indemnified Party is entitled pursuant to such insurance policy have been exhausted; provided, however, that Operating Partnership and any other Caliber Indemnified Party may make a claim under this Section 8.1 even if an insurance coverage dispute is pending, in which case, if the Caliber Indemnified Party later receives insurance proceeds with respect to any Losses paid by an LTD Entity for the benefit of any Caliber Indemnified Party, then the Caliber Indemnified Party shall reimburse such LTD Entity in an amount equivalent to such proceeds in excess of any deductible amount pursuant to Section 8.1(a) hereof up to the amount actually paid (or deemed paid) by such LTD Entity to the Caliber Indemnified Party in connection with such indemnification (it being understood that all costs and expenses incurred by such LTD Entity with respect to insurance coverage disputes shall constitute Losses paid by such LTD Entity for purposes of Section 8.5 hereof). 8.2 Notice of Claims. At the time when any Caliber Indemnified Party or LTD Indemnified Party (each, an “Indemnified Party”) has Knowledge of any potential Claim against an LTD Indemnifying Party or a Caliber Indemnifying Party, as applicable (each, an “Indemnifying Party”), the Indemnified Party will

30 Caliber-LTD Contribution to Operating Partnership 130116915.23 give prompt written notice of such potential Claim (a “Claim Notice”) to the Indemnifying Party including liabilities or claims to be applied against the indemnification deductible established pursuant to this Section 8.2; provided that failure to give such written notice shall not prevent recovery under this Agreement, except to the extent that the Indemnifying Party shall have been materially prejudiced by such failure. Each Claim Notice shall describe in reasonable detail the facts Known to such Indemnified Party giving rise to such Claim, and the amount or good faith estimate of the amount of Losses arising therefrom. Unless prohibited by Law, such Indemnified Party shall deliver to the Indemnifying Party, promptly after such Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by such Indemnified Party relating to claims asserted by third parties (a “Third Party Claim” or “Third Party Claims”). Any Indemnified Party may demand, at its option, indemnity for the fees and costs associated with defending against a threatened claim under this Article VIII as soon as a Claim has been threatened in writing by a third party, regardless of whether an actual Loss has been suffered, so long as such Indemnified Party shall determine, in good faith, that such Claim is not frivolous and that such Indemnified Party is more likely than not to be liable for, or otherwise incur, a Loss as a result thereof. Any Indemnified Party demanding indemnity for its fees and costs associated with defending a threatened Claim pursuant to the preceding sentence shall, prior to receiving such indemnity payment, execute and deliver to the Indemnifying Party an undertaking, in form and substance reasonably acceptable to the Indemnifying Party, to repay the full amount of such indemnity payment to the extent that it shall be determined ultimately that such Indemnified Party is not entitled to be indemnified under this Article VIII. 8.3 Third Party Claims. The Indemnifying Party shall be entitled, at its option and expense, to assume and control the defense of any Claims based on Third Party Claims, through counsel chosen by the Indemnifying Party and reasonably acceptable to such Indemnified Party (or any Person authorized by such Indemnified Party to act on its behalf), if the Indemnifying Party gives written notice of its intention to do so to such Indemnified Party within 30 days of the receipt of the applicable Claim Notice; provided, however, that such Indemnified Party may participate at all times in such defense at its sole expense. Without limiting the foregoing, if the Indemnifying Party exercises the right to undertake any such defense against a Third Party Claim, such Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party (unless prohibited by Law), at the Indemnifying Party’s expense, all witnesses, pertinent records, materials and information in such Indemnified Party’s possession or under such Indemnified Party’s control relating thereto as is reasonably required by the Indemnifying Party. No compromise or settlement of such Third Party Claims may be effected by either such Indemnified Party, on the one hand, or the Indemnifying Party, on the other hand, without the other’s prior written consent; provided that the Indemnified Party’s consent shall not be unreasonably withheld if (a) the Indemnifying Party pays or causes to be paid all amounts arising out of or related to such settlement or judgment concurrently with the effectiveness thereof; (b) the settlement is for money damages only and does not impose injunctive or other equitable relief against any Indemnified Party or any of its Affiliates or impose any restriction or condition on any Indemnified Party or the conduct of any Indemnified Party’s business or any business of its Affiliates; and (c) the Indemnified Party would receive, as a condition of such settlement or other resolution, a complete, express and unconditional release from all Claims and obligations of any Indemnified Party potentially affected by such Third Party Claims. In no event shall the Indemnifying Party have authority to agree to any relief other than the payment of money damages by the Indemnifying Party unless agreed to in advance in writing by the Indemnified Party. 8.4 Procedure for Indemnification. (a) Subject to the limitations set forth in Sections 8.5 and 8.6 below, upon mutual agreement of the Indemnified Party and the Indemnifying Party (or, if the Parties cannot agree, then upon the final determination of a court of competent jurisdiction) of the amount of a Claim that is binding on both the Indemnifying Party and the Indemnified Party: (i) If the Indemnifying Party is a Caliber Indemnifying Party, such Caliber Indemnifying Party shall, within sixty (60) days of the date the amount of such Claim is finally determined, pay the amount of such Claim by wire transfer of immediately available funds to an account designated by the LTD Indemnified Parties; and

31 Caliber-LTD Contribution to Operating Partnership 130116915.23 (ii) If the Indemnifying Party is an LTD Indemnifying Party, such LTD Indemnifying Party shall forfeit a number of OP Units owned by such LTD Indemnifying Party (or such LTD Indemnifying Party’s members to whom its OP Units were distributed) in an amount equal to (A) the amount of Losses that the applicable LTD Indemnifying Party is required to pay under this Article VIII divided by (B) the then current fair market value of such OP Units. For the avoidance of doubt, if an LTD Indemnifying Party has distributed the OP Units issued to such LTD Indemnifying Party to its members, or if such Indemnifying Party’s members are Unit Recipients who received OP Units pursuant to this Agreement, then such Indemnifying Party’s members’ OP Units shall be subject to forfeiture under this Section 8.4 on a pro rata basis in accordance with the percentage of such LTD Indemnifying Party’s OP Units that were issued or distributed to such member. In no event shall any Unit Recipient have any liability under this Section 8.4 in excess of the OP Units actually received by such Unit Recipient. (b) To the extent permitted by applicable Law, all indemnification payments made under this Agreement shall be treated as adjustments to the Closing Consideration for Tax purposes. 8.5 Survival of Representations, Warranties and Covenants. The representations and warranties in this Agreement of each Indemnifying Party contained in this Agreement shall survive the Closing and expire eighteen (18) months following the Closing Date (the “General Survival Period”); provided, however, that the representations and warranties set forth in: (a) Section 4.24 (Investment Representations) and Section 4.27 (Brokers) shall survive the General Survival Period until ninety (90) days after the expiration of all applicable statutes of limitation, and (b) Section 3.4 (OP Units Validly Issued), Section 4.1 (Organization of Each Contributor), Section 4.2 ((Authority to Conduct Business), Section 4.3 (Ownership and Capitalization of Contributed Entity), and Section 4.5 (Authorization of Transaction) (each a “Fundamental Representation” and collectively, the “Fundamental Representations”) shall survive indefinitely. Notwithstanding the preceding sentence, any representation and warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if a Claim Notice relating to such representation or warranty has been delivered to the Indemnifying Party within the applicable time period prior to expiration set forth in this Section 8.5 until resolved or judicially determined in accordance with this Agreement. Any claim for indemnification not so asserted in writing within the applicable time period prior to expiration set forth in this Section 8.5 may not be asserted thereafter and shall forever be waived. Unless otherwise expressly set forth in this Agreement, the covenants required to be performed by the Parties after the Closing shall survive the Closing until the expiration of the applicable statute of limitations. All Claims for Fraud shall survive indefinitely. 8.6 Indemnity Limitations. (a) Except as provided in Section 8.6(b) and (c) below: (i) No LTD Entity shall have any liability under Section 8.1 for any Losses hereunder unless and until the aggregate total amount of Losses with respect to such LTD Entity, its Contributed Entity or its Property exceeds Fifty Thousand Dollars ($50,000.00) (the “Basket”), in which event such LTD Entity shall be responsible for the aggregate amount of all such Losses with respect to such LTD Entity, its Contributed Entity or its Property from the first dollar; (ii) With respect to all representations hereunder that are not Fundamental Representations, including those set forth in Article IV, the aggregate amount of all Damages for which a Contributor shall be liable pursuant to Section 8.1 shall not exceed five percent (5%) of the allocable portion of the Closing Consideration received by such Contributor pursuant to Section 1.2(c)(i)-(ii); and

32 Caliber-LTD Contribution to Operating Partnership 130116915.23 (iii) With respect to Fundamental Representations, the aggregate amount of all Losses for which a Contributor shall be liable pursuant to Section 8.1 shall not exceed one hundred percent (100%) of the value of the OP Units received by such Contributor pursuant to Section 1.2(c)(ii). (b) If an LTD Entity is the Indemnifying Party hereunder, forfeiture of OP Units shall be the sole remedy to satisfy any indemnifiable Claims and Losses of an Indemnified Party hereunder. Notwithstanding anything in this Agreement to the contrary, other than in cases of Fraud, each LTD Entity’s maximum aggregate liability arising out of any Claims made under or pursuant to this Agreement shall not exceed, with respect to such LTD Entity, the value of the OP Units actually received by such LTD Entity as consideration under Section 1.2(c)(ii). (c) Notwithstanding anything contained herein to the contrary, before seeking indemnification hereunder, and subject to the limitations set forth in the following sentence, the Indemnified Parties shall look, first to available insurance proceeds (including without limitation any title insurance proceeds, if applicable) in accordance with Section 8.1(d) hereof, and then to indemnification under this Article VIII (and agree to treat any forfeiture of OP Units in satisfaction of indemnification obligations hereunder as an adjustment to the Closing Consideration delivered to the LTD Entities hereunder). (d) Notwithstanding anything to the contrary in this Agreement, except in the case of Fraud or in the event of Losses relating to a Third Party Claim, the LTD Entities shall not be liable to the Caliber Indemnified Parties for any punitive, indirect, special or consequential damages, loss of profits, Taxes relating to tax periods beginning on or after the Closing, loss of value or other similar speculative damages asserted or claimed by the Caliber Indemnified Parties. (e) The limitations in Section 8.6(a) above shall not apply to any Losses resulting from Fraud on the part of one or more of the LTD Entities that occurred on or prior to the Closing. (f) No Indemnifying Party shall be liable under this Article VIII for any Losses resulting from or relating to any inaccuracy in or breach of any representation or warranty if the Indemnified Party had Knowledge of such breach prior to the Closing. (g) Each Indemnified Party shall take, and shall cause its Affiliates to take, all commercially reasonable steps to mitigate any Losses upon becoming aware of any event that would give rise thereto, and the Indemnifying Party shall not be required to make any payment to the Indemnified Parties for that portion of any such Losses which are caused by or correspond to the Indemnified Party’s failure to comply with its mitigation obligations under this Section 8.6(g). (h) The Parties acknowledge and agree that the same Losses may be subject to indemnification under more than one provision of this Article VIII; provided, however, that in no event shall any Indemnified Party be entitled to duplicative recoveries for the same underlying Losses. (i) The LTD Entities shall have no liability to any Caliber Entity for (i) any Taxes or Losses with respect to Taxes that are attributable to any transaction entered into by any Caliber Entity or its Affiliates or at the direction of any Caliber Entity or its Affiliates that occurs on or after the Closing or (ii) any Losses attributable to Taxes with respect to (A) any Tax period beginning after the Closing Date, or (B) any portion of a straddle period (a Tax period which includes but does not end on the Closing Date) beginning after the Closing Date. 8.7 Exclusive Remedy. In furtherance of the foregoing, the Indemnified Parties hereby waive to the fullest extent permitted under applicable Law, any and all rights, claims and causes of action (other than claims of, or causes of action arising from, Fraud) that any of them may have against the Indemnifying Party arising under or based upon any federal, state, local or foreign Law, other than the right to seek indemnity pursuant to this Article VIII. The foregoing sentence shall not limit any Indemnified Party’s right to specific performance or injunctive relief in connection with the breach by the Indemnifying Party of the provisions of this Agreement.

33 Caliber-LTD Contribution to Operating Partnership 130116915.23 ARTICLE IX PUBLIC OFFERING 9.1 No Assurance of Public Offering. It is the current intention of the Caliber Entities to conduct an Initial Public Offering (“IPO”) of the common stock of Caliber REIT and to list such common stock on the New York Stock Exchange; however, the Caliber Entities provide no assurance that Caliber REIT will be successful in consummating an IPO. Each LTD Entity acknowledges that if Caliber REIT does not successfully consummate an IPO, the LTD Entities (subject to the redemption and put right provisions in Sec. 1.5-1.6), along with the Caliber Entities and any Additional Contributing Parties, shall continue to operate the Operating Partnership as a private REIT, or other non-REIT entity, under the terms of the Operating Partnership Agreement and the charter of the Caliber REIT. 9.2 Holding Period. As set forth in the Operating Partnership Agreement, in the event of a successful IPO, and subject to certain limitations imposed by the Securities Act and other requirements intended to preserve the tax-deferred nature of the transactions contemplated herein, including the lock-up period in the Tax Protection Agreement, beginning one-year after the closing of a successful IPO, and at the election of each Unit Recipient, each of the OP Units shall be redeemable for (i) cash or (ii) shares of the Caliber REIT common stock, convertible at an agreed upon exchange rate that gives the Contributor the right to receive an equivalent value of common stock of the Caliber REIT but only to the extent Operating Partnership determines that cash is available for such purpose. ARTICLE X TERMINATION 10.1 Termination as to Specified Properties. This Agreement may be terminated as to any given Contributed Entity and its associated Property (each, a “Specified Property” and collectively, the “Specified Properties”) at any time prior to the Closing Date only as follows: (a) The Caliber Entities, LTD and the applicable Contributors may terminate this Agreement as to Specified Properties by mutual written consent at any time prior to the Closing; (b) The LTD Entities may terminate this Agreement as to Specified Properties by giving written notice to the Caliber Entities at any time prior to the Closing if: (i) the Caliber Entities have breached any representation, warranty, or covenant contained in this Agreement which has prevented (or will prevent) the satisfaction of any condition to the obligations of the LTD Entities at the Closing with respect to such Specified Property set forth in Sections 2.2(a) or (c) and such violation or breach has not been waived by the LTD Entities or, in the case of a breach of a covenant, representation or warranty that can be cured, such breach has continued without cure for a period of thirty (30) days after the Caliber Entities’ receipt of written notice of such breach (or, if earlier, by one day prior to the Outside Date); provided, however, that the Caliber Entities shall, if diligently pursuing a cure, have the right to one thirty (30) day extension of time to cure; (ii) any of the conditions to the obligations of the LTD Entities with respect to such Specified Property set forth in Sections 2.2(a) or (c) have not been fulfilled (or waived by the LTD Entities) on or before December 31, 2024 (the “Outside Date”); or (iii) the Allocated Value of such Specified Property (as determined by the Contributors in good faith and agreed by the Operating Partnership) is less than the EBITDA Threshold for such Specified Property; provided, however, that the LTD Entities shall not be entitled to terminate this Agreement pursuant to this Section 10.1(b)(i)-(ii) if an LTD Entity’s breach of this Agreement or willful or negligent misconduct has caused the failure of the conditions set forth in Sections 2.2(a) or (c); provided, further, that the LTD Entities’ right to terminate this Agreement with respect to any given Specified Property pursuant to this Section

34 Caliber-LTD Contribution to Operating Partnership 130116915.23 10.1(b) shall not, in and of itself, give rise to a termination right with respect to any other Contributed Entity or Properties in the Portfolio or this Agreement as a whole. (c) The Caliber Entities may terminate this Agreement as to Specified Properties by giving written notice to the applicable LTD Entities at any time prior to the Closing if: (i) the applicable LTD Entities have breached any representation, warranty, or covenant with respect to such Specified Property contained in this Agreement which has prevented (or will prevent) the satisfaction of any condition to the obligations of the Caliber Entities set forth in Sections 2.2(a) or (b) at the Closing with respect to such Specified Property and such violation or breach has not been waived by the Caliber Entities or, in the case of a covenant or agreement or representation or warranty breach that can be cured, such breach has continued without cure for a period of thirty (30) days after the LTD Entities’ receipt of written notice of such breach (or, if earlier, by one day prior to the Outside Date); provided, however, that the LTD Entities shall, if diligently pursuing a cure, have the right to one thirty (30) day extension of time to cure; or (ii) any of the conditions to the obligations of the Caliber Entities with respect to such Specified Property set forth in Sections 2.2(a) or (b) have not been fulfilled (or waived by the Caliber Entities) on or before the Outside Date; provided, however, that the Caliber Entities shall not be entitled to terminate this Agreement pursuant to this Section 10.1(c)(i)-(ii) if a Caliber Entity’s breach of this Agreement or willful or negligent misconduct has caused the failure of the conditions set forth in Sections 2.2(a) or (b); provided, further, that the Caliber Entities’ right to terminate this Agreement with respect to any given Specified Property pursuant to this Section 10.1(c) shall not, in and of itself, give rise to a termination right with respect to any other Contributed Entity or Properties in the Portfolio or this Agreement as a whole. 10.2 Termination of Agreement. This Agreement may be fully terminated as to all Contributed Entities and Properties at any time before the Closing Date only (a) by mutual consent in writing of the Parties at any time before Closing, or (b) upon termination with respect to all Contributed Entities and Properties comprising the Portfolio pursuant to Section 10.1. 10.3 Effect of Termination. If any Party validly terminates this Agreement pursuant to this Article X, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party except as set forth this Section 10.1 and except for any liability arising out of the Transaction Expenses reimbursement provisions set forth in Section 2.4, all of which shall survive the termination of this Agreement as applicable and in accordance with their terms. Notwithstanding the preceding sentence or any other provision of this Agreement to the contrary, (a) the termination of this Agreement shall in no way limit any claim by the non-breaching Party that the other Party breached the terms of this Agreement prior to or in connection with such termination (including by failing to consummate the transactions contemplated hereby); (b) nothing in this Article X shall relieve any Party hereto from liability for breach of any provision of this Agreement; and (c) a termination of this Agreement shall not limit the right of such non- breaching Party to seek specific performance and all other remedies available at law or in equity. ARTICLE XI GENERAL PROVISIONS 11.1 Amendment. Any amendment hereto shall be in writing and signed by all Parties. No waiver of any of the provisions of this Agreement shall be valid unless in writing and signed by the Party against whom enforcement is sought. 11.2 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.

35 Caliber-LTD Contribution to Operating Partnership 130116915.23 11.3 Counterparts. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all of the Parties. Each Party may rely upon the facsimile or electronic pdf email signature of any other Party as if such signature were an original signature. 11.4 Applicable Law. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules thereof. Each Party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a Party or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be, except to the extent otherwise required by applicable law, commenced exclusively in the state and federal courts sitting in the state of Delaware. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the state of Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any provision of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. (b) Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. (c) If one or more Parties shall commence an action, suit or proceeding to enforce any provision of this Agreement, the prevailing party or parties in such action, suit or proceeding shall be reimbursed by the other party or parties to such action, suit or proceeding for the reasonable attorneys’ fees and other costs and expenses incurred by the prevailing party or parties with the investigation, preparation and prosecution of such action, suit or proceeding. 11.5 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the Parties and their respective heirs, legal representatives, successors and assigns; provided, however, that this Agreement may not be assigned (except by operation of law) by any Party without the prior written consent of the other Parties, and any attempted assignment without such consent shall be void and of no effect. 11.6 Titles. The titles and captions of the Articles, Sections and paragraphs of this Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Agreement. 11.7 Third Party Beneficiary. No provision of this Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any Person other than the Parties and the Indemnified Parties, each of whom is an express third party beneficiary of the indemnification provisions of Article VIII. 11.8 Severability. If any provision of this Agreement or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other Persons or circumstances will be interpreted to reasonably effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision and to execute any amendment, consent or agreement deemed necessary or desirable by a Party to effect such replacement.

36 Caliber-LTD Contribution to Operating Partnership 130116915.23 11.9 Equitable Remedies. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any federal or state court located in the State of Delaware (as to which the Parties agree to submit to jurisdiction for the purposes of such action), this being in addition to any other remedy to which they are entitled at law or in equity. 11.10 Attorneys’ Fees. In connection with any litigation or a court proceeding arising out of this Agreement, the prevailing party shall be entitled to recover all costs incurred, including reasonable attorneys’ fees and legal assistants’ fees and costs whether incurred prior to trial, at trial or on appeal. 11.11 Notices. Any notice, demand or communication that must or may be given under this Agreement or by law shall be, except as otherwise provided, in writing and shall be deemed to have been given (i) when sent by registered or certified mail, postage prepaid, (ii) when delivered, if delivered personally to the intended recipient, (iii) when sent by overnight delivery via a national courier service and, in each case, addressed to a Party at the following address for such Party, and (iv) when sent by electronic mail provided that there is no notice of delivery failure. The time to respond to any notice shall run from the date of delivery (unless refused) at the appropriate address. (a) in the case of a notice to any Caliber Entity, at the following address and e-mail address: 8901 E Mountain View Rd, Ste. 150 Scottsdale, AZ 85258 Attention: Chief Operating Officer Phone: (480) 295-7600 Fax: (480) 219-0970 Email: chris.loeffler@calibercos.com; Jennifer.schrader@calibercos.com; john.hartman@calibercos.com with a copy to (which shall not constitute notice hereunder): Carlton Fields LLP 2029 Century Park East Suite 1200 Los Angeles, California 90067-2913 Attention: William Mark Levinson Phone: (310) 843-6336 Email: mlevinson@carltonfields.com (b) in the case of a notice to any LTD Entity, at the following address and e-mail address: 2829 Guardian Lane, Suite 120 Virginia Beach, VA 23452 Attention: Neel Desai and Malay Thakkar Phone: (757) 420-0900 Email: Malay.Thakkar@ltdhospitality.com; Neel.Desai@ltdhospitality.com with a copy to (which shall not constitute notice hereunder): Greenberg Traurig, LLP 2101 L Street, N.W. Suite 1000 Washington DC 20037 Attention: Samantha Ahuja and Sandy Presant Phone: (202) 530-8552 Email: samantha.ahuja@gtlaw.com and sandy.presant@gtlaw.com

37 Caliber-LTD Contribution to Operating Partnership 130116915.23 The inability to deliver because of changed address of which no notice was given, or rejection or other refusal to accept any notice, demand or other communication, shall be deemed to be in receipt of the notice, demand or other communication as of the date of such attempt to deliver or rejection or refusal to accept. 11.12 Computation of Time. Any time period provided for herein which shall end on a Saturday, Sunday or legal holiday shall extend to 5:00 p.m. of the next full Business Day. All times are Pacific Standard Time. 11.13 Survival. It is the express intention and agreement of the Parties that the representations, warranties and covenants of LTD Entities and the Caliber Entities set forth in this Agreement shall survive the consummation of the transactions contemplated hereby as set forth in Section 8.5 and Section 10.1. 11.14 Time of the Essence. Time is of the essence with respect to all obligations of the LTD Entities and the Caliber Entities under this Agreement. 11.15 Additional Definitions. Capitalized terms used in this Agreement shall have the meanings specified below or elsewhere in this Agreement, (such terms are equally applicable to both the singular and plural derivations of the terms defined): (a) “Acquisition Sub” shall have the meaning set forth in the Recitals. (b) “Advisory Agreement” shall mean that certain advisory agreement, dated effective as of the Closing or such other date as the Parties mutually agree prior thereto, by and among Caliber REIT, the Operating Partnership, the TRS and Caliber Hospitality Management Co., LLC., a Delaware limited liability company, as Advisor thereunder. (c) “Affiliate” means, with respect to any Person, a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the specified Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, for purposes of this Agreement, the Caliber REIT and Operating Partnership are deemed not to be Affiliates of Contributors. (d) “Agreement” has the meaning set forth in the Preamble. (e) “Ancillary Management Agreements” shall have the meaning set forth in Section 5.4(b). (f) “Assumed Contracts” means those Existing Loan Documents and management, service, telecommunications, information service and maintenance contracts affecting the Properties or the operation thereof that are assumed by Operating Partnership or Caliber TRS at the Closing, as set forth on a schedule attached to the Assignment and Assumption Agreement, substantially in the form of Exhibit F. (g) “Assumed Liabilities” shall have the meaning set forth in Section 1.1(d). (h) “Assumed Debt Amount” means the outstanding principal balance of the Existing Loans to be assumed by the Caliber Entities at the time of the Closing. (i) “Broker” or “Brokers” has the meaning set forth in Section 4.27. (j) “Business” means the hospitality business operated by the LTD Entities with respect to the Properties as described in the Recitals.

38 Caliber-LTD Contribution to Operating Partnership 130116915.23 (k) “Business Day” means any day that is not a Saturday, Sunday or legal holiday in the States of Delaware, Virginia, Arizona or California are authorized or obligated to be closed. (l) “Bylaws” means the Caliber REIT bylaws. (m) “Caliber Entities” has the meaning set forth in the Preamble hereof. (n) “Cash Recipients” means (i) the individuals, trusts and/or entities designated by any Contributor to receive cash in payment of the Closing Consideration pursuant to Section 1.2(b), or (ii) the individuals, trusts and/or entities that are expected to receive cash from a Contributor in connection with such Contributor’s dissolution and liquidation contemplated by Section 1.2(a). (o) “Certificate” means an instrument delivered by an authorized corporate officer, member or similar representative in connection with this Agreement as part of his or her regular duties, and which may be used as evidence for certain purposes. (p) “Charter” means the Caliber REIT governing charter. (q) “Claim” has the meaning set forth in Section 8.1(a). (r) “Closing” has the meaning set forth in Section 2.1. (s) “Closing Date” has the meaning set forth in Section 2.1. (t) “Closing Consideration Election Notice” has the meaning set forth in Section 1.2(a). (u) “Code” has the meaning set forth in the Recitals hereto or any successor U.S. federal Tax statute. (v) “Consent” means any consent, approval, authorization or permit of, or to make any filing with or notification. (w) “Contract” means all contracts, agreements, binding arrangements, bonds, notes, indentures, purchase orders, mortgages, debt instruments, licenses, leases and other instruments or obligations of any kind, written or verbal (including any amendments and other modifications thereto), including those to which the Contributors or the LTD Entities are a party or which are binding upon the Contributors, the Contributed Entities, the Properties, or that create any Assumed Liabilities. (x) “Contributor” or “Contributors” has the meaning set forth in the Preamble hereto. (y) “Debt Payoff Amount” means an aggregate amount equal to $7,500,000, which amount shall be used to repay mezzanine debt under certain Existing Loans. (z) “EBITDA Threshold” has the meaning set forth in Section 1.2. (aa) “Encumbrance” means any claim, lien, pledge, charge, mortgage, deed of trust, encumbrance, license, restriction, covenant and conditions, easement, rights of way, rights of assignment, voting agreement, option, purchase rights of any third party, or other security interests of any nature whatsoever. (bb) “Enforcement Limitation” means any applicable bankruptcy, fraudulent conveyance, reorganization, insolvency, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally and principles governing the availability of equitable remedies, whether considered in a proceeding in equity or at law, including judicial limitations on the enforcement of restrictive agreements and the remedy of specific performance and other equitable remedies.

39 Caliber-LTD Contribution to Operating Partnership 130116915.23 (cc) “Environmental Law” means all federal, state and local Laws governing pollution or the protection of human health or the environment. (dd) “Exchange Act” means the Securities Exchange Act of 1934, as amended. (ee) “Existing Loan Documents” has the meaning set forth in Section 4.25. (ff) “Existing Loans” has the meaning set forth in Section 4.25. (gg) “First Closing Consideration Election Notice” has the meaning set forth in Section 1.2(a). (hh) “Fraud” means intentional fraud with respect to the making of representations and warranties contained in this Agreement under Delaware Law excluding equitable fraud, negligence, or recklessness. (ii) “GAAP” means Generally Accepted Accounting Principles in the United States. (jj) “General Survival Period” has the meaning set forth in Section 8.5. (kk) “Governmental Authority” means any government or agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign. (ll) “Hazardous Substances” means (a) those substances included within the definitions of any one or more of the terms “hazardous substances,” “toxic pollutants”, “hazardous materials”, “toxic substances”, and “hazardous waste” in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et. seq. (as amended), the Hazardous Material Transportation Act, as amended, 49 U.S.C. Section 1801, et. sec., the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. Section 6901, et. seq., Section 311 of the Clean Water Act, 15 U.S.C. Section 2601, et. seq., 33 U.S. C. Section 1251, et. seq., 42 U.S.C. 7401, et. seq., and the regulations and publications issued under any such laws, and (b) petroleum, radon gas, lead based paint, asbestos or asbestos containing material and polychlorinated biphenyls. (mm) “Knowledge”, “Knows” or “Known” means (i) with respect to the LTD Entities, the knowledge of Neel Desai or Malay Thakkar with respect to the Business as a whole and with respect to any representation under Article IV relating to the day to day business of each Property contributed, after general inquiry of the general manager responsible for the day to day business of the applicable Property with respect to any representation provided in Article IV, and (ii) with respect to Caliber Entities, the actual knowledge of Chris Loeffler, Jennifer Schrader and John Hartman, after general inquiry. (nn) “Law” means laws, statutes, rules, regulations, codes, Orders, ordinances, judgments, injunctions, decrees and policies of any Governmental Authority. (oo) “LTD Entities” has the meanings set forth in the Preamble hereto. (pp) “LTD Territory” means the following States of the United States of America: Maine, Massachusetts, New Hampshire, Vermont, New York, Connecticut, Pennsylvania, Delaware, Maryland, Virginia, West Virginia, North Carolina, South Carolina, Georgia and Florida; provided however, that if another Founding Contributor currently operates hospitality properties within such states listed in this definition, then LTD Territory shall not include such State; and provided, further, that if another Founding contributor then operates a hospitality property in the LTD Territory, such hospitality property shall be deemed by LTD to be excluded from the LTD Territory..

40 Caliber-LTD Contribution to Operating Partnership 130116915.23 (qq) “Material Adverse Effect” means any effect, fact, condition, change, event, occurrence, development or circumstance (“Effect”) that has resulted or would reasonably be expected to result in (i) any material loss of or material damage to the assets or properties of the respective Contributor’s held for use in the Business, taken as a whole, or (ii) a material adverse effect on the business, assets, properties, liabilities or condition (financial or otherwise) of such respective Contributor’s or a material adverse effect on the ability of each Contributor to consummate the transactions contemplated hereby; provided, however, that “Material Adverse Effect” shall not include any Effect directly or indirectly, arising out of or attributable to: (1) general business or economic conditions or national or international political or social conditions; (2) conditions generally affecting the industries in which the Business operates; (3) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates or the availability of financing; (4) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (5) any action required by this Agreement or the other agreements required by this Agreement or otherwise to consummate the Contribution transactions; (6) any matter of which Buyer is aware on the Effective Date; (7) any changes in applicable Laws, Tax or accounting rules (including GAAP) or the enforcement, implementation or interpretation thereof; (8) the identity of the Caliber Entities or the announcement, pendency or completion of the transactions contemplated by this Agreement (or the other agreements and transactions contemplated hereby or thereby), including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with the Contributor’s and the Business; (9) any natural or man-made disaster or acts of God; (10) any epidemics, pandemics, disease outbreaks, or other public health emergencies; or (11) any failure by the Business to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded); provided, however, that the exclusions in the foregoing clauses (1), (2), (3), (4) and (5) shall not apply to the extent that any such Effect has a materially disproportionate effect on the Contributor’s or the Business as compared to other businesses the same industry in which the Contributor’s operates the Business. (rr) “Material Contract” means any Contract (i) involving future payments by or to any Contributor or Contributed Entity of more than Seventy-Five Thousand Dollars ($75,000) in any twelve (12)- month period or more than Two Hundred Thousand Dollars ($200,000) in the aggregate during an initial term, or (ii) requires performance by any Contributor or Contributed Entity for more than two (2) years from the Closing Date and that is not terminable by the Contributor or Contributed Entity without either a penalty or by providing notice ninety (90) days or less prior to termination.

41 Caliber-LTD Contribution to Operating Partnership 130116915.23 (ss) “Merger Agreement” means each agreement and plan of merger to be entered into by and among the Operating Partnership, each Acquisition Sub, and each Merging Entity at least thirty (30) days prior to the Closing of the applicable merger, which Merger Agreement shall incorporate by reference the terms and provisions of Sections 1.5 – 1.6 and Articles II through XI of this Agreement as if fully set forth in the Merger Agreement (with references therein to a Contributor being deleted and replaces in the Merger Agreement with references to the applicable Merging Entity). (tt) “Mezz Debt Payoff Amount” means an aggregate amount equal to $7,500,000, which amount shall be used to repay mezzanine debt under certain Existing Loans. (uu) “Net Working Capital” means, with respect to each Contributed Entity, an amount equal to (i) the current assets of such Contributed Entity as of the Closing, including all cash and cash equivalents, accounts receivable, inventory, deposits, and prepaid expenses minus (ii) the current liabilities of such Contributed Entity as of the Closing, including all accounts payable, and accrued expenses, and accrued franchise fees, but excluding the current portion of the Assumed Debt Amount and Debt Payoff Amount (vv) “OP Units” means limited partnership interests in the Operating Partnership. (ww) “Order” means any order, writ, award, judgment, injunction, decree, ruling, subpoena, verdict, assessment, stipulation, determination or award entered, issued, made or rendered by or with any court or other Governmental Authority or arbitrator. (xx) “Ordinary Course” or “ordinary course of business” means with respect to a Person, the ordinary and usual course of normal day-to-day operations of such Person, consistent with such Person’s past practice prior to the Closing Date. (yy) “Organizational Documents” means the certificate of formation and operating agreement or any other similar constituting document of the LTD Entities or Caliber Entities. (zz) “Operating Partnership Agreement” means the limited partnership agreement of Operating Partnership (as amended or restated from time to time), reflecting each Unit Recipient as a limited partner of Operating Partnership. (aaa) “Permitted Encumbrances” means (i) Encumbrances created in connection with the Existing Loans, (ii) liens, or deposits made to secure the release of such liens, securing taxes, the payment of which is not delinquent or the payment of which is actively being contested in good faith by appropriate proceedings diligently pursued; (iii) zoning laws, ordinances and land use regulations in the districts in which the Properties are located including, without limitation, zoning and building ordinances and land use regulations, as the same may now exist or may be hereafter modified, supplemented or promulgated; (iv) liens imposed by laws, such as carriers’, warehousemen’s and mechanics’ liens, and other similar liens arising in the ordinary course of business which secure payment of obligations arising in the ordinary course of business that are not delinquent or which are being contested in good faith by appropriate proceedings diligently pursued or which in any case may be bonded or insured; (v) easements for public utilities; (vi) operating leases, management agreements, existing tenant leases, utility agreements and services, and franchise agreements affecting the Properties and rights of tenants as tenants only; (vii) all matters recorded of record in the real property records of the state and/or county where each Property is located and/or that are or would be shown on an accurate current survey or title report of such Property, and immaterial imperfections or irregularities in title, charges, easements, survey exceptions, reciprocal easement agreements, restrictions, use agreements, covenants and other encumbrances on title to or use of the Property; (viii) any exceptions contained in the existing title policies and the preliminary title reports and the printed exceptions which appear in the standard form owner’s policy of the title insurance; (ix) all presently existing and future liens of real estate taxes or assessments and water rates, water meter charges, water frontage charges and sewer taxes or rates, rents and charges, vault charges or taxes, building improvement charges or taxes, payments in lieu of taxes, taxable increment financing, or any other taxes, charges or assessments of any Governmental Authority, if any, provided that such items are not yet due and payable and are apportioned as provided in this Agreement; (x) matters caused by the Caliber Entities or their

42 Caliber-LTD Contribution to Operating Partnership 130116915.23 representatives, agents, employees, or consultants; and (xi) with respect to the Contributed Interests, restrictions on the transfer of securities imposed by applicable state and federal securities laws and as set forth in the operating agreement of the applicable Contributed Entity. (bbb) “Person” means an individual, corporation, limited or general partnership, limited liability partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act), or the foreign equivalent of any of the foregoing. (ccc) “Property Information” means with respect to any contributed Property, all files, including franchisor agreements, financing documentation and guarantees pertaining thereto, and any other materials described in separate schedules to the extent in a Contributor’s possession or control. (ddd) “Pro Rata Percentage” means, with respect to each Unit Recipient, the percentage set forth set forth in the Closing Consideration Election Notice next to such Unit Recipient’s name. (eee) “Prorations” has the meaning set forth in Section 1.2(d). (fff) “REIT” means a real estate investment trust, as defined by § 856 of the Code. (ggg) “Representatives” means, with respect to any Person, its Affiliates and its and their respective officers, directors, managers, employees, members, stockholders, owners, partners, attorneys, investment bankers, accountants, consultants and other agents, advisors and representatives. (hhh) “Subsidiary” of any Person means any corporation, partnership, limited liability company, joint venture, trust or other legal entity of which such Person owns (either directly or through or together with another Subsidiary of such Person) either (i) a general partner, managing member or other similar interest or (ii) (A) 10% or more of the voting power of the voting capital stock or other equity interests or (B) 10% or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture, trust or other legal entity. (iii) “Tax Return” means any return, declaration, report, claim for refund, or information return or statement related to Taxes, including any schedule or attachment thereto, and including any amendment thereof. (jjj) “Taxes” means all federal, state, local and foreign income, property, withholding, sales, franchise, employment, excise and other taxes, tariffs or governmental charges of any nature whatsoever, including estimated taxes, together with penalties, interest or additions to tax with respect thereto. (kkk) “Transaction Agreements” means collectively, this Agreement, the Assignment and Assumption Agreement, Tax Protection Agreement, Equity Holder Agreement, Advisory Agreement, Joinder and all other documents, instruments and agreements to be entered into in connection with this Agreement and the consummation of the transactions contemplated hereby. (lll) “Unit Recipient” means (i) any Contributor who acquires OP Units at a Closing, (ii) the individuals, trusts and/or entities designated by any Contributor to acquire OP Units at a Closing pursuant to Section 1.2(b) or (iii) the individuals, trusts and/or entities that are expected to receive OP Units from a Contributor in connection with such Contributor’s dissolution and liquidation contemplated by Section 1.2(a). (mmm) “Valuation” is defined in Section 1.2(a). [Signature Pages to Follow]

[Signature Page to the Contribution Agreement] 130116915.23 IN WITNESS WHEREOF, each of the duly authorized officers or representatives of the Parties has executed this Agreement, or caused this Agreement to be duly executed on its behalf, as of the Effective Date. LTD ENTITIES: LTD HOSPITALITY GROUP LLC, a Virginia limited liability company By: /s/ Neel Desai Name: Neel Desai Title: Manager CALIBER ENTITIES: CALIBER HOSPITALITY TRUST, INC., a Maryland corporation By: Jennifer Schrader Name: Jennifer Schrader Title: President and Chief Operating Officer GREENBRIER HOTEL PARTNERS ONE, LLC, a Virginia limited liability company By: /s/ Neel Desai Name: Neel Desai Title: Manager CALIBER HOSPITALITY, LP, a Delaware limited partnership By: Caliber Hospitality Trust, Inc., its General Partner By: Jennifer Schrader Name: Jennifer Schrader Title: President and Chief Operating Officer GREENBRIER CIRCLE TWO, LLC, a Virginia limited liability company By: /s/ Neel Desai Name: Neel Desai Title: Manager DEVI HOLDING COMPANY, L.L.C., a Virginia limited liability company By: /s/ Neel Desai Name: Neel Desai Title: Manager GREENBRIER CIRCLE LODGING ASSOCIATES LLC, a Virginia limited liability company By: /s/ Neel Desai Name: Neel Desai Title: Manager GHP HOLDCO MEZZ, LLC, a Delaware limited liability company By: /s/ Neel Desai Name: Neel Desai Title: Manager

[Signature Page to the Contribution Agreement] 130116915.23 GREENBRIER HOTEL PARTNERS TWO, LLC, a Virginia limited liability company By: /s/ Neel Desai Name: Neel Desai Title: Manager NMA HOLDCO MEZZ, LLC, a Delaware limited liability company By: /s/ Neel Desai Name: Neel Desai Title: Manager

[Signature Page to the Contribution Agreement] 130116915.23 MERGING ENTITIES: LTD OYSTER POINT, LLC, a Virginia limited liability company By: /s/ Neel Desai Name: Neel Desai Title: Manager LTD HOLLYMEAD, LLC, a Virginia limited liability company By: /s/ Neel Desai Name: Neel Desai Title: Manager [Final signature page.]

EXHIBIT A

Contributors, Contributed Entities and Contributed Properties

	Contributor	Contributed Entity	Property	Allocated Value
1.	Greenbrier Hotel Partners One, LLC	GHP One, LLC	Aloft Chesapeake (ALCH) 1454 Crossways Boulevard, Chesapeake, VA 23320	
2.	Greenbrier Circle Two, LLC	GC Two Holdco, LLC	Delta Hotels by Marriott Chesapeake - Norfolk 725 Woodlake Drive Chesapeake, VA 23320	
3.	Devi Holding Company, L.L.C.	Devi HC, LLC	Fairfield Inn & Suites Williamsburg (FFIW) 1402 Richmond Road Williamsburg, VA 23185	
4.	Greenbrier Circle Lodging Associates, LLC	GCL Holdco, LLC	Holiday Inn Express Chesapeake - Norfolk 721 Conference Center Drive Chesapeake, VA 23320	
5.	Oyster Point Contributors listed on the signature pages to the Contribution Agreement	LTD Oyster Point, LLC	Holiday Inn Newport News - City Center (HINN) 980 Omni Blvd. Newport News, VA 23606	
6.	GHP Holdco Mezz, LLC	GHP Holdco, LLC	Residence Inn Chesapeake (RICG) 1500 Crossways Boulevard Chesapeake, VA 23320	
7.	Greenbrier Hotel Partners Two, LLC	GHP Two Holdco, LLC	SpringHill Suites Chesapeake (SHSC) 1446 Crossways Boulevard Chesapeake, VA 23320	
8.	NMA Holdco Mezz, LLC	NMA Holdco, LLC	SpringHill Suites Norfolk/Virginia Beach (SHSN) 6350 Newtown Road Norfolk, VA 23502	
9.	Hollymead Contributors listed on the signature pages to the Contribution Agreement	LTD Hollymead, LLC	Staybridge Suites Charlottesville Airport (SBSC) 3060 Laurel Park Ln Charlottesville, VA 22911	

Exhibit A-1

130116915.23

Exhibit A-2 130116915.23 Excluded Properties [See Exhibit C] 1. Residence Inn Norfolk Airport by Marriott, 1590 N Military Highway, Norfolk, VA 2. The Element Hotel, 1851 Merchant Lane, Peninsula Town Center, Hampton, Virginia 23666 (Westin)

Exhibit B-1 ACTIVE 685486760v16 EXHIBIT B LTD Formation Transactions Listing of all internal transfer transactions among LTD Entities and their Affiliates and certain other structuring transactions to be completed on or thirty (30) days before the Closing.

Exhibit C-1 ACTIVE 685486760v16 EXHIBIT C Excluded LTD Properties

Exhibit D-1 ACTIVE 685486760v16 EXHIBIT D Form of Tax Treatment Consent

Exhibit E-1 ACTIVE 685486760v16 EXHIBIT E Form of Assignment and Assumption of Membership Interests 1 This Assignment and Assumption of Membership Interests (this “Assignment”) is dated as of [_____________] (the “Effective Date”), by and between [Greenbrier Hotel Partners One, LLC, a Virginia limited liability company] (“Assignor”), and Caliber Hospitality, LP, a Delaware limited partnership (“Assignee”). RECITALS A. The Assignor owns one hundred percent (100%) of the membership interests (the “Contributed Interests”) of [GHP One, LLC, a Delaware limited liability company] (the “Contributed Entity”). B. The parties hereto have entered into that certain Contribution Agreement, dated as of May __, 2023, by and among the Assignor, the other LTD Entities party thereto, Caliber Hospitality Trust, Inc., a Maryland corporation (“Caliber REIT”), and the Assignee (the “Contribution Agreement”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Contribution Agreement. C. In connection with the consummation of the transactions contemplated by the Contribution Agreement, Assignor desires to assign to Assignee all its right, title and interest in and to the Contributed Interests as more specifically set forth in the Contribution Agreement and Assignee desires to acquire the same. AGREEMENT In consideration of the recitals set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows: 1. Assignment. Subject to the terms and conditions set forth in the Contribution Agreement, for valuable consideration received from Assignee, Assignor does hereby grant, bargain, convey, sell, assign, transfer and deliver to Assignee all of its right, title and interest in and to the Contributed Interests in exchange for cash and/or the issuance of OP Units. 2. Assumption. Assignee hereby accepts the assignment of the Contributed Interests, assumes all of the rights and obligations of Assignor in respect of the Contributed Interests from the Effective Date and agrees to perform and discharge when due all of the obligations and liabilities associated therewith as the sole member of the Contributed Entity and owner of the Contributed Interests. 3. Withdrawal; Admission of Member. Assignor and Assignee hereby confirm that, effective as of the Effective Date, (a) Assignee is hereby admitted as a member of the Contributed Entity, and (b) Assignor hereby withdraws as a member of the Contributed Entity, and (c) the Contributed Entity shall continue without dissolution. Assignee agrees to be legally bound by all of the terms and conditions of that certain [Limited Liability Company Agreement of GHP One, LLC, dated as of January 15, 2016] (as amended, the “Operating Agreement”) and will be deemed to have joined as a party to the Operating Agreement. From and after the date hereof, Assignee shall be entitled to exercise all rights, powers and privileges with respect to the Contributed Interests as set forth in the Operating Agreement. 4. Further Assurances. Each of the parties hereto shall execute and deliver, at the reasonable request of the other party hereto, such additional documents, instruments, conveyances and assurances and take such further actions as such other party may reasonably request to carry out the provisions hereof and give effect to the transactions contemplated by this Assignment. 1 GT comments provided in separate document

Exhibit E-2 ACTIVE 685486760v16 5. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any conflicts of law rules. This Assignment shall become effective between the Assignor and Assignee on the Effective Date. 6. Instrument of Conveyance Only. This Assignment is being made by Assignor and Assignee pursuant to the requirements of the Contribution Agreement, the terms and conditions of which are incorporated herein by this reference, and this Assignment shall be subject to such terms and conditions. Nothing set forth in this Assignment is intended to or shall expand, enlarge, modify, restrict, limit, or abridge any of the terms, representations, warranties, covenants, conditions, agreements, provisions, rights, benefits, obligations or liabilities of Assignor or Assignee beyond that set forth in the Contribution Agreement. In the event of any conflict, ambiguity or discrepancy between the terms or conditions of the Contribution Agreement and this Assignment, the terms and conditions of the Contribution Agreement shall be controlling in all respects. For the avoidance of doubt, any controversy or claim arising under this Assignment will be governed solely by, and subject to the terms of, the Contribution Agreement. 7. Counterparts; Amendment. This Assignment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one document. This Assignment may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors and assigns. 8. Signatures. This Assignment may be executed and delivered by electronic means including facsimile, portable document format (i.e., PDF) or DocuSign, and upon the delivery of such signature, said signature will be deemed to have the same effect as if the original signature had been delivered to the other party hereto. 9. Successors and Assigns. This Assignment shall bind and inure to the benefit of Assignor and Assignee and their respective successors and assigns. [Remainder of this page intentionally left blank]

Exhibit E-3 ACTIVE 685486760v16 IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption of Membership Interests to be executed and delivered as of the day and year first above written. ASSIGNOR: [GREENBRIER HOTEL PARTNERS ONE, LLC, a Virginia limited liability company] By:___________________________________ Name:________________________________ Title:__________________________________ ASSIGNEE: CALIBER HOSPITALITY, LP, a Delaware limited partnership By: Caliber Hospitality Trust, Inc., a Maryland corporation its General Partner By:___________________________________ Name:________________________________ Title:__________________________________

130116915.23 EXHIBIT F-1 Caliber: LTD: Form of Contract Assign EXHIBIT F Form of Contract Assignment Agreement2 This Contract Assignment Agreement (this “Assignment”) is dated as of [_____________] (the “Effective Date”), by and between [Greenbrier Hotel Partners One, LLC, a Virginia limited liability company] (“Assignor”), and Caliber Hospitality, LP, a Delaware limited partnership (“Assignee”). RECITALS D. The parties hereto have entered into that certain Contribution Agreement, dated as of May __, 2023, by and among the Assignor, the other LTD Entities party thereto, Caliber Hospitality Trust, Inc., a Maryland corporation (“Caliber REIT”), and the Assignee (the “Contribution Agreement”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Contribution Agreement. E. In connection with the consummation of the transactions contemplated by the Contribution Agreement, Assignor desires to assign to Assignee all its right, title and interest in, to and under the contracts listed on Schedule I attached hereto (collectively, the “Assigned Agreements”), and Assignee desires to acquire the same. AGREEMENT In consideration of the recitals set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows: 1. Assignment. Subject to the terms and conditions set forth in the Contribution Agreement, for valuable consideration received from Assignee, Assignor does hereby grant, bargain, convey, sell, assign, transfer and deliver to Assignee all of Assignor’s right, title and interest in, to and under the Assigned Agreements. 2. Assumption. Subject to the terms and conditions set forth in the Contribution Agreement, Assignee hereby accepts Assignor’s assignment of the Assigned Agreements and hereby assumes all of the rights and obligations of the Assignor under each of the Assigned Agreements. 3. Further Assurances. Each of the parties hereto shall execute and deliver, at the reasonable request of the other party hereto, such additional documents, instruments, conveyances and assurances and take such further actions as such other party may reasonably request to carry out the provisions hereof and give effect to the transactions contemplated by this Assignment. 4. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any conflicts of law rules. This Assignment shall become effective between the Assignor and Assignee on the Effective Date. 5. Instrument of Conveyance Only. This Assignment is being made by Assignor and Assignee pursuant to the requirements of the Contribution Agreement, the terms and conditions of which are incorporated herein by this reference, and this Assignment shall be subject to such terms and conditions. Nothing set forth in this Assignment is intended to or shall expand, enlarge, modify, restrict, limit, or abridge any of the terms, representations, warranties, covenants, conditions, agreements, provisions, rights, benefits, obligations or liabilities of Assignor or Assignee beyond that set forth in the Contribution Agreement. In the event of any conflict, ambiguity or discrepancy between the terms or 2 GT comments provided in separate document

EXHIBIT F-2 ACTIVE 685486760v16 conditions of the Contribution Agreement and this Assignment, the terms and conditions of the Contribution Agreement shall be controlling in all respects. For the avoidance of doubt, any controversy or claim arising under this Assignment will be governed solely by, and subject to the terms of, the Contribution Agreement. 6. Counterparts; Amendment. This Assignment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one document. This Assignment may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors and assigns. 7. Signatures. This Assignment may be executed and delivered by electronic means including facsimile, portable document format (i.e., PDF) or DocuSign, and upon the delivery of such signature, said signature will be deemed to have the same effect as if the original signature had been delivered to the other party. 8. Successors and Assigns. This Assignment shall bind and inure to the benefit of Assignor and Assignee and their respective successors and assigns. [Remainder of this page intentionally left blank]

Exhibit F-3 ACTIVE 685486760v16 IN WITNESS WHEREOF, the parties hereto have caused this Contract Assignment Agreement to be executed and delivered as of the day and year first above written. ASSIGNOR: [GREENBRIER HOTEL PARTNERS ONE, LLC, a Virginia limited liability company] By:___________________________________ Name:________________________________ Title:__________________________________ ASSIGNEE: CALIBER HOSPITALITY, LP, a Delaware limited partnership By: Caliber Hospitality Trust, Inc., a Maryland corporation, its General Partner By:___________________________________ Name:________________________________ Title:__________________________________

Exhibit G-1 ACTIVE 685486760v16 EXHIBIT G Form of Closing Certificate Separate document; to be added

Exhibit I-1 ACTIVE 685486760v16 EXHIBIT H Form of FIRPTA Certificate3 CERTIFICATE OF NON-FOREIGN STATUS A. Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury regulations promulgated thereunder, provide that a transferee of a “United States real property interest” (as defined in Section 897(c) of the Code) must withhold tax if the transferor is a foreign person. B. Section 1446 of the Code, and the Treasury regulations promulgated thereunder, provide that a transferee of a partnership interest must withhold tax if (i) the transferor’s amount realized is treated as effectively connected with the conduct of a U.S. trade or business (as defined in Section 864(c)(8) of the Code), and (ii) the transferor partnership includes one or more foreign persons as its partners. To inform CALIBER HOSPITALITY, LP, a Delaware limited partnership (the “Transferee”), that withholding of tax is not required upon the transfer of any interest in any assets (including any United States real property interests and partnership interests) by [CONTRIBUTOR], a [STATE] limited liability company (the “Transferor”), under that certain Contribution Agreement, by and between the Transferor and the Transferee, dated as of [TRANSACTION DATE], the undersigned hereby certifies the following on behalf of the Transferor: 1. The Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and Treasury regulations). 2. The Transferor is not a disregarded entity as defined in Treasury Regulation Section 1.1445-2(b)(2)(iii). 3. The Transferor’s amount realized is treated as effectively connected the conduct of a U.S. trade or business, however, the Transferor does not include any foreign persons as its partners. 4. The Transferor’s employer identification number is [EIN #] 5. The Transferor’s principal office address is: [ADDRESS] The undersigned understands and acknowledges that this certification may be disclosed to the Internal Revenue Service by the Transferee and that any false statement contained herein could be punished by fine, imprisonment or both. 3 GT comments to be provided in separate document

Exhibit I-2 ACTIVE 685486760v16 Signatures on the Following Page Under penalties of perjury, the undersigned declares that it has examined this certification and to the best of its knowledge and belief, it is true, correct and complete, and the undersigned further declares that it has authority to sign and deliver this certification on behalf of the Transferor. This certificate is dated effective as of the __ day of _____, 20__. [TRANSFEROR] By: _________________________________ NAME: TITLE

Exhibit I-1 ACTIVE 685486760v16 EXHIBIT I Form of Tax Protection Agreement TAX PROTECTION AGREEMENT THIS TAX PROTECTION AGREEMENT (this “Agreement”) is made and entered into effective as ________, 2023 (the “Effective Date”) by and among [CALIBER HOSPITALITY REIT, INC., a Maryland corporation]4 (the “Company”), CALIBER HOSPITALITY, LP, a Delaware limited partnership (the “Operating Partnership”), the persons listed on the attached Schedule 1 (each an “Initial Protected Partner” and, together, the “Initial Protected Partners”5), and any substitute or additional Protected Partners (as defined below) becoming a party hereto after the Effective Date and in accordance with the terms hereof. Each of the parties to this Agreement is referred to individually herein as a “Party” and collectively as the “Parties”. WHEREAS, pursuant to a Contribution Agreement, dated as of _______, 2023 (the “Contribution Agreement”), one or more entities of which the Protected Partners (as defined below) were members or partners and that directly or indirectly own or lease real property (the “Existing Entity” or “Entities”), as identified in such Contribution Agreement, subject to specified liabilities, merged with the Partnership or a Subsidiary of the Partnership, with the Protected Partners (or limited liability companies in which the Protected Partners are members) receiving common units (“OP Units”) of limited partnership interest in the Partnership (the “Transaction”); WHEREAS, it is intended for federal income tax purposes that the Transaction be treated as a transfer of the equity interests in the Existing Entities to the Partnership in exchange for OP Units under Section 721 of the Code (as defined below) including, where applicable, pursuant to the “assets over” form of transaction set forth in Treasury Regulation Section 1.708-1(c)(3); WHEREAS, in accordance with the Transaction Agreements and in consideration for the agreement of the Protected Partners to consummate the Transaction, the Parties desire to enter into this Agreement regarding certain tax matters associated with the Transaction; and WHEREAS, the Partnership desire to evidence its agreement regarding amounts that may be payable as a result of certain actions being taken (directly or indirectly) by the Partnership regarding the disposition of certain of the direct or indirect assets of Partnership or other contributed assets and certain debt obligations of the Partnership, its partners and its subsidiaries. NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein and in the Transaction Agreements, the Parties hereby agree as follows: ARTICLE I DEFINITIONS To the extent not otherwise defined herein, capitalized terms used in this Agreement shall have the meanings ascribed to them in the Transaction Agreements (as defined above). “Accounting Firm” has the meaning set forth in Section 4.2. 4 [NTD: To be changed if the initial entity that will become the REIT or C Corporation in the IPO starts out as an LLC or limited partnership (and not a C corp) for optionality.] 5 [NTD: Initial Protected Partners to include only LTD holding company that is an initial limited partner of the Operating Partnership. The individual members of each such LTD holding company are included in the definition of “Protected Partner”.]

Exhibit I-2 ACTIVE 685486760v16 “Affiliate” of a person means any other person Controlling, Controlled by, or under common Control with such person. “Agreement” has the meaning set forth in the Preamble. “Book Gain” means any gain that would not be required under Section 704(c) of the Code and the applicable regulations to be specially allocated to the Protected Partners for federal income tax purposes (for example, any gain attributable to appreciation in the actual value of the Protected Property following the Closing Date or any gain resulting from reductions in the “book value” of the Protected Property following the Closing Date). “Business Day” means any day except a Saturday, a Sunday, or other day on which commercial banks in the City of New York are authorized or obligated by law to close. “Cash Consideration” has the meaning set forth in Section 2.3(ii). “Closing Date” means the date on which the Transaction will be effective. “Code” means the Internal Revenue Code of 1986, as amended. “Control,” including the terms “Controlling,” “Controlled by,” and “under common Control with,” means possession, directly or indirectly (through one or more intermediaries), of the power to direct or cause the direction of the management or policies (whether through ownership of voting securities, by contract or otherwise) of a person. “Deficit Restoration Obligation” or “DRO” means a written obligation by a Protected Partner to restore part or all of its deficit capital account in the Operating Partnership upon the occurrence of certain events (which written obligation may provide for an indemnity in favor of the general partner of the Operating Partnership).6 “Effective Date” has the meaning set forth in the Preamble. “Final Determination” means (i) a decision, judgment, decree or other order by any court of competent jurisdiction, which decision, judgment, decree or other order has become final after all allowable appeals by either party to the action have been exhausted or after the time for filing such appeals has expired, (ii) a binding settlement agreement entered into in connection with an administrative or judicial proceeding (iii) the expiration of the time for instituting a claim for refund, or if such a claim was filed, the expiration of the time for instituting suit with respect thereto or (iv) the expiration of the time for instituting suit with respect to a claimed deficiency. “Founders Shares” means the common shares denoted in the Caliber REIT Charter as Class A shares. “Guaranteed Amount” means, with respect to any Guaranteed Debt and any Partner Guarantor, the aggregate amount of such Guaranteed Debt that is guaranteed by such Partner Guarantor and for which such Partner Guarantor is treated as having “economic risk of loss” for purposes of Treasury Regulations Section 1.752-2 as a result of such guarantee. “Guaranteed Debt” means any loan existing, incurred or assumed by the Operating Partnership or any Subsidiaries treated for U.S. federal income tax purposes as a partnership or entity disregarded as 6 [NTD: BDO schedule to be attached showing the required minimum current and continued debt maintenance for the entire Tax Protection Period.]

Exhibit I-3 ACTIVE 685486760v16 separate from its owner that is guaranteed in whole or in part by Partner Guarantors at any time on or after the Closing Date pursuant to Article III hereof. “Indirect Owner” means, in the case of a Protected Partner that is an entity that is classified as a partnership, disregarded entity or subchapter S corporation or real estate investment trust for federal income tax purposes, any person owning an equity interest in such Protected Partner as of the Effective Date, and in the case of any Indirect Owner that itself is an entity that is classified as a partnership, disregarded entity, subchapter S corporation or real estate investment trust for federal income tax purposes, any person owning an equity interest in such entity as of the Effective Date; provided that, any person or entity that is issued OP Units and either (a) sells all those OP Units for cash or (b) converts all those OP Units for an ownership interest in the Company, shall not be treated or considered an Indirect Owner. “Initial Units” means the Units initially received in the Transaction by the Initial Protected Partners (i) reduced by the number of Units disposed of by the Protected Partners to Excluded Transferees that do not become Protected Partners with respect to such Units and (ii) adjusted appropriately to take into account Unit splits, Unit recapitalizations, a merger or similar restructuring of the Operating Partnership and similar such events. “Initial Protected Partners” has the meaning set forth in the recitals. “OP Agreement” means the Agreement of Limited Partnership of the Operating Partnership, dated as of [March 31, 2023]. “OP Units” has the meaning set forth in the recitals. “Operating Partnership” has the meaning set forth in the Preamble. “Maintained Debt” means the indebtedness under the loan agreements and related documents assumed or deemed to be assumed by the Operating Partnership as a result of the Transaction on the Closing Date. “Maintained Debt Guarantees” means the guarantees of the Maintained Debt existing on the Closing Date. “Minimum Liability Amount” means, for each Protected Partner, the amount set forth on Schedule 3 hereto next to such Protected Partner’s name, as amended from time to time. “Nonrecourse Liability” has the meaning set forth in Treasury Regulations Section 1.752-1(a)(2). “Partner Guarantor” means a Protected Partner who has guaranteed any portion of the Guaranteed Debt.7 “Partnership Interest Consideration” has the meaning set forth in Section 2.3(ii). “Pre-Transaction Gain” means, with respect to each Protected Property and as reflected on Schedule 2 hereof, the excess of: (i) the fair market value of such Protected Property as of the Closing Date; over (ii) the adjusted tax basis of the Protected Property immediately after the Closing Date (reduced by any income or gain recognized as a result of the Transaction). 7 [NTD: BDO to model the extent (if any) to which any LTD entity or individual guarantees are needed at closing and thereafter during the Tax Protection Period to avoid phantom income for the LTD Contributors in light of the shift in basis under Section 752 over time as book depreciation is claimed. Would require back-to- back guarantees from LTD entities and their members.]

Exhibit I-4 ACTIVE 685486760v16 “Proceeding” has the meaning set forth in Section 6.1. “Protected Gain” means the amount of Pre-Transaction Gain, without duplication, that would be allocated to and recognized by a Protected Partner under Section 704(c) of the Code in the event of the sale of the Protected Properties in a fully taxable transaction; provided, however, Protected Gain shall exclude any gain recognized by a Protected Partner under the Code pursuant to the Transaction. An estimate of the Partnership’s aggregate Protected Gain as of the Effective Date is set forth on Schedule 1. For purposes of calculating the amount of Pre-Transaction Gain allocable to a Protected Partner under Section 704(c) of the Code as of any date: (A) such amount of gain shall be reduced by adjustments to the amount of gain subject to Section 704(c) as of the Closing Date pursuant to the Treasury Regulations thereunder; and (B) any “reverse Section 704(c) gain” allocable to such Partner pursuant to Treasury Regulations Section 1.704-3(a)(6) shall not be taken into account unless, as a result of adjustments to the “book value” of any Protected Property pursuant to the OP Agreement, all or a portion of the gain recognized by the Operating Partnership that would have been Section 704(c) gain without regard to such adjustments becomes or is treated as “reverse Section 704(c) gain” or Section 704(b) gain under Section 704 of the Code, in which case such gain shall continue to be treated as Section 704(c) gain. Book Gain shall not be considered Protected Gain. “Protected Partner” means (i) each of the Initial Protected Partners or (ii) any Indirect Owner of the Initial Protected Partners who (a) has notified the Partnership of its status as a Protected Partner and (b) provides all documentation reasonably requested by the Partnership to verify such status (including any applicable debt guarantee), but excludes any person that ceases to be a Protected Partner pursuant to this Agreement. “Protected Property” means (i) each of the properties identified as a Protected Property on the attached Schedule 2; (ii) any direct or indirect interest owned by the Operating Partnership in any Subsidiary that owns an interest in a Protected Property, if the disposition of that interest would result in the recognition of Protected Gain by a Protected Partner; and (iii) any other property that the Operating Partnership receives, directly or indirectly, that is in whole or in part a “substituted basis property” as defined in Section 7701(a)(42) of the Code with respect to a Protected Property or interest therein and listed on Schedule 2 hereof. For the avoidance of doubt, if any Protected Property is transferred to another entity in a transaction in which gain or loss is not recognized, and if the acquiring entity’s disposition of such Protected Property would cause a Protected Partner to recognize gain or loss as a result thereof, such Protected Property shall remain subject to this Agreement. “Subsidiary” means any entity in which the Operating Partnership owns a direct or indirect interest that owns a Protected Property on the Closing Date or that thereafter is a successor to the Operating Partnership’s direct or indirect interests in a Protected Property. “Successor Partnership” has the meaning set forth in Section 2.2(i). “Tax Claim” has the meaning set forth in Section 6.1. “Tax Protection Period” means the period commencing on the Closing Date and ending at 12:01 AM on the day after the seven (7) year anniversary of the Closing Date; provided, however, that with respect to a Protected Partner, the Tax Protection Period shall terminate at such time as (i) such Protected Partner has disposed of one hundred percent (100%) of the OP Units received in the Transaction by such Protected Partner in one or more taxable transactions or (ii) there is a Final Determination that no portion of the Transaction qualified for tax-deferred treatment under Section 721 of the Code. “Transaction” has the meaning set forth in the recitals. “Units” means the OP Units, and any other interest in an entity taxable as a partnership for U.S. federal income tax purposes into which such OP Units are directly or indirectly converted pursuant to a

Exhibit I-5 ACTIVE 685486760v16 state law conversion of the Operating Partnership, a merger of the Operating Partnership or a contribution of substantially all the assets and liabilities of the Operating Partnership. ARTICLE II RESTRICTIONS ON DISPOSITIONS OF PROTECTED PROPERTIES 2.1 General Prohibition on Disposition of Protected Properties. The Operating Partnership agrees for the benefit of each Protected Partner, and for the term of the Tax Protection Period, not to directly or indirectly sell, exchange, transfer or otherwise dispose of a Protected Property or any interest therein (without regard to whether such disposition is voluntary or involuntary) in a transaction that would cause a Protected Partner to recognize [(or result in a Protected Partner recognizing)]8 any Protected Gain under Section 704(c) of the Code [or cause a Protected Partner to be allocated a similar amount of gain as described below]9. Without limiting the foregoing, the words “sell, exchange, transfer or otherwise dispose of” by the Operating Partnership shall be deemed to include, and the prohibition shall extend to: (i) any direct or indirect disposition by any direct or indirect Subsidiary of any Protected Property or any interest therein; (ii) any direct or indirect disposition by the Operating Partnership or Subsidiary of any Protected Property (or any direct or indirect interest therein) that is subject to Section 704(c)(1)(B) of the Code and the Treasury Regulations thereunder; (iii) any direct or indirect disposition by the Operating Partnership or any Subsidiary of all or any portion of its interest in any Subsidiary that owns a direct or indirect interest in the Protected Property (or any direct or indirect interest therein); and (iv) any distribution by the Operating Partnership to a Protected Partner that is subject to Section 737 of the Code and the Treasury Regulations thereunder. Without limiting the foregoing, a disposition shall include any transfer, voluntary or involuntary, by the Operating Partnership or any Subsidiary in a foreclosure proceeding, pursuant to a deed in lieu of foreclosure, or in a bankruptcy proceeding. A disposition shall not include any direct or indirect redemption or other transfer by a Protected Partner of its OP Units. Notwithstanding anything in this Agreement to the contrary, this Article II shall not apply to a condemnation or other taking of any Protected Property or any direct or indirect interest therein by a governmental entity or authority in an eminent domain proceeding. However, if a transfer of a Protected Property or any direct or indirect interest therein occurs pursuant to the preceding sentence, the Operating Partnership shall use its best efforts to qualify such transfer as an involuntary conversion under Section 1033 of the Code that does not result in the recognition of Protected Gain by a Protected Partner [(including acquiring like-kind property within the time required by Code Section 1033)]. 2.2 Exceptions Where No Gain Recognized. Notwithstanding the restrictions set forth in Section 2.1: (i) The Operating Partnership and any Subsidiary may dispose of any Protected Property (or an interest therein) if and to the extent such disposition qualifies as a “like-kind exchange” under Section 1031 of the Code, or an involuntary conversion under Section 1033 of 8 Please explain. 9 Please explain.

Exhibit I-6 ACTIVE 685486760v16 the Code, or other transaction (including, but not limited to, a contribution of property to any entity that qualifies for the non-recognition of gain under Section 721 or Section 351 of the Code, or a merger or consolidation of the Operating Partnership with or into another entity that qualifies for taxation as a “partnership” for U.S. federal income tax purposes (a “Successor Partnership”)) that, as to each of the foregoing, does not result (in the year of such disposition or in a later year within the Tax Protection Period) in the recognition of any Protected Gain to a Protected Partner with respect to any of the OP Units. In further clarification thereof, in the case of a “like-kind exchange” under Section 1031 of the Code, if such exchange is with a “related party” within the meaning of Section 1031(f)(3) of the Code, any direct or indirect disposition by such related party of the Protected Property or any other transaction prior to the expiration of the two (2) year period following such exchange and within the Tax Protection Period that would cause Section 1031(f)(1) of the Code to apply with respect to such Protected Property (including by reason of the application of Section 1031(f)(4) of the Code) and a result of which a Protected Partner recognizes Protected Gain shall be considered a violation of Section 2.1 by the Operating Partnership. (ii) The Operating Partnership shall not be obligated to indemnify any Protected Partner pursuant to the terms of this Agreement with respect to, in connection with or arising in any way as a result of (A) the treatment or tax positions taken by the Initial Protected Partners prior to the date of the Transaction, or (B) changes in tax law, including retroactive tax law changes, made or enacted after the Effective Date. 2.3 Mergers. (i) Any merger or consolidation involving the Operating Partnership or any Subsidiary, whether or not the Operating Partnership or Subsidiary is the surviving entity in such merger or consolidation, that results in a Protected Partner recognizing part or all of the Protected Gain under Section 704(c) of the Code shall be deemed a disposition of the Protected Property subject to Section 2.1. (ii) Notwithstanding Section 2.3(i), Section 2.1 shall not apply to a voluntary, actual disposition by a Protected Partner of OP Units in connection with a merger or consolidation of the Operating Partnership pursuant to which (1) the Protected Partner is offered as consideration for OP Units either cash or property treated as cash pursuant to Section 731 of the Code (“Cash Consideration”) or partnership interests and the receipt of such partnership interests would not result in the recognition of gain for U.S. federal income tax purposes by the Protected Partner (“Partnership Interest Consideration”); (2) the Protected Partner has the right to elect to receive solely Partnership Interest Consideration in exchange for such Protected Partner’s OP Units, and the continuing partnership has agreed in writing to assume the obligations of the Operating Partnership under this Agreement; (3) no Protected Gain is recognized by the Operating Partnership as a result of any partner of the Operating Partnership receiving Cash Consideration; and (4) the Protected Partner elects or is deemed to elect to receive any Cash Consideration. 2.4 Issuances of Additional Equity Interests. Notwithstanding the above, the issuance of additional partnership interests in the Operating Partnership pursuant to the Partnership Agreement shall not be considered to be prohibited by this Article unless such partnership interests are in a form that either their issuance, or any exercise by a holder of any rights thereunder, would be considered to result in a direct or indirect taxable disposition by the Operating Partnership or any Subsidiary of the Protected Property or any interest therein (determined taking into account, without limitation, Sections 704(c)(1)(B), 707(a), and 737 of the Code). ARTICLE III ALLOCATION OF LIABILITIES; GUARANTEE OPPORTUNITY AND DEFICIT RESTORATION OBLIGATIONS

Exhibit I-7 ACTIVE 685486760v16 3.1 Maintenance of Indebtedness. During the Tax Protection Period, the Operating Partnership shall maintain the Maintained Debt, provided that the Operating Partnership may make any required debt service payments on the Maintained Debt pursuant to the terms as of the date hereof, and the Operating Partnership may refinance the Maintained Debt with property level debt secured by the same properties that currently secure the Maintained Debt so long as the refinancing debt has a term and payment schedule no earlier than the Maintained Debt. If the Operating Partnership refinances the Maintained Debt, the Operating Partnership will offer to each Protected Partner the opportunity to enter into a guarantee on commercially reasonable terms that are acceptable to each Protected Partner with respect to such refinancing debt. During the Tax Protection Period, subject to the entrepreneurial risk of the Operating Partnership, the Operating Partnership may, but is not required to, reduce the Maintained Debt, provided that the obligation to allocate the Minimum Liability Amount to the extent required by this Article III shall continue to apply. 3.2 Maintenance of Indebtedness. During the Tax Protection Period, the Partnership shall maintain an amount of indebtedness sufficient to allow each Protected Partner, after taking advantage of the provisions of this Article III, to be allocated Partnership liabilities for purposes of Section 752 of the Code, and to be “at risk” with respect to Partnership liabilities for purposes of Section 465 of the Code, in each case in an amount no less than such Protected Partner’s Minimum Liability Amount. 3.3 Minimum Liability Allocation. (i) During the Tax Protection Period, the Operating Partnership will offer to each Protected Partner the opportunity, in the Partnership’s discretion, either (i) to enter into a “vertical slice guarantee” of certain liabilities of the Operating Partnership pursuant to which the lender for such Guaranteed Debt is required to pursue all other collateral and security for the Guaranteed Debt (other than any “vertical slice guarantees”) prior to seeking to collect on such a Partner Guarantor, and the Protected Partner will guarantee a fractional share of each dollar of the Guaranteed Debt, and the maximum aggregate liability of each partner for all Guaranteed Debt shall be limited to the amount actually guaranteed by such Partner Guarantor (a “Vertical Slice Guarantee”) or (ii) in the event that the Operating Partnership has sufficient recourse debt outstanding, to enter into a Deficit Restoration Obligation, commercially reasonable guarantees, reimbursement agreements or indemnifications, in such amount or amounts so as to cause a special allocation of partnership liabilities to such Protected Partner for purposes of Section 752 of the Code such that the Protected Partner’s allocable share of Operating Partnership liabilities equals such Protected Partner’s Minimum Liability Amount and to cause a special allocation of partnership liabilities for purposes of Section 465 of the Code that increases the Protected Partner’s “at risk” amount such that the Protected Partner’s “at-risk” amount equals such Protected Partner’s Minimum Liability Amount. To minimize the need for a Protected Partner to enter into a Vertical Slice Guarantee or Deficit Restoration Obligations, the Operating Partnership will use the traditional method under Treasury Regulations Section 1.752-3(a)(3) to allocate Nonrecourse Liabilities considered secured by a Protected Property to the Protected Partners to the extent that the “built-in gain” with respect to those properties exceeds the amount of the Nonrecourse Liabilities considered secured by such Protected Property allocated to the Protected Partners under Treasury Regulations Section 1.752-3(a)(2). Any Vertical Slice Guarantee shall also include such indemnities and/or waivers of subrogation as are necessary to ensure that the guaranteed portion of such debt is allocated to the Protected Partner pursuant to the regulations under §752 of the Code. (ii) Notwithstanding the foregoing, if, due to a change in law, a Protected Partner reasonably believes that such Protected Partner may no longer continue to be allocated such Guaranteed Amount of a Guaranteed Debt, such Protected Partner may request a modification of such Vertical Slice Guarantee and the Operating Partnership will use its commercially reasonable efforts to work with the lender with respect to such Guaranteed Debt to have the Vertical Slice Guarantee amended in a manner that will permit such Protected Partner to be allocated such Protected Partner’s Guaranteed Amount with respect

Exhibit I-8 ACTIVE 685486760v16 to the Guaranteed Debt or, in the event the Operating Partnership has sufficient recourse debt outstanding, such Protected Partner, at its option, shall be offered the opportunity to enter into a Deficit Restoration Obligation in an amount equal to such Guaranteed Amount so that, assuming such Deficit Restoration Obligation is effective under applicable law, the amount of Operating Partnership liabilities allocated to such Protected Partner shall not decrease as a result of the change in law. Furthermore, if, due to a change in law, a Protected Partner reasonably believes such Protected Partner may no longer continue to be allocated Partnership liabilities with respect to a Deficit Restoration Obligation, such Protected Partner may request a modification of the terms of such Deficit Restoration Obligation and the Operating Partnership will use commercially reasonable efforts to modify such Deficit Restoration Obligation in a manner that will permit such Protected Partner to be allocated Operating Partnership liabilities in an amount so as to cause such Protected Partner’s allocable share of Operating Partnership liabilities to equal such Protected Partner’s Minimum Liability Amount. 3.4 Notification Requirement. During the Tax Protection Period, the Operating Partnership shall provide prior written notice to a Protected Partner if the Operating Partnership intends to repay, retire, refinance or otherwise reduce (other than due to scheduled amortization) the amount of liabilities with respect to a Protected Property in a manner that may cause a Protected Partner to recognize gain for federal income tax purposes as a result of a decrease of the Protected Partner’s share of Operating Partnership liabilities below the Minimum Liability Amount. 3.5 Additional Allocation of Liabilities. If the Operating Partnership provides notice to a Protected Partner pursuant to Section 3.4, the Operating Partnership shall cooperate with the Protected Partner to arrange an additional allocation of liabilities of the Operating Partnership to the Protected Partner in such amount or amounts so as to increase the amount of partnership liabilities allocated to such Protected Partner for purposes of Section 752 of the Code by an amount necessary to prevent the Protected Partner from recognizing gain for federal income tax purposes up to the Minimum Liability Amount as a result of the intended repayment, retirement, refinancing or other reduction (other than scheduled amortization) in the amount of liabilities with respect to a Protected Property, including, without limitation, offering to the Protected Partner the opportunity, in the Operating Partnership’s discretion, either (i) to enter into additional Vertical Slice Guarantees or (ii) to enter into additional Deficit Restoration Obligations, in either case to the extent of the amount of the Minimum Liability Amount. To minimize the need to make additional special allocations of liabilities of the Operating Partnership pursuant to the preceding sentence, the Operating Partnership will use the traditional method under Treasury Regulations Section 1.752-3(a)(3) to allocate Nonrecourse Liabilities considered secured by a Protected Property to the Protected Partner to the extent that the “built-in gain” with respect to those properties exceeds the amount of the Nonrecourse Liabilities considered secured by such Protected Property and allocated to the Protected Partner under Treasury Regulations Section 1.752-3(a)(2). 3.6 Deficit Restoration Obligation. If the Operating Partnership otherwise has sufficient recourse debt outstanding and a Protected Partner has elected to enter into a Deficit Restoration Obligation, the Operating Partnership will maintain an amount of indebtedness of the Operating Partnership that is considered “recourse” indebtedness (taking into account all of the facts and circumstances related to the indebtedness, the Operating Partnership and the general partner) equal to or greater than the sum of the amounts subject to a Deficit Restoration Obligation of all Protected Partners and other partners in the Operating Partnership. The Deficit Restoration Obligation shall be conclusively presumed to cause the Protected Partner to be allocated an amount of liabilities equal to the Deficit Restoration Obligation amount of such Protected Partner for purposes of Sections 465 and 752 of the Code, provided that (1) the Operating Partnership maintains an amount of debt that is considered “recourse” indebtedness (determined for purposes of Section 752 of the Code and taking into account all of the facts and circumstances related to the indebtedness, the Operating Partnership and the general partner) equal to the aggregate Deficit Restoration Obligation amounts of all partners of the Operating Partnership and (2) all other terms and conditions of the Partnership Agreement with respect to such Deficit Restoration Obligation are met.

Exhibit I-9 ACTIVE 685486760v16 3.7 No Representation With Regard to Tax Treatment. The Company and the Operating Partnership (a) make no representation to any Protected Partner with regard to the tax treatment of the Transaction and (b) provided that the Company and the Operating Partnership comply with their obligations under this Agreement, shall have no liability to any Protected Partner for or in respect of the tax consequences to such partners of any transactions contemplated herein, including whether becoming a guarantor of debt or entering into a Deficit Restoration Obligation will be respected for federal income tax purposes as causing such partner to be considered to “bear the economic risk of loss” with respect to indebtedness for purposes of Section 752 or Section 465 of the Code. ARTICLE IV REMEDIES FOR BREACH 4.1 Monetary Damages. If the Operating Partnership or a Subsidiary breaches its obligations set forth in Article II or Article III with respect to a Protected Partner, the Protected Partner’s sole remedy shall be to receive from the Operating Partnership, and the Operating Partnership shall pay to such Protected Partner as damages, an amount equal to: (i) in the case of a violation of Article II, the aggregate federal, state, and local income taxes (including any applicable federal unearned income Medicare contribution under Section 1411 of the Code) incurred by the Protected Partner or an Indirect Owner with respect to the Protected Gain that is allocable to such Protected Partner under the OP Agreement as a result of the disposition of the Protected Property; and (ii) in the case of a violation of Article III, the aggregate federal, state and local income taxes (including any applicable federal unearned income Medicare contribution under Section 1411 of the Code) incurred by the Protected Partner or an Indirect Owner as a result of the income or gain allocated to, or otherwise recognized by, such Protected Partner with respect to its Protected Gain by reason of such breach; plus, in either case, an additional amount so that, after the payment by such Protected Partner or Indirect Owner of all federal, state and local income taxes on amounts received pursuant to this Section 4.1 (including any tax liability incurred as a result of such Protected Partner’s receipt of such indemnity payment), such Protected Partner has received an amount equal to its total federal, state and local income tax liability incurred as a result of such breach [plus costs of collection (including reasonable attorneys’ fees and costs)]10. For the avoidance of doubt, so long as the Operating Partnership provides the opportunities referenced in Sections 3.1, 3.2, 3.3, 3.5 and 3.6 and complies with the notification requirement of Section 3.4, the Operating Partnership shall have no liability pursuant to this Section 4.1 in the event it is determined that a Protected Partner has not been specially allocated for purposes of Section 752 of the Code an amount of partnership liabilities equal to such Protected Partner’s Minimum Liability Amount or is not treated as receiving a special allocation of partnership liabilities for purposes of Section 465 of the Code that increases such Protected Partner’s “at risk” amount by an amount equal to such Protected Partner’s Minimum Liability Amount. Furthermore, the Operating Partnership shall have no liability pursuant to this Section 4.1 if the Operating Partnership merges into another entity treated as a partnership for federal income tax purposes or the Protected Partner accepts an offer to exchange its OP Units for equity interests in another entity treated as a partnership for federal income tax purposes so long as, in either case, such successor entity assumes or agrees to assume the Operating Partnership’s obligations pursuant to this Agreement. For purposes of computing the amount of federal, state, and local income taxes required to be paid by a Protected Partner (or Indirect Owner), (i) any deduction for state and local income taxes payable as a 10 Business deal point. Not customary.

Exhibit I-10 ACTIVE 685486760v16 result thereof actually allowed in computing federal income taxes shall be taken into account, and (ii) a Protected Partner’s (or Indirect Owner’s), tax liability shall be computed using the highest federal, state and local marginal income tax rates that would be applicable to such Protected Partner’s (or Indirect Owner’s) taxable income (taking into account the character of such income or gain) for the year with respect to which the taxes must be paid, and, except as described in clause (i), without regard to any deductions, losses or credits that may be available to such Protected Partner (or Indirect Owner) that would reduce or offset its actual taxable income or actual tax liability if such deductions, losses or credits could be used by the Protected Partner (or Indirect Owner) to offset other income, gain or taxes of the Protected Partner (or Indirect Owner), either in the current year, in earlier years, or in later years. 4.2 Process for Determining Damages. If the Operating Partnership or a Subsidiary has breached or violated any of the covenants set forth in Article II or Article III (or a Protected Partner asserts that the Operating Partnership or a Subsidiary has breached or violated any of the covenants set forth in Article II or Article III), the Operating Partnership and the Protected Partner (or Indirect Owner) agree to negotiate in good faith to resolve any disagreements regarding any such breach or violation and the amount of damages, if any, payable to such Protected Partner (or Indirect Owner) under Section 4.1. If any such disagreement cannot be resolved by the Operating Partnership and such Protected Partner (or Indirect Owner) within (i) 60 days after the receipt of notice from the Operating Partnership of such breach pursuant to Section 4.3, (ii) 60 days after the receipt of a notice from the Protected Partner that the Operating Partnership or a Subsidiary has breached its obligations under this Agreement, which notice shall set forth the amount of income asserted to be recognized by the Protected Partner and the payment required to be made to such Protected Partner under Section 4.1 as a result of the breach, (iii) 10 days following the date that the Operating Partnership notifies the Protected Partner of its intention to settle, compromise and/or concede any Tax Claim or Proceeding pursuant to Section 6.2, or (iv) 10 days following any Final Determination of any Tax Claim or Proceeding, the Operating Partnership and the Protected Partner shall jointly retain a nationally recognized big four independent public accounting firm (an “Accounting Firm”) to act as an arbitrator to resolve as expeditiously as possible all points of any such disagreement (including, without limitation, whether a breach of any of the covenants set forth in Article II and Article III has occurred and, if so, the amount of damages to which the Protected Partner is entitled as a result thereof, determined as set forth in Section 4.1). The Accounting Firm to be used shall be [_______]11 (i) unless such Accounting Firm is unwilling or unable to serve as the arbitrator or (ii) unless and until replaced by the joint approval of both the Company and such Protected Partner. The Operating Partnership and the Protected Partner shall cooperate with the Accounting Firm and shall furnish the Accounting Firm with all information reasonably requested by the Accounting Firm. All determinations made by the Accounting Firm with respect to the resolution of any breach or violation of any of the covenants set forth in Article II and Article III and the amount of damages payable to the Protected Partner under Section 4.1 shall, subject to any subsequent Tax Claim or Proceeding, and subject to the last sentence of this Section 4.2, be final, conclusive and binding on the Operating Partnership and the Protected Partner. The fees and expenses of any Accounting Firm incurred in connection with any such determination shall be shared equally by the Operating Partnership and the Protected Partner and paid by each of them when due (with failure of a party to pay its share when due resulting in the Accounting Firm ruling in favor of the other party), provided that if the amount determined by the Accounting Firm to be owed by the Operating Partnership to the Protected Partner is less than 95% of the most recent amount proposed in writing by the Operating Partnership to be owed to such Protected Partner prior to the submission of the matter to the Accounting Firm, then all of the fees and expenses of any Accounting Firm incurred in connection with any such determination shall be paid by the Operating Partnership, and if the amount determined by the Accounting Firm to be owed by the Operating Partnership to the Protected Partner is more than five percent (5%) less than the amount proposed in writing by the Protected Partner to be owed to the Protected Partner prior to the submission of the matter to the Accounting Firm, then all fees and expenses of any Accounting Firm incurred in connection with any such determination shall be paid by the Protected Partner. [In the case of any Tax Claim or Proceeding that is resolved pursuant to a Final Determination or that is settled, compromised and/or 11 [NTD: Select default Accounting Firm now (to eliminate potential for deadlock in selection at a time when parties already are in a conflict).]

Exhibit I-11 ACTIVE 685486760v16 conceded pursuant to Section 6.2, the amount of taxes due to the Internal Revenue Service or other taxing authority shall, to the extent that such taxes relate to matters covered in this Agreement, be presumed to be damages resulting from a breach of this Agreement, and the amount of any such damages shall be increased by any interest and penalties required to be paid by the Protected Partner with respect to such taxes (other than interest and penalties resulting from a failure of the Protected Partner to timely and properly file any tax return or to timely pay any tax, unless such failure resulted solely from the Protected Partner reporting and paying its taxes in a manner consistent with the Operating Partnership) so that the amount of the damages under Section 4.1 shall not be less than the amount required to be paid to the Internal Revenue Service or other taxing authority that pertains to matters covered in this Agreement.] 4.3 Required Notices; Time for Payment. If there has been a breach of Article II or Article III, the Operating Partnership shall provide to each affected Protected Partner notice of the transaction or event giving rise to such breach not later than 30 days following the date that the Operating Partnership becomes aware that such transaction or event constitutes a breach of this Agreement and, thereafter, shall provide a calculation of the amount of income to be recognized by any Protected Partner and the amount required be paid to such Protected Partner under Section 4.1 by reason thereof not later than at such time as the Operating Partnership provides to the Protected Partners the IRS Schedule K-1s to the Operating Partnership’s federal income tax return for the year of such transaction. All payments required to be made under Section 4.1 to any Protected Partner shall be made to such Protected Partner at least two Business Days before April 15 of the year following the year in which the transaction or event giving rise to such payment took place; provided that, if the Protected Partner is required to make estimated tax payments that include any income resulting from such transaction or event (taking into account all available safe harbors), the Operating Partnership shall make a payment to the Protected Partner at least two Business Days before the due date for such estimated tax payment, and such payment from the Operating Partnership shall be in an amount that corresponds to the amount of the estimated tax being paid by such Protected Partner at such time with respect to such income (which payment shall be credited against the total amount payable under this Article IV); provided further, that any payment required to be made under Section 4.1 to any Protected Partner resulting from a Tax Claim or Proceeding shall be made at least two Business Days before the date that the relevant taxes are required to be paid as a result of any Final Determination of such Tax Claim or Proceeding or any settlement, compromise and/or concession of such Tax Claim or Proceeding pursuant to Section 6.2. In the event of a payment made after the date required pursuant to this Section 4.3, interest shall accrue on the aggregate amount required to be paid from such date to the date of actual payment at a rate equal to the “prime rate” of interest, as published in The Wall Street Journal (or, if no longer published there, as announced by Citibank or, if not announced by Citibank, then published by an equivalent publication to The Wall Street Journal) effective as of the date the payment is required to be made. 4.4 Offsetting Tax Benefits; Refunds. (i) [Intentionally omitted.] (ii) The Protected Partner shall pay to the Operating Partnership any tax refunds with respect to which the Operating Partnership has paid an amount hereunder. (iii) Notwithstanding clauses (i) and (ii), the amount payable by the Protected Partner under this Section 4.4 shall not exceed the sum of the amounts previously paid by the Operating Partnership to the Protected Partner hereunder. In addition, any subsequent disallowance of tax savings or refunds paid over by the Protected Partner hereunder shall be treated as a tax for which the Operating Partnership is obligated to indemnify the Protected Partner pursuant hereto. ARTICLE V SECTION 704(C) METHOD AND ALLOCATIONS Notwithstanding any provision of the Partnership Agreement, the Operating Partnership shall use the “traditional method” under Treasury Regulations Section 1.704-3(b) for purposes of making all

Exhibit I-12 ACTIVE 685486760v16 allocations under Section 704(c) of the Code with respect to any Protected Property (with no “curative allocation” to offset the effects of the “ceiling rule,” including upon any sale of such a property). ARTICLE VI TAX PROCEEDINGS 6.1 Notice of Tax Audits. If any claim, demand, assessment (including a notice of proposed assessment) or other assertion is made with respect to taxes against any Protected Partner or the Operating Partnership the calculation of which involves a matter covered in this Agreement or the income tax treatment of the Transaction (a “Tax Claim”), or if the Operating Partnership receives any notice from any jurisdiction with respect to any current or future audit, examination, investigation or other proceeding involving the Protected Partners or the Operating Partnership or that otherwise could involve a matter covered in this Agreement and could directly or indirectly affect (adversely or otherwise) the Protected Partners (a “Proceeding”), then (i) in the case of a notification of a Tax Claim or Proceeding received by the Operating Partnership, the Operating Partnership shall promptly notify the Protected Partners of such Tax Claim or Proceeding, but in no event later than 20 Business Days after receipt of such notice, and (ii) in the case of a notification of a Tax Claim or Proceeding received by any Protected Partner, or any notice of any current or future audit, examination, investigation or other proceeding received by a Protected Partner that involves or could involve a matter covered in this Agreement or the income tax treatment of the Merger, the Protected Partner shall promptly notify the Operating Partnership of such Tax Claim, Proceeding, or other notice, but in no event later than 20 Business Days after receipt of such notice. 6.2 Control of Tax Proceedings. The Operating Partnership shall have the right to control the defense, settlement or compromise of any Proceeding or Tax Claim; provided, however, that the Operating Partnership shall keep the Protected Partners duly informed in writing of the progress thereof (including within 5 days after the receipt of a request for a progress report from any Protected Partner) to the extent that such Proceeding or Tax Claim could directly or indirectly affect (adversely or otherwise) the Protected Partners; the Protected Partners shall have the right to participate in the portion of any such Proceeding or Tax Claim related to them at their own expense; and the Operating Partnership shall not settle, compromise and/or concede such portion of such Proceeding or Tax Claim without the prior written consent of the Protected Partners, which written consent shall not be unreasonably withheld, delayed or conditioned. ARTICLE VII AMENDMENT OF THIS AGREEMENT; WAIVER OF CERTAIN PROVISIONS 7.1 Amendment. This Agreement may not be amended, directly or indirectly (including by reason of a merger between the Operating Partnership and another entity), except by a written instrument signed by the Operating Partnership and the Protected Partners holding a majority of the Units held by all Protected Partners, and except as necessary to amend Schedule 1 upon a person becoming a Protected Partner as a result of a transfer of Units; provided, however, that any such amendment shall not have a disproportionately adverse effect on any Protected Partner as compared with the adverse effect on other Protected Partners without such Protected Partner’s written consent. 7.2 Waiver. Notwithstanding the foregoing, upon written request by the Operating Partnership, each Protected Partner, in its sole discretion, may waive the payment of any damages that is otherwise payable to such Protected Partner pursuant to Article IV hereof. Such a waiver shall be effective only if obtained in writing from the affected Protected Partner. ARTICLE VIII MISCELLANEOUS 8.1 Additional Actions and Documents. Each of the Parties hereby agrees to take or cause to be taken such further actions, to execute, deliver, and file or cause to be executed, delivered and filed such further documents, and will obtain such consents, as may be necessary or as may be reasonably requested in order to fully effectuate the purposes, terms and conditions of this Agreement.

Exhibit I-13 ACTIVE 685486760v16 8.2 Assignment. No Party shall assign that Party’s rights or obligations under this Agreement, in whole or in part, except by operation of law, without the prior written consent of the other Parties, and any such assignment contrary to the terms hereof shall be null and void and of no force and effect. Notwithstanding the foregoing, (i) the Operating Partnership may assign its rights and obligations under this Agreement to a direct or indirect successor (including a Successor Partnership), whether by merger, transfer, spin-off or otherwise, to all or substantially all of the assets of the Operating Partnership; and (ii) in the event a Protected Partner transfers its Units in a transaction described in clause (ii) of the definition of “Protected Partner,” such transferee of such Units shall become a Protected Partner for purposes of this Agreement. 8.3 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Protected Partners and their respective successors and permitted assigns, whether so expressed or not. This Agreement shall be binding upon the Company, the Operating Partnership, and any entity that is a direct or indirect successor (including a Successor Partnership), whether by merger, transfer, spin-off or otherwise, to all or substantially all of the assets of the Operating Partnership (or any prior successor thereto as set forth in the preceding portion of this sentence), provided that none of the foregoing shall result in the release of liability of the Company and the Operating Partnership hereunder. 8.4 Captions. The Article and Section headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof. 8.5 Notices. All notices and other communications given or made pursuant hereto shall be in writing, shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon such delivery, mailing or transmission, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like changes of address) or sent by electronic transmission to the email address or tele-copier number specified below (with the time to respond to any notice commencing to run from the date of actual delivery at the address below during normal business hours on a business day, or upon refusal of such delivery) during such hours: (i) if to the Company or the Operating Partnership, to: c/o Caliber Hospitality REIT, Inc. 8901 E Mountain View Rd, Ste 150 Scottsdale, AZ 85258 Attention: John Hartman Facsimile: (480) 219-0970 Email: john.hartman@caliberco.com with a copy to (which shall not constitute notice): Carlton Fields LLP 2029 Century Park East Suite 1200 Los Angeles, CA 90067 Attention: Mark Levinson Facsimile: 310 843 6301 Email: MLevinson@carltonfields.com (ii) if to a Protected Partner, to the address on file with the Operating Partnership. Each Party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or

Exhibit I-14 ACTIVE 685486760v16 communication which shall be hand delivered, sent, mailed, emailed or faxed in the manner described above, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or (with respect to a facsimile) the answerback being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation. 8.6 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original. 8.7 Governing Law. The interpretation and construction of this Agreement, and all matters relating thereto, shall be governed by the laws of the State of Delaware, without regard to the choice of law provisions thereof. 8.8 Consent to Jurisdiction; Enforceability. (i) This Agreement and the duties and obligations of the Parties hereunder shall be enforceable against any of the Parties in the courts of the State of Delaware. For such purpose, each Party hereby irrevocably submits to the nonexclusive jurisdiction of such courts and agrees that all claims in respect of this Agreement may be heard and determined in any of such courts. (ii) Each Party hereby irrevocably agrees that a final judgment of any of the courts specified above in any action or proceeding relating to this Agreement shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. 8.9 Severability. If any part of any provision of this Agreement shall be invalid or unenforceable in any respect, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Agreement. 8.10 Costs of Disputes. Except as otherwise expressly set forth in this Agreement, the non- prevailing Party in any dispute arising hereunder shall bear and pay the costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by the prevailing Party or Parties in connection with resolving such dispute. 8.11 Confidential Information. Each Party agrees that the tax returns and all related information of the other is highly confidential and shall not be disclosed to any person (including the other) for any reason except as contemplated by the Transaction Agreements, the OP Agreement, or as otherwise required by law; provided that the Protected Partner shall disclose to the Operating Partnership under a confidentiality agreement reasonably acceptable to the Protected Partner such tax returns and related information to allow the Operating Partnership to assess and comply with its obligations hereunder and participate in the contest of any Tax Claim or Proceeding. Signatures on the Following Page

Signature Page to Caliber Hospitality LP – Tax Protection Agreement ACTIVE 685486760v16 IN WITNESS WHEREOF, the Company, the Operating Partnership and each Protected Partner have caused this Agreement to be signed by their respective duly authorized officers or representatives, all as of the date first written above. PROTECTED PARTNERS: [LTD CONTRIBUTORS and their Members] GENERAL PARTNER: [CALIBER HOSPITALITY TRUST, INC., a Maryland corporation] _____________________________________ Jennifer Schrader, President, Secretary, and Chief Operating Officer SPECIAL LIMITED PARTNER: CALIBERCOS, Inc., a Delaware corporation ___________________________________ Jennifer Schrader, President and Chief Operating Officer

Schedule 1 to Tax Protection Agreement ACTIVE 685486760v16 Schedule 1 List of Protected Partners [to be provided by LTD and to include both the LTD holding contributors and their individual members]

Schedule 2 to Tax Protection Agreement ACTIVE 685486760v16 Schedule 2 Protected Properties and Pre-Transaction Gains Name of Protected Property Pre-Transaction Gain

Exhibit J-1 ACTIVE 685486760v16 Schedule 3 Minimum Liability Amount Name of Protected Partner Minimum Liability Amount

Exhibit J-1 ACTIVE 685486760v16 EXHIBIT J Form of Equity Holder Agreement Separate document number; to be added.

130116915.23 - 2 - Caliber: Advisory Agreement EXHIBIT K Form of Advisory Agreement12 AMENDED AND RESTATED ADVISORY AGREEMENT AMONG CALIBER HOSPITALITY TRUST, INC. CALIBER HOSPITALITY, L.P. CALIBER HOSPITALITY TRS, LLC AND CALIBER HOSPITALITY MANAGEMENT CO., LLC Effective as of __________, 2023 12 GT comments to be provided in separate document

130116915.23 - 3 - Caliber: Advisory Agreement TABLE OF CONTENTS Page Article I DEFINITIONS .................................................................................................................................. 7 1.01 “Acquisition Expenses” .............................................................................................................. 7 1.02 “Administrative Fees” ................................................................................................................. 7 1.03 “Advisor” .................................................................................................................................... 7 1.04 “Affiliate” or “Affiliated” ............................................................................................................... 8 1.05 “Asset Management Fee” .......................................................................................................... 8 1.06 “Average Property Assets” ........................................................................................................ 8 1.07 “Bankruptcy” .............................................................................................................................. 8 1.08 “Board” ....................................................................................................................................... 8 1.09 “Bylaws” ..................................................................................................................................... 8 1.10 “Capital Stock” ........................................................................................................................... 8 1.11 “Cause” ...................................................................................................................................... 8 1.12 “Charter” .................................................................................................................................... 8 1.13 “Code” ........................................................................................................................................ 8 1.14 “Company” ................................................................................................................................. 9 1.15 “Competitive Real Estate Commission” ..................................................................................... 9 1.16 “Conflicts Committee” ................................................................................................................ 9 1.17 “Contract Sales Price” ............................................................................................................... 9 1.18 “Director” .................................................................................................................................... 9 1.19 “Disposition Fee” ....................................................................................................................... 9 1.20 “Distributions” ............................................................................................................................. 9 1.21 “Enterprise Value” ...................................................................................................................... 9 1.22 “GAAP” ...................................................................................................................................... 9 1.23 “Gross Proceeds” ...................................................................................................................... 9 1.24 “Independent Hotel Manager” .................................................................................................... 9 1.25 “Internalization Price” ................................................................................................................. 9 1.26 “Internalization Transaction” ...................................................................................................... 9 1.27 “Joint Venture” ......................................................................................................................... 10 1.28 “Listing” .................................................................................................................................... 10 1.29 “Loans” ..................................................................................................................................... 10 1.30 “Merger” ................................................................................................................................... 10 1.31 “Net Income” ............................................................................................................................ 10 1.32 “Offering” .................................................................................................................................. 10 1.33 “OP Units” ................................................................................................................................ 10 1.34 “Operating Expenses” .............................................................................................................. 10 1.35 “Operating Partnership” ........................................................................................................... 10 1.36 “Operating Partnership Agreement” ........................................................................................ 10 1.37 “Organization and Offering Expenses” .................................................................................... 11

130116915.23 - 4 - Caliber: Advisory Agreement 1.38 “Performance Allocation Fee” .................................................................................................. 11 1.39 “Permitted Investments” .......................................................................................................... 11 1.40 “Person” ................................................................................................................................... 11 1.41 “Property” or “Properties” ......................................................................................................... 11 1.42 “Property Manager” ................................................................................................................. 11 1.43 “Real Estate-Related Assets” .................................................................................................. 11 1.44 “REIT” ...................................................................................................................................... 11 1.45 “Sale” ....................................................................................................................................... 11 1.46 “SEC” ....................................................................................................................................... 12 1.47 “Settlement” ............................................................................................................................. 12 1.48 “Special OP Units” ................................................................................................................... 12 1.49 “Stockholders”.......................................................................................................................... 12 1.50 “Termination Date” ................................................................................................................... 12 1.51 “Termination Fee” .................................................................................................................... 12 1.52 “TRS Operating Agreement” .................................................................................................... 12 Article II APPOINTMENT ............................................................................................................................ 12 Article III DUTIES OF THE ADVISOR ........................................................................................................ 13 3.01 Organizational and Offering Services ...................................................................................... 13 3.02 Acquisition and Lending Services ........................................................................................... 13 3.03 Asset Management Services ................................................................................................... 14 3.04 Stockholder Services ............................................................................................................... 16 3.05 Legal and Regulatory Services ................................................................................................ 16 3.06 Other Services ......................................................................................................................... 17 Article IV AUTHORITY OF ADVISOR ......................................................................................................... 17 4.01 General .................................................................................................................................... 17 4.02 Powers of the Attorney ............................................................................................................ 17 4.03 Approval by the Board ............................................................................................................. 17 4.04 Modification or Revocation of Authority of Advisor .................................................................. 18 Article V BANK ACCOUNTS ....................................................................................................................... 18 5.01 Establishment .......................................................................................................................... 18 5.02 Comingling of Funds ................................................................................................................ 18 5.03 Reports .................................................................................................................................... 18 Article VI RECORDS, FINANCIAL STATEMENTS, AND CONFIDENTIALITY .......................................... 18 6.01 Records ................................................................................................................................... 18 6.02 Financial Statements ............................................................................................................... 19 6.03 Confidentiality .......................................................................................................................... 19 Article VII LIMITATION ON ACTIVITIES .................................................................................................... 19 7.01 Adverse Effects ....................................................................................................................... 19 7.02 Officer and Director Compensation ......................................................................................... 19 Article VIII FEES ......................................................................................................................................... 19

130116915.23 - 5 - Caliber: Advisory Agreement 8.01 Administrative Fees ................................................................................................................. 20 8.02 Asset Management Fees ......................................................................................................... 20 8.03 Disposition Fees ...................................................................................................................... 20 8.04 Changes to Fee Structure and Terms ..................................................................................... 21 8.05 OP Units in Lieu of Cash ......................................................................................................... 21 8.06 Redemption of Special OP Units ............................................................................................. 21 8.07 Performance Allocation Fee .................................................................................................... 22 8.08 Allocation of Fees .................................................................................................................... 22 Article IX EXPENSES ................................................................................................................................. 22 9.01 General .................................................................................................................................... 22 9.02 Timing of and Additional Limitations on Reimbursements ...................................................... 23 9.03 Limitations on Reimbursement ................................................................................................ 24 Article X VOTING AGREEMENT ................................................................................................................ 24 Article XI RELATIONSHIP OF ADVISOR AND COMPANY AND OTHER ACTIVITIES OF THE ADVISOR .................................................................................................................................................................... 24 11.01 Relationship ............................................................................................................................. 24 11.02 Time Commitment ................................................................................................................... 24 11.03 Investment Opportunities and Allocation ................................................................................. 24 11.04 Other Services ......................................................................................................................... 25 Article XII TERM, TERMINATION AND INTERNALIZATION ..................................................................... 25 12.01 Term ........................................................................................................................................ 25 12.02 Definition of “Cause” ................................................................................................................ 25 12.03 Termination by Advisor ............................................................................................................ 26 12.04 Payments on Termination and Survival of Certain Rights and Obligations ............................ 26 12.05 Internalization. ......................................................................................................................... 26 Article XIII ASSIGNMENT ........................................................................................................................... 26 Article XIV INDEMNIFICATION AND LIMITATION OF LIABILITY ............................................................. 27 14.01 Indemnification ........................................................................................................................ 27 14.02 Limitation on Indemnification ................................................................................................... 27 14.03 Advancement of Legal Expenses ............................................................................................ 28 14.04 Indemnification by Advisor ....................................................................................................... 28 Article XV MISCELLANEOUS ..................................................................................................................... 28 15.01 Notices ..................................................................................................................................... 28 15.02 Modification .............................................................................................................................. 29 15.03 The Caliber Name ................................................................................................................... 29 15.04 Representations, Warranties and Covenants of the Advisor .................................................. 29 15.05 Representations, Warranties and Covenants of the Company ............................................... 30 15.06 Severability .............................................................................................................................. 30 15.07 Construction............................................................................................................................. 30 15.08 Entire Agreement ..................................................................................................................... 30

130116915.23 - 6 - Caliber: Advisory Agreement 15.09 Waiver ...................................................................................................................................... 30 15.10 Gender ..................................................................................................................................... 31 15.11 Titles Not to Affect Interpretation ............................................................................................. 31 15.12 Counterparts ............................................................................................................................ 31

130116915.23 - 7 - Caliber: Advisory Agreement AMENDED AND RESTATED ADVISORY AGREEMENT This AMENDED AND RESTATED ADVISORY AGREEMENT, dated effective as of _____, 2023 (the “Agreement”), is by and among Caliber Hospitality Trust, Inc., a Maryland corporation (the “Company”), Caliber Hospitality, L.P., a Delaware limited partnership (the “Operating Partnership”), Caliber Hospitality TRS, LLC (the “TRS”) and Caliber Hospitality Management Co., LLC., a Delaware limited liability company (the “Advisor”). Capitalized terms used herein shall have the meanings ascribed to them in Article I below. W I T N E S S E T H WHEREAS, the Company currently intends to qualify as a REIT and to invest its funds in investments permitted by the terms of Sections 856 through 860 of the Code; WHEREAS, the Company is the sole general partner of the Operating Partnership and intends to conduct all of its business and make all or substantially all investments through the Operating Partnership, including, the acquiring, developing, owning, asset managing and disposing of hotels; WHEREAS, certain of the Company’s hospitality Properties will be leased to and operated by the TRS; WHEREAS, the Company, the Operating Partnership and the TRS desire to avail themselves of the knowledge, experience, sources of information, advice, assistance and certain facilities available to the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision of, the Board, all as provided herein; and WHEREAS, the Advisor is willing to undertake to render such services, subject to the supervision of the Board, on the terms and conditions hereinafter set forth. NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows: ARTICLE I DEFINITIONS As used in this Agreement the following terms have the meanings specified below: 1.01 “Acquisition Expenses” means any and all expenses, excluding the fees payable to the Advisor pursuant to Article VIII, incurred by Company, the Operating Partnership and the TRS, the Advisor or any of their respective Affiliates in connection with the selection, evaluation, acquisition, origination or development of any Permitted Investment, whether or not acquired or originated, as applicable, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on properties or other investments not acquired, accounting fees and expenses, title insurance premiums, the costs of performing due diligence and miscellaneous other expenses related to the selection, evaluation, acquisition, origination or development of any Permitted Investment. 1.02 “Administrative Fees” has the meaning set forth in Section 8.01. 1.03 “Advisor” means Caliber Hospitality Management, LLC, a Delaware limited liability company, any successor Advisor to the Company, the Operating Partnership and the TRS to which Caliber

130116915.23 - 8 - Caliber: Advisory Agreement Hospitality Management, LLC, or any successor Advisor subcontracts substantially all of its functions. Notwithstanding the foregoing, a Person hired or retained by Caliber Hospitality Management, LLC to perform property management and related services for any member of the Company, the Operating Partnership and the TRS that is not hired or retained to perform substantially all of the functions of Caliber Hospitality Management Co., LLC with respect to the Company, the Operating Partnership or the TRS as a whole shall not be deemed to be an Advisor. 1.04 “Affiliate” or “Affiliated” means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by, or under common control with such other Person; (ii) any Person directly or indirectly owning, controlling or holding, with the power to vote, 10% or more of the outstanding voting securities of such other Person; (iii) any legal entity for which such Person acts as an executive officer, director, trustee or general partner of such other Person; (iv) any Person 10% or more of its outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such other Person; and (v) any executive officer, director, trustee or general partner of such Person. An entity shall not be deemed to control or be under common control with an Advisor-sponsored program unless (i) the entity owns 10% or more of the voting equity interests of such program or (ii) a majority of the Board (or equivalent governing body) of such program is composed of Affiliates of the entity or general partner. 1.05 “Asset Management Fee” has the meaning set forth in Section 8.02. 1.06 “Average Property Assets” means the average of the aggregate book value of Properties before reserves for depreciation or other non-cash reserves, computed by taking the average of the book values of Properties at the end of each month (or partial month) (i) for which any fee under this Agreement is calculated or (ii) during the year for which any Operating Expense reimbursement under this Agreement is calculated. 1.07 “Bankruptcy” as to any Person means the filing of a petition for relief as to such Person as debtor or bankrupt under the Bankruptcy Code of 1978 or similar provision of law of any jurisdiction (except if such petition is contested by such Person and has been dismissed within 90 days); insolvency or bankruptcy of such Person as finally determined by a court proceeding; filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of his assets; commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided that if such proceeding is commenced by another, such Person indicates his approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within 90 days. 1.08 “Board” means the board of directors of the Company, as of any particular time. 1.09 “Bylaws” means the bylaws of the Company, as amended from time to time. 1.10 “Capital Stock” means all capital stock of the Company, including common, preferred and debt securities. 1.11 “Cause” has the meaning set forth in Section 12.02. 1.12 “Charter” means the Articles of Incorporation of the Company, as amended from time to time. 1.13 “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

130116915.23 - 9 - Caliber: Advisory Agreement 1.14 “Company” means Caliber Hospitality Trust, Inc., a Maryland corporation. 1.15 “Competitive Real Estate Commission” means a real estate or brokerage commission for the purchase or sale of Property that is reasonable, customary and competitive in light of the size, type and location of the Property. 1.16 “Conflicts Committee” shall mean the Conflicts Committee of the Company, or, if none should exist, then those Directors who constitute “independent Directors” (as that term is defined in the Charter). 1.17 “Contract Sales Price” means (i) the total consideration actually received by the Company for the sale of a Permitted Investment, less any concessions agreed to in connection with such sale (which may include but are not limited to credits for future building or tenant improvements, credits for future free rent given to tenants, credits for future lease up assumptions, or other future rental concessions) or (ii) in the case of a discounted payoff of a Loan, if any, the total funds actually received by the Company in connection with such payoff, less any expenses related thereto. 1.18 “Director” means a member of the Board. 1.19 “Disposition Fee” has the meaning set forth in Section 8.03. 1.20 “Distributions” means any distributions of money or other property by the Company to the owners of Capital Stock of the Company, including distributions that may constitute a return of capital for federal income tax purposes, but excluding dividends paid in shares of stock. 1.21 “Enterprise Value” means the combined value of (i) the Company’s outstanding common stock and preferred stock, (ii) the value of all OP Units as if they were converted into the Company’s common stock or preferred stock, as applicable, (ii) all indebtedness of the Company, the Operating Partnership and all Subsidiaries, and (iii) all cash and cash equivalents of the Company, the Operating Partnership and all Subsidiaries. 1.22 “GAAP” means generally accepted accounting principles as in effect in the United States of America from time to time. 1.23 “Gross Proceeds” means the aggregate purchase price of all shares of Capital Stock sold for the account of the Company through an Offering, without deduction for Organization and Offering Expenses. 1.24 “Independent Hotel Manager” means an eligible independent contractor that manages one or more of the Properties of the Company that are leased to the TRS, as defined under Section 856(d)(9) of the Code. 1.25 “Internalization Price” means the price ultimately agreed upon by the Company and the Advisor, and paid by the Company to the Advisor in connection with an Internalization Transaction. 1.26 “Internalization Transaction” means a transaction in which (i) the Advisor contributes to the Company, the Operating Partnership, the TRS or another subsidiary all of the assets of the Advisor, including, all furniture, fixtures, leasehold improvements, contract rights, computer software, employment and customer relationships, goodwill, going concern value, other identifiable intangible assets and other business assets then owned by the Advisor, (ii) CaliberCos, Inc. (or its Affiliate) and any other equity holder of the Advisor, contributes to the Company, the Operating Partnership, TRS, or another Subsidiary 100% of the outstanding equity interests in the Advisor, or (iii) this Agreement is terminated and, in the case of any transaction referred to in clause (i), (ii) or (iii), the Company becomes internally managed by the officers and employees of the Advisor, CaliberCos, Inc., or its Affiliates.

130116915.23 - 10 - Caliber: Advisory Agreement 1.27 “IPO” has the meaning set forth in Section 12.01. 1.28 “Joint Venture” means any joint venture, limited liability company, partnership or other entity pursuant to which the Company is a co-venturer or partner with respect to the ownership of any Permitted Investments. 1.29 “Listing” means the listing of a class of the Company’s common securities on the NYSE, the NYSE American LLC (“NYSE American”), the NASDAQ Stock Market (“NASDAQ”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American, or NASDAQ. Upon such Listing, the common securities shall be deemed “Listed.” 1.30 “Loans” means mortgage loans and other types of debt financing investments made by the Company or the Operating Partnership, either directly or indirectly, including through ownership interests in a Joint Venture or partnership, and including, without limitation, mezzanine loans, B-notes, bridge loans, convertible mortgages, wraparound mortgage loans, construction mortgage loans, loans on leasehold interests, and participations in such loans. 1.31 “Merger” means any business combination, merger, consolidation, reorganization, share exchange, sale of all or substantially all of the Corporation’s assets, or similar transaction involving the Company or its subsidiaries into or with another corporation or other Person and as a result of such transaction, a majority of the Board then in office is replaced or removed. 1.32 “NAV” means the Company’s net asset value, calculated pursuant to the Valuation Guidelines. 1.33 “Net Income” means, for any period, the total revenues applicable to such period, less the total expenses applicable to such period and excluding additions to reserves for depreciation, bad debts or other similar non-cash reserves; provided, however, Net Income for purposes of calculating total allowable Operating Expenses (as defined herein) shall exclude the gain from the sale of the Company’s assets. 1.34 “Offering” means a public or private offering of shares of the Company’s Capital Stock, including any common, preferred or debt securities or OP Units or other securities of the Operating Partnership. 1.35 “OP Units” means limited partnership interests in the Operating Partnership. 1.36 “Operating Expenses” means all costs and expenses incurred by the Company, the Operating Partnership, or the TRS, as determined under GAAP and as further defined in Section 9.01(i)- (xvii), that in any way are related to the operation of the Company, the Operating Partnership, the TRS or their respective businesses, including fees paid to the Advisor, but excluding (i) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and Listing of shares of Capital Stock, (ii) real estate commissions on the resale of real property, and (iii) other fees and expenses connected with the acquisition, origination, disposition, operation and ownership of real estate interests, mortgages, loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property), other than commissions on the sale of assets other than real property. 1.37 “Operating Partnership” means Caliber Hospitality, L.P., a Delaware limited partnership. 1.38 “Operating Partnership Agreement” means the Amended and Limited Partnership Agreement of the Operating Partnership, dated as of March 31, 2023, as amended or restated from time to time.

130116915.23 - 11 - Caliber: Advisory Agreement 1.39 “Organization and Offering Expenses” means any and all costs and expenses incurred by or on behalf of the Company, the Operating Partnership and the TRS in connection with the formation of the Company, the Operating partnership, or the TRS and the preparation of the Company or the Operating Partnership for an Offering, including, to the extent applicable, the qualification and registration of the Offering, and the marketing and distribution of shares of Capital Stock or OP Units, whether incurred before or after the date of this Agreement, and including, without limitation, (i) total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys), (ii) any expense allowance granted by the Company or the Operating Partnership to the underwriter or any reimbursement of expenses of the underwriter by the Company or the Operating Partnership, (iii) expenses for printing, engraving, amending and supplementing the registration statements and prospectuses, as applicable, (iv) mailing and distribution costs, (v) salaries and other compensation of employees while engaged in sales activity, (vi) charges of transfer agents, registrars, trustees, escrow holders, depositaries and experts, (vii) information technology, telephone and other telecommunication costs, (viii) all advertising and marketing expenses, and (ix) fees, expenses and taxes related to the preparation, filing, registration and qualification of the sale of the securities under federal and state laws, including taxes and fees, accountants’ and attorneys’ fees. 1.40 “Performance Allocation Fee” shall have the meaning set forth in Section 8.07. 1.41 “Permitted Investments” means any investments by the Company or the Operating Partnership in Properties, Real Estate-Related Assets or other investments in which the Company or the Operating Partnership may acquire an interest, either directly or indirectly, including through ownership interests in a Joint Venture, pursuant to its Charter, Bylaws and the investment objectives and policies adopted by the Board from time to time, other than short-term investments acquired for the purpose of cash management. 1.42 “Person” means an individual, corporation, partnership, limited liability company, joint venture, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or any government or any agency or political subdivision thereof, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended. 1.43 “Property” or “Properties” means real property or properties owned from time to time by the Company or the Operating Partnership, either directly or through joint venture arrangements or other partnerships, that consists of (i) land only, (ii) land, including the buildings and improvements located thereon, (iii) buildings and improvements only, or (iv) such investments the Board and the Advisor mutually designate as Property to the extent such investments could be classified as Property. 1.44 “Property Manager” means an entity that has been retained to perform and carry out property-management services at one or more of the Properties, excluding Persons retained or hired to perform facility management or other services or tasks at a particular Property, the costs for which are passed through to and ultimately paid by the tenant at such Property. 1.45 “Real Estate-Related Assets” means any investments by the Company or the Operating Partnership in, or origination of, mortgage loans and other types of real estate-related debt financing, including, without limitation, mezzanine loans, bridge loans, convertible mortgages, construction mortgage loans, loans on leasehold interests and participations in such loans, as well as real estate debt securities and equity securities of other real estate companies and REITs. 1.46 “REIT” means a “real estate investment trust” under Sections 856 through 860 of the Code. 1.47 “Sale” means any transaction or series of related transactions whereby: (A) the Company or the Operating Partnership sells, grants, transfers, conveys or relinquishes, directly or indirectly (except

130116915.23 - 12 - Caliber: Advisory Agreement as described in the other subsections of this definition), its ownership of any Permitted Investment or portion thereof, including the transfer of any Property that is the subject of a ground lease, and including any event with respect to any Permitted Investment that gives rise to a significant amount of insurance proceeds or condemnation awards, and including the issuance by a Company subsidiary of any asset-backed securities as part of a securitization transaction; (B) the Company or the Operating Partnership sells, grants, transfers, conveys or relinquishes, directly or indirectly (except as described in the other subsections of this definition), its ownership of all or substantially all of the interest of the Company or the Operating Partnership in any Joint Venture or partnership in which it is, directly or indirectly, a co-venturer or partner; or (C) any Joint Venture or partnership in which the Company or the Operating Partnership is, directly or indirectly, a co- venturer or partner (except as described in the other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Permitted Investment or portion thereof, including any event with respect to any Permitted Investment that gives rise to a significant amount of insurance proceeds or similar awards, and including the issuance by such Joint Venture or partnership or any subsidiary thereof of any asset-backed securities as part of a securitization transaction. 1.48 “SEC” means the United States Securities and Exchange Commission. 1.49 “Settlement” means the prepayment, maturity, workout or other settlement of any Permitted Investment or portion thereof owned, directly or indirectly, by (A) the Company or the Operating Partnership or (B) any Joint Venture or any partnership in which the Company or the Operating Partnership is, directly or indirectly, a partner. 1.50 “Special OP Units” means the special units of the Operating Partnership issued to the Advisor as part of the overall consideration for the services to be provided hereunder, which Special OP Units are further described in the Operating Partnership Agreement. 1.51 “Stockholders” means the registered holders of the shares of common stock of the Company. 1.52 “Termination Date” means the date of termination of the Agreement determined in accordance with Article XII. 1.53 “Termination Fee” means, with respect to any termination or non-renewal of this Agreement under Article XII, a fee equal to three times the sum of (i) the average annual Asset Management Fee earned by the Advisor during the 24-month period immediately preceding the most recently completed calendar quarter prior to the Termination Date and (ii) the average annual Administrative Fee earned by the Advisor during the two most recently completed Measurement Periods (as defined in the Operating Partnership Agreement) prior to the Termination Date. 1.54 “TRS Operating Agreement” mean that certain Limited Liability Agreement of Caliber Hospitality TRS, LLC, dated as of March 17, 2023. 1.55 “Valuation Guidelines” means the valuation guidelines adopted by the Board, as amended from time to time. ARTICLE II APPOINTMENT The Company, the Operating Partnership and the TRS hereby appoint the Advisor to serve as their advisor and asset manager on the terms and conditions set forth in this Agreement, and the Advisor hereby accepts such appointment.

130116915.23 - 13 - Caliber: Advisory Agreement ARTICLE III DUTIES OF THE ADVISOR The Advisor is responsible for managing, operating, directing and supervising the operations and administration of the Company and its Permitted Investments, including the operations and administration of the Operating Partnership and TRS (subject to the property management responsibilities of the applicable Independent Hotel Manager). The Advisor undertakes to present to the Company potential investment opportunities, to make investment decisions on behalf of the Company (subject to (i) the limitations set forth in Section 4.03 hereof and in the Charter, and (ii) the direction and oversight of the Board), and to provide the Company with a continuing and suitable investment program consistent with the investment objectives and policies of the Company as determined and adopted from time to time by the Board. In performance of this undertaking, subject to the supervision of the Board and consistent with the provisions of this Agreement, including Article IV hereof, the Charter, the Bylaws and the Operating Partnership Agreement, the Advisor shall perform the duties described in Sections 3.01 through 3.04. 3.01 Organizational and Offering Services. The Advisor shall perform all services related to the organization of the Company, the Operating Partnership and the TRS and any Offering, other than services that (i) are to be performed by a dealer manager, an underwriter or a sales agent, (ii) the Company or the Operating Partnership elects to perform directly, or (iii) would require the Advisor to register as a broker-dealer with the SEC or any state. 3.02 Acquisition and Lending Services. The Advisor shall: (i) Serve as the Company’s investment and financial advisor and provide relevant market research and economic and statistical data in connection with the Company’s assets and investment objectives and policies; (ii) Subject to Article IV hereof and the investment objectives and policies of the Company: (a) locate, analyze and select potential investments; (b) structure and negotiate the terms and conditions of transactions pursuant to which investments in Properties, Loans, and other Permitted Investments will be made; (c) acquire, originate and dispose of Properties, Loans, and other Permitted Investments on behalf of the Company; (d) arrange and negotiate for financing and refinancing and make other changes in the asset or capital structure of investments in Properties, Loans, and other Permitted Investments; and (e) enter into leases, service contracts and other agreements for Properties, Loans, and other Permitted Investments; (iii) Perform due diligence on prospective investments and create due diligence reports summarizing the results of such work; (iv) At least once annually, or as reasonably requested by the Board, prepare reports regarding prospective investments that include recommendations and supporting documentation necessary for the Directors to evaluate the proposed investments;

130116915.23 - 14 - Caliber: Advisory Agreement (v) Obtain reports (which may be prepared by the Advisor or its Affiliates), where appropriate, concerning the value of contemplated investments of the Company; (vi) Deliver to or maintain on behalf of the Company copies of all appraisals obtained in connection with the Company’s investments; and (vii) Negotiate and execute approved investments and other transactions, including prepayments, maturities, workouts and other Settlements of Loans, if any, and other Permitted Investments. 3.03 Asset Management Services. (i) Real Estate and Related Services. The Advisor shall: (a) Investigate, select and, on behalf of the Company and the Operating Partnership, engage and conduct business with (including enter contracts with) such Persons as the Advisor deems necessary to the proper performance of its obligations as set forth in this Agreement, including but not limited to consultants, accountants, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies, Property Managers and any and all Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services; (b) Negotiate and service the Company’s and the Operating Partnership’s debt facilities and other financings; (c) Monitor applicable markets and obtain reports (which may be prepared by the Advisor or its Affiliates) where appropriate, concerning the value of investments of the Company; (d) Monitor and evaluate the performance of each asset of the Company and the Company’s overall portfolio of assets, provide daily management services to the Company and perform and supervise the various management and operational functions related to the Company’s investments; (e) Formulate and oversee the implementation of strategies to reasonably manage the Company’s business operations including financing and refinancings of Loans, seeking or procuring new Loans from time to time, leasing and disposition of Properties, and other Permitted Investments on an overall portfolio basis; (f) Consult with the Company’s officers and the Board and assist the Board in the formulation and implementation of the Company’s financial policies, and, as necessary, furnish the Board with advice and recommendations with respect to the making of investments consistent with the investment objectives and policies of the Company and in connection with any borrowings proposed to be undertaken by the Company; (g) Negotiate, on behalf of the Company. the Operating Partnership and the TRS, terms of hotel management agreements, franchise agreements and other contracts or agreements of the Company, the Operating Partnership and the TRS, and modifications, extensions, waivers or terminations thereof including, without limitation, the negotiation and approval of annual operating and capital budgets thereunder

130116915.23 - 15 - Caliber: Advisory Agreement (h) Oversee the performance by the Property Managers and Independent Hotel Managers of their duties, including collection and proper deposits of rental payments and payment of Property expenses and maintenance; (i) Conduct periodic on-site Property visits to some or all (as the Advisor deems reasonably necessary) of the Properties to inspect the physical condition of the Properties and to evaluate the performance of the Property Managers and Independent Hotel Managers; (j) Review, analyze and comment upon the operating budgets, capital budgets and leasing plans prepared and submitted by each Property Manager and Independent Hotel Manager and aggregate these Property budgets into the Company’s overall budget; (k) Actively coordinate and manage relationships between the Company and any co-venturers or partners; and (l) Consult with the Company’s officers and the Board and provide assistance with the evaluation and approval of potential asset dispositions, sales and refinancings. (ii) Accounting and Other Administrative Services. The Advisor shall: (a) Establish and maintain a system of internal accounting and financial controls designed to provide reasonable assurance of the reliability of financial reporting, the effectiveness and efficiency of operations and compliance with applicable laws; (b) Provide the day-to-day management of the Company and perform and supervise the various administrative functions reasonably necessary for the management of the Company; (c) At least quarterly, or at any time reasonably requested by the Board, make reports to the Board on the Advisor’s performance of services to the Company under this Agreement; (d) At least quarterly, or at any time reasonably requested by the Board, make reports to the Conflicts Committee regarding the investments that have been made by other programs sponsored by the Advisor or any of its Affiliates, as well as any investments that have been made by the Advisor or any of its Affiliates directly; (e) Provide or arrange for any administrative services and items, legal and other services, office space, office furnishings, personnel and other overhead items necessary and incidental to the Company’s business and operations; (f) Provide financial and operational planning services; (g) Maintain accounting and other record-keeping functions on a GAAP basis and at the Company and investment levels, including information concerning the activities of the Company as shall be required to prepare and to file all periodic financial reports, tax returns and any other information required to be filed with the SEC, the Internal Revenue Service and any other regulatory agency; (h) Maintain and preserve all appropriate books and records of the Company;

130116915.23 - 16 - Caliber: Advisory Agreement (i) Provide tax and compliance services and coordinate with appropriate third parties, including the Company’s independent auditors and other consultants, on related tax matters; (j) Provide the Company with all necessary cash management services; (k) Manage and coordinate with the transfer agent the distribution process and payments to Stockholders; (l) Consult with the Company’s officers and the Board and assist the Board in evaluating and obtaining “errors and omissions” insurance coverage and other adequate insurance coverage which is customarily carried by managers performing functions similar to those of the Advisor under this Agreement, based upon risk management determinations; (m) Provide the Company’s officers and the Board with timely updates related to the overall regulatory environment affecting the Company, as well as managing compliance with such matters, including but not limited to compliance with the Sarbanes- Oxley Act of 2002; (n) Consult with the Company’s officers and the Board relating to the corporate governance structure and appropriate policies and procedures related thereto; (o) Perform all reporting, record keeping, internal controls and similar matters in a manner to allow the Company to comply with applicable law, including federal and state securities laws and the Sarbanes-Oxley Act of 2002; (p) Notify the Board of all proposed material transactions before they are completed; and (q) Do all things necessary to assure its ability to render the services described in this Agreement. 3.04 Stockholder Services. The Advisor shall: (i) Negotiate and execute any private placement offerings of shares or OP Units; (ii) Manage services for and communications with Stockholders, including answering phone calls, preparing and sending written and electronic reports and other communications; (iii) Oversee the performance of the transfer agent and registrar; and (iv) Establish technology infrastructure to assist in providing Stockholder support and service. 3.05 Legal and Regulatory Services. The Advisor shall: (i) Advise the Company regarding the decision to elect REIT status, the timing of such election and maintenance of the Company’s REIT qualification, if applicable; (ii) Counsel the Company regarding the Company’s exclusion from status as an investment company under the Investment Company Act, including monitoring the compliance requirements for such exclusion, and using commercially reasonable efforts to cause the Company to maintain such exclusion.

130116915.23 - 17 - Caliber: Advisory Agreement (iii) Assist the Company, the Operating Partnership, and the TRS in qualifying to do business in any applicable jurisdiction; (iv) Assist in causing a qualified third party to perform any necessary internal audits of the Company, the Operating Partnership, or the TRS; (v) Handle and resolve all routine claims or disputes against the Company, the Operating Partnership, or the TRS, including litigation against or on behalf of the Company, the Operating Partnership, or the TRS; (vi) Use reasonable efforts to cause or assist all Company and Operating Partnership subsidiaries to comply with all applicable laws. 3.06 Other Services. Except as provided in Article VII, the Advisor shall perform any other services reasonably requested by the Company (acting through the Conflicts Committee). ARTICLE IV AUTHORITY OF ADVISOR 4.01 General. All rights and powers to manage and control the day-to-day business and affairs of the Company shall be vested in the Advisor, subject to the express limitations set forth in this Agreement, the Charter, the Bylaws, the Operating Partnership Agreement, if applicable, any shareholder, partner or member agreement (“Equity Holder Agreement(s)”), and the continuing and exclusive authority of the Board over the management of the Company. The Advisor shall have the power to delegate all or any part of its rights and powers to manage and control the business and affairs of the Company, the Operating Partnership, or the TRS, to such officers, employees, Affiliates, agents and representatives of the Advisor or the Company as the Advisor may deem appropriate. Any authority delegated by the Advisor to any other Person shall be subject to the limitations on the rights and powers of the Advisor specifically set forth in this Agreement, the Charter, the Bylaws, the Operating Partnership Agreement or any Equity Holder Agreement. 4.02 Powers of the Attorney. Subject to the express limitations set forth in this Agreement and the continuing and exclusive authority of the Board over the management of the Company, the Company, the Operating Partnership, and TRS shall each appoint the Advisor as its true and lawful agent and attorney- in-fact, and the Advisor shall be authorized and empowered on behalf and in the name of each the Company, the Operating Partnership, and TRS to carry out any and all of the objectives and purposes of the Company, to perform all acts, and to enter into and perform all contracts and other undertakings that it may in its sole discretion deem necessary, advisable, or incidental thereto to perform its obligations under this Agreement, including the power to make, finance, or dispose of investments, and to direct the management, operation, and policies of the Company. 4.03 Approval by the Board. Notwithstanding the foregoing, the Advisor may not take any action on behalf of the Company, the Operating Partnership or the TRS without the prior approval of the Board or duly authorized committees thereof if the Charter or Maryland General Corporation Law require the prior approval of the Board, or by any party who has been granted approval rights under the Charter, the Bylaws, the Operating Partnership Agreement or any Equity Holder Agreement, or for the following actions: (i) Making an investment, or causing the Company to make an investment, out of the Company’s equity or cash reserves that equals or exceeds [$50,000,000];

130116915.23 - 18 - Caliber: Advisory Agreement (ii) Making any investment inconsistent with the Company’s published and established investment guidelines; (iii) Entering into any agreement for services provided by a person who is an Affiliate of the Advisor or the Company; or (iv) As otherwise required by the Company’s Governance Policies as set forth on Exhibit [ ] attached hereto, as such policies may be amended from time to time by the Board. If a proposed investment, financing or disposition requires the approval of the Board, any committee of the Board, or any independent Directors, the Advisor will deliver to the Board, such committee, or independent Directors, as applicable, all documents and other information required by them to evaluate the proposed investment, financing or disposition. The prior approval of a majority of the independent Directors not otherwise interested in the transaction and a majority of the Board not otherwise interested in the transaction will be required for each transaction to which the Advisor or its Affiliates is a party. 4.04 Modification or Revocation of Authority of Advisor. The Board may, at any time upon the giving of notice to the Advisor, modify or revoke the authority or approvals set forth in Article VIII and this Article IV; provided, however, that such modification or revocation shall be effective upon receipt of such notification by the Advisor and shall not be applicable to investment transactions to which the Advisor has committed the Company or the Operating Partnership prior to the date of receipt by the Advisor of such notification. Notwithstanding any modification to the authority of the Advisor by the Board, the right of the Advisor to receive the compensation, reimbursements and other remuneration under this Agreement shall not be modified without the written consent of the Advisor. ARTICLE V BANK ACCOUNTS 5.01 Establishment. The Advisor shall establish and maintain one or more bank accounts in the name of the Advisor, Company, the Operating Partnership and the TRS, and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company, the Operating Partnership or the TRS, under such terms and conditions as the Board may approve, provided that no funds shall be commingled with the funds of the Advisor. 5.02 Comingling of Funds. The Advisor shall at all times maintain separate bank accounts for its own business purposes and shall not comingle any of the its funds or deposits with the funds or deposits of the Company, the Operating Partnership or the TRS. 5.03 Reports. At least annually, or upon request by the Board, its audit committee, or the independent auditors of the Company, the Advisor shall render appropriate accountings of such collections and payments to the Board, its audit committee, and the independent auditors of the Company. ARTICLE VI RECORDS, FINANCIAL STATEMENTS, AND CONFIDENTIALITY 6.01 Records. The Advisor, in the conduct of its responsibilities to the Company, shall maintain adequate and separate books and records for the Company’s operations in accordance with GAAP, which shall be supported by sufficient documentation to ascertain that such books and records are properly and accurately recorded. Such books and records shall be the property of the Company and shall be available for inspection by the Board and by counsel, auditors and other authorized agents of the Company, at any time or from time to time during normal business hours. Such books and records shall include all information necessary to calculate and audit the fees or reimbursements paid under this Agreement. The Advisor shall

130116915.23 - 19 - Caliber: Advisory Agreement utilize procedures to attempt to ensure such control over accounting and financial transactions as is reasonably required to protect the Company’s assets from theft, error or fraudulent activity. 6.02 Financial Statements. All financial statements that the Advisor delivers to the Company shall be prepared on an accrual basis in accordance with GAAP, except for special financial reports that by their nature require a deviation from GAAP. The Advisor shall liaise with the Company’s officers and independent auditors and shall provide such officers and auditors with the reports and other information that the Company so requests. 6.03 Confidentiality. The Advisor shall keep all Company information, records, and financial statements confidential and shall not disclose any information, except with prior written approval of the Board. In the event this Agreement is terminated pursuant to Article XII, the confidentiality of this Section 6.03 shall survive for one (1) year following such termination. ARTICLE VII LIMITATION ON ACTIVITIES 7.01 Adverse Effects. Notwithstanding any provision in this Agreement to the contrary, the Advisor shall not intentionally, with gross negligence, reckless disregard, or bad faith, take any action that, in its sole judgment would (a) adversely affect the ability of the Company to qualify or continue to qualify as a REIT under the Code, unless the Board has instructed the Advisor in writing that is in the best interest of the Company to not seek or maintain REIT qualification, (b) subject the Company to regulation under the Investment Company Act of 1940, as amended, (c) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company, its shares of Capital Stock or its other securities, (d) require the Advisor to register as a broker-dealer with the SEC, FINRA or any state, (e) violate the Charter or Bylaws, or (f) violate the applicable rules under the Employee Retirement Income Security Act of 1974, as amended. (i) In the event an action that would violate items (a) through (f) in Section 7.01 above, but such action has been ordered by the Board, the Advisor shall notify the Board of the Advisor’s judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board. In such event, the Advisor shall have no liability for acting in accordance with the specific instructions of the Board so given. (ii) Notwithstanding the foregoing, the Advisor, its managers, officers, employees and members, and the partners, directors, officers, managers, members and shareholders of the Advisor’s Affiliates shall not be liable to the Company or to the Directors or Stockholders for any act or omission by the Advisor, its directors, officers, employees, or members, and the partners, directors, officers, managers, members or shareholders of the Advisor’s Affiliates taken or omitted to be taken in the performance of their duties under this Agreement, except as provided in Article XIV of this Agreement. 7.02 Officer and Director Compensation. Subject to the foregoing paragraph and to restrictions advisable with respect to the qualification of the Company as a REIT, directors, officers and employees of the Advisor or an Affiliate of the Advisor may serve as a Director and as officers of the Company, except that no director, officer or employee of the Advisor or its Affiliates who also is a Director or officer of the Company shall receive any compensation from the Company for serving as a Director or officer other than reasonable reimbursement for travel and related expenses incurred in attending meetings of the Board and no such Director shall be deemed an independent Director for purposes of satisfying the Director independence requirement set forth in the Charter, if any. ARTICLE VIII FEES

130116915.23 - 20 - Caliber: Advisory Agreement 8.01 Administrative Fees. The Company shall pay the Advisor an administrative fee (the “Administrative Fee”) equal to 0.25% of the Enterprise Value of the Company, per annum payable quarterly, before giving effect to any accruals for the Administrative Fee, the Asset Management Fee, the Performance Allocation Fee (as defined in the Operating Partnership Agreement) or any Distributions. Provided, however, that (a) prior to an IPO, no Administrative fee shall be due during any quarterly period where the Enterprise Value of the Company is less than One Hundred Million Dollars ($100,000,000), and (b) no Administrative Fee shall be due during the first 12-month period following an IPO unless the Enterprise Value of the Company exceeds 12.5X EBITDA (after giving effect to payment of the Administrative Fee. The Administrative Fee shall be paid in consideration for administrative services rendered by the Advisor (whether through Advisor’s affiliates, designees or assigns) hereunder. The Advisor shall submit a quarterly invoice to the Company, accompanied by a computation of the Administrative Fee for the applicable period. The Administrative Fee shall be payable on the last day of such quarter, or the first business day following the last day of such quarter, and the Administrative fee shall not exceed $800,000 in any calendar year. 8.02 Asset Management Fees. The Company shall pay the Advisor a management fee (the “Asset Management Fee”) equal to 0.70% of the Enterprise Value of the Company, per annum payable quarterly, before giving effect to any accruals for the Asset Management Fee, the Performance Allocation Fee (as defined in the Operating Partnership Agreement) or any Distributions. The Asset Management Fee shall be paid in consideration for property management services rendered by the Advisor (whether through Advisor’s affiliates, designees or assigns) hereunder. The Advisor shall submit a quarterly invoice to the Company, accompanied by a computation of the Asset Management Fee for the applicable period. The Asset Management Fee shall be payable on the last day of such quarter, or the first business day following the last day of such quarter. The Advisor may elect to not take the Asset Management Fee, in whole or in part, as to any period in the sole discretion of the Advisor. All or any portion of the Asset Management Fee not taken as to any period shall be deferred without interest and may be paid in such other fiscal period, as the Advisor shall determine. 8.03 Disposition Fees. If the Advisor or any of its Affiliates provide a substantial amount of services (as determined by a majority of the Independent Directors of the Company, or by the Conflicts Committee) in connection with a Sale, which includes the sale of a single asset (including loans) or the sale of all or a portion of the Company’s assets through a portfolio sale, Merger, or other business combination transaction, the Advisor or such Affiliate shall receive a fee at the closing (the “Disposition Fee”) in the amount of up to 2.0%of the Contract Sales Price; provided, however, that no Disposition Fee shall be due unless the Company (or the Operating Partnership) is deemed to have made a profit on the Sale. Furthermore, no Disposition Fee shall be due during the first 12-month period following an IPO unless the Enterprise Value of the Company exceeds 12.5X EBITDA (after giving effect to payment of the Disposition Fee. Any Disposition Fee payable under this Section 8.03 may be paid in addition to commissions paid to non-Affiliates, provided that the total commissions (including such Disposition Fee) paid to all Persons by the Company for each Sale shall not exceed an amount equal to the lesser of (i) 6.0% of the aggregate Contract Sales Price of each Property, Loan, if any, or other Permitted Investment or (ii) the Competitive Real Estate Commission for each Property, Loan, if any, or other Permitted Investment. Substantial assistance in connection with the Sale of a Property includes the Advisor’s preparation of an investment package for the Property (including a new investment analysis, rent rolls, tenant information regarding credit, a property title report, an environmental report, a structural report and exhibits) or such other substantial services performed by the Advisor in connection with a Sale. The Advisor shall submit an invoice to the Company on or about the closing or closings of each disposition, accompanied by a computation of the Disposition Fee. Generally, the Disposition Fee payable to the Advisor shall be paid at the closing of the transaction upon receipt of the invoice by the Company. However, the Disposition Fee may not be taken, in whole or in part, as to any period in the sole discretion of the Advisor. All or any portion of the Disposition Fees not taken as to any period shall be deferred without interest and may be paid in such other period as the Advisor shall determine. The Disposition Fee shall be paid to an Affiliate of the Advisor that is registered as a FINRA member broker-dealer if applicable laws or regulations prohibit such payment to be made to a Person that is not a FINRA member broker-dealer.

130116915.23 - 21 - Caliber: Advisory Agreement 8.04 Changes to Fee Structure and Terms. In the event of Listing, the Company and the Advisor shall negotiate in good faith to establish a fee structure appropriate for a perpetual-life entity and to establish terms that are in compliance with the rules and listing guidelines of any applicable exchange or other governing body with regulatory control over the Listing. In the event that the Company conducts a future Offering that is subject to the REIT Guidelines promulgated by the North American Securities Administrators Association (“NASAA”), the Company and the Advisor shall negotiate in good faith to modify the terms of this Agreement to comply with such guidelines. 8.05 OP Units in Lieu of Cash. Notwithstanding anything to the contrary in this Agreement, the Advisor may, in its sole discretion, elect to receive some or all of the fees to which it is entitled hereunder in the form of OP Units, in lieu of cash; provided that such receipt of OP Units does not cause the Company to fail to qualify as a REIT. 8.06 Redemption of Special OP Units. (i) The Special OP Units may be redeemed at the sole election of the Advisor in the event of a merger, consolidation or a sale of substantially all of the Company’s and/or the Operating Partnership’s assets or any similar transaction or any transaction pursuant to which a majority of the Board then in office are replaced or removed. for an amount that the Advisor would have been entitled to receive had the Operating Partnership disposed of all of its assets at the “enterprise valuation” as of the date of the event triggering the redemption, or, if applicable, at such later date as elected by the Advisor. The enterprise valuation will be based on the value of the consideration received or to be received by the Company (and/or the Operating Partnership) or its stockholders on a per share basis. The Advisor will be entitled to 15.0% of the remaining consideration that would be deemed to have been distributed to the holders of the shares of common stock after such holders have received in the aggregate, cumulative distributions equal to their invested capital plus a 8,0% cumulative, non-compounded annual pre-tax return on such invested capital. The 8.0% cumulative, non-compounded annual pre-tax return on invested capital is calculated by multiplying 8.0% by the product of the average amount of invested capital and the number of years over which the invested capital has been invested. For this purpose, “invested capital” means the amount calculated by multiplying the total number of shares of common stock purchased by our stockholders by the issue price at such time of such purchase, less distributions attributable to net sales proceeds and amounts paid by us to repurchase shares under our share repurchase program (but in no event less than the issue price for such repurchased shares. (ii) In lieu of receiving cash, the Advisor may elect to receive payment in the form of limited partnership units of the Operating Partnership (or if applicable, the securities of the Company’s (or Operating Partnership’s) acquirer or successor); provided that such receipt of limited partnership units does not cause the Company or, if applicable, our acquirer or successor to lose it status as a REIT. In such event, the limited partnership units (or such other securities) held by the Advisor will be redeemable by the Advisor at any time upon written notice at their fair market value. If the Company (or, if applicable, its acquirer’s or successor’s) common stock is then listed on an exchange, the fair market value of each unit being redeemed shall be equal to the closing price of the Company (or, if applicable, the Company’s acquirer’s or successor’s) common stock as reflected on such exchange on the redemption request date. If the Company (or, if applicable, our acquirer’s or successor’s) common stock is not listed on an exchange, then the fair market value will be calculated based on an appraisal or valuation of the Company’s assets (or, if applicable, the Company’s acquirer’s or successor’s assets) conducted by an independent third- party valuation or appraisal firm reasonably satisfactory to the Advisor. The Company will be responsible for paying the costs associated with such valuation or appraisal. (iii) If this Agreement is terminated by the Company for “cause”, all of the Special OP Units shall be redeemed by the Operating Partnership for a one-time cash payment of $1.00 within thirty (30) days after the termination of this Agreement.

130116915.23 - 22 - Caliber: Advisory Agreement 8.07 Performance Allocation Fee. The Advisor was issued Special OP Units in the Operating Partnership as part of the overall consideration for the services to be provided by the Advisor and its Affiliates. The Advisor, as the holder of the Special OP Units, is entitled to receive an allocation from the Operating Partnership equal to 15.0% of the “Total Shareholder Return”, subject to an 8.0% “Hurdle Amount” and a “High Water Mark”, with a “Catch-Up”, as provided for and on the terms set out in the Operating Partnership. Defined terms in this Section 8.07 shall have the meanings set out in the Operating Partnership Agreement. Such allocation will be made annually and accrue monthly. Prior to an IPO, Total Shareholder Return shall be based upon NAV. Post-IPO Total Shareholder Return shall be based upon the Volume Weighted Average Share Price (”VWAP”) over the ten (10) consecutive trading days ending on the last trading day immediately prior to the beginning of the calendar year. 8.08 Allocation of Fees. The fees, including any Special OP Units, to be received by the Advisor under this Article IX, shall be allocated among the members of the Advisor and other enumerated parties as provided for in the limited liability agreement of the Advisor. ARTICLE IX EXPENSES 9.01 General. In addition to the compensation paid to the Advisor pursuant to Article VIII hereof, the Company, the Operating Partnership or the TRS shall directly pay or reimburse the Advisor for all of the Operating Expenses paid or incurred by the Advisor or its Affiliates on behalf of the Company or in connection with the services provided to the Company, the Operating Partnership or the TRS pursuant to this Agreement, including but not limited to: (i) Organization and Offering Expenses, beginning on the date we first receive proceeds from an Offering; provided that reimbursement payments for such expenses will be made in monthly installments not to exceed 10% of the Gross Proceeds received in Offerings as of the date of the applicable installment (the “Monthly Reimbursement Limit”). If the total unreimbursed amount of such Organization and Offering Expenses, plus new costs incurred since the last installment, exceeds the Monthly Reimbursement Limit for a particular month, the excess will be carried forward and reimbursed in the subsequent months (subject to the 10% limit), calculated on an accumulated basis, until the Advisor has been reimbursed in full; (ii) Acquisition Expenses (excluding personnel costs) incurred in connection with the selection, evaluation (whether or not acquired) and acquisition of Permitted Investments (including, to the extent not reimbursed by a third party, the reimbursement of any Acquisition Expenses incurred by the Advisor and payable to third parties that are not Affiliates of the Company); provided that, notwithstanding anything herein to the contrary, the payment of Acquisition Expenses by the Company, the Operating Partnership and the TRS shall be subject to the limitations, if any, contained in the Charter, the Bylaws, the Operating Partnership Agreement and any Equity Holder Agreement; (iii) The actual out-of-pocket costs of goods and services used by the Company and obtained from entities not Affiliated with the Advisor; provided, however, that such costs do not include the Advisor’s employee overhead costs; (iv) Interest and other costs for borrowed money, including discounts, points and other similar fees; (v) Taxes and assessments on income of the Company or Permitted Investments, taxes as an expense of doing business and any other taxes otherwise imposed on the Company and its business, assets or income; (vi) Out-of-pocket costs associated with insurance obtained in connection with the business of the Company or by its officers or the Board;

130116915.23 - 23 - Caliber: Advisory Agreement (vii) Expenses of managing, improving, developing and operating Properties owned by the Company, as well as expenses of other transactions relating to a Permitted Investment, including but not limited to prepayments, maturities, workouts and other settlements of Loans and other Permitted Investments; (viii) All out-of-pocket expenses in connection with payments to the Directors for attending meetings of the Board and Stockholders; (ix) Expenses associated with a Listing or sale or merger of the Company if the Advisor or its Affiliate provides a substantial amount of services in connection with such Listing or a sale or merger, including but not limited to the Company’s allocable share of the Advisor’s employee costs, travel and communications expenses, costs of appraisals and due diligence reports, market surveys and research, third-party brokerage or finder’s fees and other closing costs regardless of whether the Company completes any such transaction; (x) Expenses connected with payments of Distributions; (xi) Expenses associated with the issuance and distribution of share of Capital Stock and other securities of the Company or the Operating Partnership, such as underwriting fees, advertising expenses, legal and accounting fees, taxes and registration fees; (xii) Expenses incurred in connections with the formation, organization and continuation of any corporation, partnership, Joint Venture or other entity through which the Company’s Permitted Investments are made or in which any such entity invests; (xiii) Expenses of organizing, re-domesticating converting, modifying, merging, liquidating, dissolving or terminating the Company or any subsidiary thereof or amending or revising the Articles of Incorporation or governing documents of any subsidiary; (xiv) Expenses of providing services for and maintaining communications with Stockholders, including the cost of preparation, printing, and mailing annual reports and other Stockholder reports, proxy statements and other reports required by governmental entities; (xv) Personnel and related employment costs incurred by the Advisor and/or its Affiliates in performing the services described in Article III hereof, including but not limited to reasonable salaries and wages, benefits and any other overhead or costs of all employees directly or reasonably involved in the performance of such services, provided that no reimbursement shall be made for personnel costs of individuals who serve as executive officers of the Company or where the Advisor received reimbursement previously; (xvi) Audit, accounting and legal fees, and other fees for professional services relating to the operations of the Company, the Operating Partnership, or the TRS, and all such fees incurred at the request, or on behalf of, the Board or any other committee of the Board; and (xvii) All other out-of-pocket costs incurred by the Advisor in performing its duties hereunder. 9.02 Timing of and Additional Limitations on Reimbursements. Expenses incurred by the Advisor on behalf of the Company, the Operating Partnership and the TRS and payable pursuant to this Article IX shall be reimbursed no less than monthly to the Advisor. The Advisor shall prepare a statement documenting the expenses of the Company, the Operating Partnership and the TRS during each quarter and shall deliver such statement to the Company within 45 days after the end of each quarter.

130116915.23 - 24 - Caliber: Advisory Agreement 9.03 Limitations on Reimbursement. Reimbursement of Operating Expenses under this Article IX, plus the Administrative Fee and the Asset Management Fee under Article VIII, may not exceed 1.5% of Average Property Assets for any calendar year or portion thereof, provided, however, that this limitation will not apply to legal, accounting, financial, due diligence and other service fees incurred in connection with extraordinary litigation, mergers and acquisitions, and other events outside the Company’s ordinary course of business, or any out-of-pocket acquisition or due diligence expenses incurred in connection with the acquisition or disposition of Properties. ARTICLE X VOTING AGREEMENT The Advisor agrees that, with respect to any shares of Capital Stock or OP Units now or hereinafter owned by it, the Advisor will not vote or consent on matters submitted to the Stockholders of the Company or partners of the Operating Partnership regarding (i) the removal of the Advisor or any Affiliate of the Advisor, and (ii) any transaction between the Company or the Operating Partnership and the Advisor or any of its Affiliates. This voting restriction shall survive until such time that the Advisor or any of its Affiliates is no longer serving as the Company’s or Operating Partnership’s external advisor. ARTICLE XI RELATIONSHIP OF ADVISOR AND COMPANY AND OTHER ACTIVITIES OF THE ADVISOR 11.01 Relationship. The Company, the Operating Partnership and the TRS, on the one hand, and the Advisor, on the other, are not partners or joint venturers with each other, and nothing in this Agreement shall be construed to make them such partners or joint venturers or impose any liability as such on any of them. Nothing herein contained shall prevent the Advisor or any of its Affiliates from engaging in or earning fees from other activities, including, without limitation, the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by the Advisor or its Affiliates; nor shall this Agreement limit or restrict the right of any manager, director, officer, employee, member, partner, shareholder or equity holder of the Advisor or its Affiliates to engage in or earn fees from any other business or to render services of any kind to any other Person and earn fees for rendering such services. The Advisor may, with respect to any Permitted Investment in which the Company is a participant, also render advice and service to each and every other participant therein and earn fees for rendering such advice and service. The Advisor shall promptly disclose to the Board the existence of any condition or circumstance, existing or anticipated, of which the Advisor has knowledge that creates or could create a conflict of interest between the Advisor’s obligations to the Company and its obligations to or its interest in any other Person. 11.02 Time Commitment. The Advisor shall, and shall cause its Affiliates and their respective employees, officers and agents to, devote to the Company such time as shall be reasonably necessary to conduct the business and affairs of the Company in a manner consistent with the terms of this Agreement. The Company acknowledges that the Advisor and its Affiliates and their respective employees, officers and agents may also engage in activities unrelated to the Company and may provide services to Persons other than the Company or any of its Affiliates. 11.03 Investment Opportunities and Allocation. The Advisor shall be required to use commercially reasonable efforts to present a continuing and suitable investment opportunities to the Company that are consistent with the investment policies and objectives of the Company, but neither the Advisor nor any Affiliate of the Advisor shall be obligated generally to present any particular investment opportunity to the Company even if the opportunity is of character that, if presented to the Company, could be taken by the Company. In the event an investment opportunity is located that may be suitable for the Company and other programs advised by the Advisor or any of its Affiliates, the Advisor, in its sole discretion, will have to determine the program or investor for which the investment opportunity is most

130116915.23 - 25 - Caliber: Advisory Agreement suitable based on the investment objectives, portfolio and criteria of each program or investor. This determination must be made in a manner that is fair without favoring any other program or investor. The factors that the Advisor shall consider when determining the program or investor for which an investment opportunity would be the most suitable are the following: (i) the investment objectives and criteria of each program or investor; (ii) the cash requirements of each program or investor; (iii) the effect of the investment on the diversification of each program’s or investor’s portfolio by type of investment, risk of investment, type of commercial property, geographic location of properties, and tenants of properties and, in the case of debt-related investments, the characteristics of the underlying property; (iv) the policy of each program or investor relating to leverage; (v) the anticipated cash flow of the Property or asset to be acquired; (vi) the income tax effects of the purchase on each program or investor; (vii) the size of the investment; and (viii) the amount of funds available to each program or investor and the length of time such funds have been available for investment If a subsequent event or development, such as a delay in the closing of a Property or other Permitted Investment or a delay in the construction of a Property, causes any Permitted Investment, in the opinion of the Advisor, to be more appropriate for another program or investor, the Advisor and its Affiliates may offer the investment to another program or investor. It shall be the duty of the Board to ensure that the allocation method described above is applied fairly to the Company. 11.04 Other Services. In the event that the Board requests that the Advisor or any manager, officer or employee thereof render services for the Company other than as set forth in this Agreement, including but not limited to renovation, evaluations and construction management services, such services shall be approved by a majority of the Board, including a majority of the independent Directors, on terms that are deemed fair and reasonable to the Company, subject to the limitations contained in the Charter, and shall not be deemed to be services pursuant to the terms of this Agreement. ARTICLE XII TERM, TERMINATION AND INTERNALIZATION 12.01 Term. Unless an Offering constituting an initial public offering has occurred (an “IPO”), the term of this Agreement will be perpetual and may only be terminated for “cause”. Upon an IPO, the term will be reduced to two (2) years from the date of the IPO completion, with successive additional (2) year terms unless otherwise terminated by the Company upon written notice to the Advisor at least ninety (90) days prior to the end of the initial two (2) year term or any successive two (2) year term, as applicable. After an IPO, Caliber REIT’s independent Directors will continually evaluate the performance of the adviser to ensure that the Advisor is complying with the terms of the Agreement and has not committed any acts or omission that would constitute grounds for termination for Cause. 12.02 Definition of “Cause”. This Agreement may be terminated by the Company immediately for “cause” without payment of the Termination Fee. “Cause” means (i) fraud, criminal conduct, willful

130116915.23 - 26 - Caliber: Advisory Agreement misconduct or willful or negligent breach of fiduciary duty by the Advisor under his Agreement; (ii) material breach of this Agreement by the Advisor (that is not cured within 90-days after written notice to the Advisor of such breach detailing the nature of such breach); or (iii) the bankruptcy of the Advisor. 12.03 Termination by Advisor. This Agreement may be terminated upon 60 days written notice without cause or penalty by the Advisor. The provisions of Article I, Article X, Article XII, Article XIV, Article XV, and Section 6.03 shall survive termination of this Agreement. No Termination Fee shall be due in the event the Advisor terminates this Agreement under this Section 12.03. 12.04 Payments on Termination and Survival of Certain Rights and Obligations. (i) After the Termination Date, the Advisor shall not be entitled to compensation for further services hereunder, except it shall be entitled to receive from the Company, the Operating Partnership or the TRS within 30 days after the effective date of such Termination Date, all unpaid reimbursements of expenses and all earned but unpaid fees payable to the Advisor prior to termination of this Agreement and the Termination Fee. (ii) The Advisor shall promptly upon termination: (a) pay over to the Company, the Operating Partnership and the TRS all money collected and held for the account of the Company, the Operating Partnership and the TRS pursuant to this Agreement, if any, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled; (b) deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board; (c) deliver to the Board all assets, including all Permitted Investments, and documents of the Company, the Operating Partnership and the TRS then in the custody of the Advisor; and (d) reasonably cooperate with the Company, the Operating Partnership and the TRS to provide an orderly transition of advisory functions. 12.05 Internalization. The Company and the Advisor may elect to consider an Internalization Transaction, including the negotiation of a mutually acceptable Internalization Price. In the event that the Company and the Advisor agree to an Internalization Transaction, the payment of the Internalization Price to the Advisor would be in lieu of the payment of any Termination Fee. Any such Internalization Price would be payable in cash, shares of Common Stock or OP Units, or a combination thereof, as determined by a majority of the Independent Directors in their sole discretion. ARTICLE XIII ASSIGNMENT This Agreement may be assigned by the Advisor to an Affiliate only with the consent of the Conflicts Committee. The Advisor may assign any rights to receive fees or other payments under this Agreement to any Person without obtaining the approval of the Board or the Conflicts Committee. This Agreement shall not be assigned by the Company, the Operating Partnership or the TRS without the consent of the Advisor, except in the case of an assignment by the Company, the Operating Partnership or the TRS to a corporation, limited partnership or other organization that is a successor to all of the assets, rights and obligations of the Company, the Operating Partnership or the TRS, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company, the Operating Partnership and the TRS are bound by this Agreement.

130116915.23 - 27 - Caliber: Advisory Agreement ARTICLE XIV INDEMNIFICATION AND LIMITATION OF LIABILITY 14.01 Indemnification. Except as prohibited by the restrictions provided in this Section 14.01, Section 14.02, and Section 14.03, the Company, the Operating Partnership and the TRS shall indemnify, defend and hold harmless the Advisor and its Affiliates, including their respective officers, directors, equity holders, partners and employees (the “Indemnitees,” and each an “Indemnitee”), from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance and to the extent that such indemnification would not be inconsistent with the laws of the State of Maryland or the Charter. Any indemnification of the Advisor may be made only out of the net assets of the Company and not from Stockholders. (i) Notwithstanding the foregoing, an Indemnitee shall not be indemnified by the Company, the Operating Partnership and the TRS for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such Indemnitee unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities of the Company or the Operating Company were offered or sold as to indemnification for violations of securities laws. 14.02 Limitation on Indemnification. Notwithstanding the foregoing, (i) The aggregate maximum amount that the Advisor may be liable to the Company, the Operating Partnership, and the TRS shall never exceed the amount of the Asset Management Fee received by the Advisor prior to the date that the acts or omissions giving rise to a claim for indemnification or liability shall have occurred. (ii) In no event shall the Advisor be liable for special, exemplary, punitive, indirect, or consequential loss, or damage of any kind whatsoever, including without limitation lost profits. (iii) The Company, the Operating Partnership and the TRS shall not provide for indemnification of an Indemnitee for any loss or liability suffered by such Indemnitee, nor shall they provide that an Indemnitee be held harmless for any loss or liability suffered by the Company, the Operating Partnership and the TRS, unless all of the following conditions are met: (a) The Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company, the Operating Partnership and the TRS; (b) The Indemnitee was acting on behalf of, or performing services for, the Company, the Operating Partnership or the TRS; (c) Such liability or loss was not the result of negligence or misconduct by the Indemnitee; and

130116915.23 - 28 - Caliber: Advisory Agreement (d) Such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from the Stockholder. 14.03 Advancement of Legal Expenses. The Company, the Operating Partnership or the TRS shall pay or reimburse reasonable legal expenses and other costs incurred by the Indemnitee, as a result of any legal action for which indemnification is being sought, in advance of the final disposition of a proceeding only if (in addition to the procedures required by the Maryland General Corporation Law, as amended from time to time) all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company, the Operating Partnership or the TRS, (ii) the legal action was initiated by a third party who is not a Stockholder or the legal action is initiated by a Stockholder acting in such Stockholder’s capacity as such and a court of competent jurisdiction specially approves such advancement, and (iii) the Indemnitee undertakes to repay the advanced funds to the Company, the Operating Partnership or the TRS, together with the applicable legal rate of interest thereon, if it is ultimately determined that such Indemnitee is not entitled to indemnification. 14.04 Indemnification by Advisor. The Advisor shall indemnify and hold harmless the Company, the Operating Partnership and the TRS from contract or other liability, claims, damages, taxes or losses and related expenses including attorneys’ fees, to the extent that such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of the Advisor’s bad faith, fraud, willful misfeasance, intentional misconduct, gross negligence or reckless disregard of its duties; provided, however, that the Advisor shall not be held responsible for any action of the Board in following or declining to follow any advice or recommendation given by the Advisor. ARTICLE XV MISCELLANEOUS 15.01 Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Charter, the Bylaws or accepted by the party to whom it is given, and shall be given by being delivered by hand, by courier or by overnight carrier to the addresses set forth herein: To the Company and the Directors: Caliber Hospitality Trust, Inc. 8901 E. Mountain View Rd, Ste. 150 Scottsdale, AZ Telephone: (480) 296.7500 To the Operating Partnership and the TRS: Caliber Hospitality, L.P. c/o Caliber Hospitality Trust, Inc. 8901 E. Mountain View Rd, Ste. 150 Scottsdale, AZ Telephone: (480) 296.7500

130116915.23 - 29 - Caliber: Advisory Agreement To the Advisor: Caliber Hospitality Management Co., LLC 8901 E. Mountain View Rd, Ste. 150 Scottsdale, AZ Telephone: (480) 296.7500 If delivered by hand or by courier, the date on which the notice, report or other communication is delivered shall be the date on which such delivery is made and if delivered by overnight carrier, the date on which the notice, report or other communication is received shall be the date on which such delivery is made. Any party may at any time give notice in writing to the other parties of a change in its address for the purposes of this Section 15.01. 15.02 Modification. This Agreement shall not be changed, modified, terminated or discharged, in whole or in part, except by an instrument in writing signed by the parties hereto, or their respective successors or permitted assigns. 15.03 The Caliber Name. The Advisor and its Affiliates have a proprietary interest in the name “Caliber”. The Advisor hereby grants to the Company a non-transferable, non-assignable, non-exclusive royalty-free right and license to use the name “Caliber” during the term of this Agreement. Accordingly, and in recognition of this right, if at any time the Company ceases to retain the Advisor or one of its Affiliates to perform substantial advisory services for the Company, the Company will, within 60 days after receipt of written request from the Advisor, cease to conduct business under or use the name “Caliber” or any derivative thereof and the Company shall change its name and the names of any of its subsidiaries to a name that does not contain the name “Caliber” or any other word or words that might, in the reasonable discretion of the Advisor, be susceptible of indication of some form of relationship between the Company and the Advisor or any its Affiliates. At such time, the Company will also make any changes to any trademarks, service marks, logos, or other marks necessary to remove any references to the word “Caliber.” Consistent with the foregoing, it is specifically recognized that the Advisor or one or more of its Affiliates has in the past and may in the future organize, sponsor or otherwise permit to exist other investment vehicles (including vehicles for investment in real estate) and financial and service organizations having “Caliber” as a part of their name or using the “Caliber” logo, all without the need for any consent (and without the right to object thereto) by the Company. 15.04 Representations, Warranties and Covenants of the Advisor. The Advisor represents and warrants to, and covenants and agrees with, the Company as follows: (i) The Advisor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Advisor has all power and authority required to execute and deliver this Agreement. (ii) The execution, delivery, and performance of this Agreement by the Advisor has been duly authorized by all necessary action on the part of the Advisor. (iii) The Advisor, taking into account its own personnel and the personnel available to it through its Affiliates, has access to personnel trained and experienced in the business of acquisitions, leasing of hotels, asset management, financing, the ownership and dispositions of

130116915.23 - 30 - Caliber: Advisory Agreement hotels and such other areas as may be necessary and sufficient to enable the Advisor to perform its obligations under this Agreement. (iv) The Advisor shall comply with all laws, rules, regulations and ordinances applicable to the performance of its obligations under this Agreement. (v) Neither the Advisor nor any of its Affiliates is party to or otherwise bound by or, during the term of this Agreement (including any extension thereof), will become party to or otherwise bound by, any agreement that would restrict or prevent (a) the Advisor from performing any obligation contemplated by this Agreement or (b) the Company from operating its business as proposed to be conducted, including, without limitation, acquiring any hotel in any geographic market in the United States or any foreign country. (vi) This Agreement constitutes a legal, valid, and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency, receivership, and similar laws from time to time in effect and general principals of equity, including those relating to the availability of specific performance 15.05 Representations, Warranties and Covenants of the Company. The Company represents and warrants to, and covenants and agrees with, the Advisor as follows: (i) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and is the current serving general partner of the Operating Partnership. The Company has the power and authority required to execute and deliver this Agreement on its own behalf, and on behalf of the Operating Partnership as its General Partner, and to perform all required duties and obligations hereunder. (ii) The execution, delivery, and performance of this Agreement by the Company has been duly authorized by all necessary action on the part of the Company. (iii) This Agreement constitutes a legal, valid, and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency, receivership, and similar laws from time to time in effect and general principals of equity, including those relating to the availability of specific performance. 15.06 Severability. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part. 15.07 Construction. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to its conflicts of law provisions. 15.08 Entire Agreement. This Agreement, together with the Charter, the Operating Partnership Agreement, and the TRS Operating Agreement, contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. 15.09 Waiver. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with

130116915.23 - 31 - Caliber: Advisory Agreement respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver. 15.10 Gender. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires. 15.11 Titles Not to Affect Interpretation. The titles of Articles, Sections and Subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof. 15.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Signatures on the Following Page

Exhibit K-1 ACTIVE 685486760v16 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written. CALIBER HOSPITALITY TRUST, INC., a Maryland corporation Jennifer Schrader, President, Secretary, and Chief Operating Officer CALIBER HOSPITALITY, L.P., a Delaware limited partnership By: CALIBER HOSPITALITY TRUST, INC., a Maryland corporation its general partner Jennifer Schrader, President, Secretary, and Chief Operating Officer CALIBER HOSPITALITY MANAGEMENT CO., LLC, a Delaware limited liability company Jennifer Schrader, President, and Chief Operating Officer

Exhibit K-2 ACTIVE 685486760v16

EXHIBIT L-1 130116915.23 EXHIBIT L Joinder to Limited Partnership Agreement THIS JOINDER (this “Joinder”) to the Limited Partnership Agreement of Caliber Hospitality, LP, dated as of [____________], by and among Caliber Hospitality Trust, Inc., a Maryland corporation, as general partner (the “General Partner”), CaliberCo Special Limited Partner, LLC, a Delaware limited liability company (the “Special Limited Partner”), and the limited partners party thereto (the “LP Agreement”), is made and entered into as of [_____________], 2023 (the “Effective Date”), by and between Caliber Hospitality, LP, a Delaware limited partnership (the “Partnership”), and the undersigned, a [Virginia] limited liability company (“Holder”) pursuant to that certain Contribution Agreement (as defined below). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the LP Agreement. WHEREAS, on the Effective Date, Holder has acquired [__________ (_______)] Common Units from the Partnership pursuant to that certain Contribution Agreement, dated as of May __, 2023, by and among the Holder, the other LTD Entities party thereto, the General Partner, and the Partnership (the “Contribution Agreement”), and the Contribution Agreement, the LP Agreement and the Partnership require Holder, as a holder of such Common Units, to become a party to the LP Agreement, and Holder agrees to do so in accordance with the terms hereof. NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows: 1. Agreement to be Bound. Holder hereby (a) acknowledges that Holder has received and reviewed a complete copy of the LP Agreement, and (b) agrees that upon execution of this Joinder, Holder shall become a party to the LP Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the LP Agreement as though an original party thereto and shall be deemed, and is hereby admitted as, a Limited Partner for all purposes thereof and entitled to all the rights incidental thereto. All terms and conditions of the LP Agreement are hereby incorporated by reference in this Joinder as if set forth herein in full. 2. Exhibit A. For purposes of Exhibit A to the LP Agreement, the address of the Holder is as follows: ______________________ ______________________ ______________________ E-mail: 3. Governing Law. This Joinder and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of Delaware, and all rights and remedies shall be governed by such laws without regard to principles of conflicts of laws. 4. Counterparts. This Joinder may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. To the maximum extent permitted by law or by any applicable governmental authority, this Joinder may be signed and transmitted by facsimile or other electronic means with the same validity as if it were an ink-signed document. 5. Descriptive Headings. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

Exhibit L-2 ACTIVE 685486760v16 IN WITNESS WHEREOF, the parties hereto have executed this Joinder to the Limited Partnership Agreement of the Partnership as of the Effective Date. PARTNERSHIP: CALIBER HOSPITALITY, LP, a Delaware limited partnership By: Caliber Hospitality Trust, Inc., a Maryland corporation By: Name:__________________________ Title: ___________________________ HOLDER: [GREENBRIER HOTEL PARTNERS ONE, LLC], a [Virginia] limited liability company By: ________________________________ Name: _____________________________ Title: _______________________________

ACTIVE 685486760v16 EXHIBIT M-1 Caliber LP: Subscription EXHIBIT M Investor Questionnaire SUBSCRIPTION AGREEMENT for OP Units of Caliber Hospitality LP, a Delaware limited partnership

ACTIVE 685486760v16 EXHIBIT M-2 Caliber LP: Subscription SUBSCRIPTION AGREEMENT THIS SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is made and entered into as of _____________, 2023 by and between the undersigned subscriber (“Subscriber”, “Investor” or “you”) and Caliber Hospitality LP, a Delaware limited partnership (the “Company”, “we” or “us” or “our”). Recognizing we will rely on the information contained in this Subscription Agreement and that all the information shall be continuing and shall survive the execution of the Subscription Agreement, you make the following representations, warranties, covenants and agreements and further agree to notify us if any such information becomes incomplete or inaccurate. Unless specifically defined in this Subscription Agreement, all capitalized terms used herein shall have the same meanings as are ascribed to them herein. RECITALS WHEREAS, the Subscriber, the other LTD Entities (as defined in the Contribution Agreement), the Caliber Hospitality Trust, Inc., a Maryland corporation (the “General Partner”), and the Company are parties to that certain Contribution Agreement, dated as of June 30, 2023 (the “Contribution Agreement”), pursuant to which, among other things, the Company will acquire all of the Subscriber’s right, title and interest in and to the equity interests described on Schedule A hereto (the “Contributed Interests”) in exchange for cash and Common Units (as defined in the Governing Document) of the Company valued at $10.00 per Common Unit. WHEREAS, subject to the terms and conditions of this Subscription Agreement, the Subscriber wishes to irrevocably subscribe for (subject to acceptance of such subscription by us) certain Common Units as set forth in Section 4 and on the signature page hereto, which Common Units have not been qualified by the Securities and Exchange Commission (the “SEC”). WHEREAS, the rights, privileges and obligations pertaining to ownership of the Common Units are governed by the Company’s Limited Partnership Agreement, dated as of [_______], as amended or supplemented (the “Governing Document”), a copy of which is attached as Exhibit A hereto. . WHEREAS, Investors shall not have the right to transfer the Common Units except as set forth in the Governing Document and the Contribution Agreement. NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows: NOTICE REGARDING AGREEMENT TO ARBITRATE ALL INVESTORS ARE REQUIRED TO ARBITRATE ANY DISPUTE ARISING OUT OF THEIR INVESTMENT IN THE COMPANY. ALL INVESTORS FURTHER AGREE THAT THE ARBITRATION WILL BE BINDING AND HELD IN THE STATE OF DELAWARE. EACH INVESTOR ALSO AGREES TO WAIVE ANY RIGHTS TO A JURY TRIAL. OUT OF STATE ARBITRATION MAY FORCE AN INVESTOR TO ACCEPT A LESS FAVORABLE SETTLEMENT FOR DISPUTES. OUT OF STATE ARBITRATION MAY ALSO COST AN INVESTOR MORE TO ARBITRATE A SETTLEMENT OF A DISPUTE. THESE DISPUTE RESOLUTION PROVISIONS APPLY IN ANY LITIGATION RELATING TO THIS SUBSCRIPTION AGREEMENT, OUR COMMON UNITS OR THE COMPANY, INCLUDING CLAIMS UNDER THE U.S. FEDERAL SECURITIES LAWS.

ACTIVE 685486760v16 EXHIBIT M-3 Caliber LP: Subscription BY AGREEING TO BE SUBJECT TO THE ARBITRATION PROVISION CONTAINED IN THIS SUBSCRIPTION AGREEMENT, INVESTORS WILL NOT BE DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. 1. Subscription Commitment. Subject to the express terms and conditions of this Subscription Agreement, the Subscriber hereby irrevocably subscribes for and agrees to purchase the securities set forth below: (a) The Subscriber hereby subscribes for (a “Subscription”) that number of Common Units as set forth in Schedule A of this Subscription Agreement in exchange for the Contributed Interests set forth in Schedule A of this Subscription Agreement. The issued and outstanding Common Units shall not be certificated, unless determined otherwise by the Company, in its sole discretion. (b) Simultaneously with the closing of the transactions contemplated by the Contribution Agreement and the execution and delivery of this Subscription Agreement by the Subscriber and the acceptance hereof by the Company, the Subscriber shall contribute to the Company the Contributed Interests (“Subscription Payment”) in exchange for the total number of Common Units subscribed for herein (the “Aggregate Subscription Amount”). (c) The undersigned has received and read the privacy notice, a copy of the Governing Document and any amendments and or restatements thereto and agrees that its execution of this Subscription Agreement constitutes its consent to the Governing Document and this Agreement is intended to be read and construed in conjunction with the Governing Document, a copy of which is attached hereto as Exhibit A. Accordingly, it is hereby agreed that the execution by Subscriber of the omnibus signature page to this Agreement shall constitute the agreement of Subscriber to be bound both by the terms of this Agreement and by the Governing Document’s terms applicable to holders of Common Units in the Company, with the same effect as if each such agreement were separately signed. Subscriber hereby acknowledges and agrees to be bound by the terms contained in the Governing Document that are applicable to holders of the Common Units as if all such terms were set forth herein in their entirety. By signing below, the Company hereby agrees to and acknowledges the purchase by Subscriber of Common Units based on the representations, warranties and covenants of Subscriber provided herein. Delivery for review of this Subscription Agreement shall not constitute acceptance of Subscriber. Only when this Subscription Agreement is countersigned by the authorized officer of our Company on the date of the closing of the transactions contemplated by the Contribution Agreement (the “Closing Date”), the Governing Document shall be binding upon the undersigned as of the Closing Date and the undersigned will become a Limited Partner of the Company as a holder of Common Units. (d) Subscriber recognizes that it is in the best interest of Subscriber and the other holders of Common Units to have the votes of the holders of Common Units held by Subscriber and the other LTD Entities cast as a block on matters submitted to the partners of the Company. Accordingly, Subscriber hereby appoints L.T.D. Hospitality Group LLC, a Virginia limited liability company (“Proxy Holder”), as the proxy for the undersigned to attend all meetings of the partners of the Company (including any postponements or adjournments thereof) and to vote any and all Common Units in the Company outstanding in the name of the undersigned, both for purposes of any actions approved by the partners via written consent and actions taken at any meeting of partners (including any postponements or adjournments thereof), giving and granting to Proxy Holder full power of attorney and authority to do and perform each and every act and thing whether necessary or desirable to be done, as fully as the undersigned might or could do if personally present, with full power of substitution, appointment and revocation, and hereby ratifying and confirming all that the Proxy Holder does or causes to be done by virtue hereof. Subscriber affirms that this proxy is given in connection with the acquisition by the undersigned of the Common Units offered by the Company hereby, that this proxy is coupled with an interest and that the proxy and related powers granted hereunder shall, without limitation, give the Proxy Holder the right to exercise on behalf of the Subscriber any rights granted to the holders of Common Units. This proxy will be irrevocable and be effective for so long as permitted under the laws of the State of Delaware, except it shall terminate upon execution by the Proxy Holder of an instrument of termination that specifies in writing that this proxy is terminated. Subscriber hereby releases the Proxy Holder from any and all liabilities for or resulting from the lawful exercise of the rights granted herein.

ACTIVE 685486760v16 EXHIBIT M-4 Caliber LP: Subscription (e) The undersigned has carefully reviewed the arbitration notice set forth on the first page of this Subscription Agreement and understands the limitation of rights that Subscriber will be subject to. The undersigned hereby acknowledges, understands, and agrees that: (i) arbitration is final and binding on the parties; (ii) the parties are waiving their right to seek remedies in court, including the right to jury trial; (iii) pre- arbitration discovery is generally more limited than and potentially different in form and scope from court proceedings; (iv) the arbitration award is not required to include factual findings or legal reasoning and any party’s right to appeal or to seek modification of a ruling by the arbitrators is strictly limited; and (v) the panel of arbitrators may include a minority of persons engaged in the securities industry. Such arbitration provision limits the rights of an Investor to some legal remedies and rights otherwise available. 2. Terms of Subscription. The Subscriber acknowledges and agrees that this Subscription Agreement is made subject to the following terms and conditions: (a) The Subscriber hereby intends that his, her or its signature hereon shall constitute a subscription to the Company for the number of Common Units specified in Section 4 of this Subscription Agreement (the “Subscription”). The Subscriber further agrees to execute any other necessary documents or instruments in connection with this Subscription Agreement and the Subscriber’s purchase of the Common Units. (b) The offering of Common Units (“Offering”) is on a “best efforts” only basis by Caliber Hospitality Management, LLC (“Caliber Management”) on behalf of the Company only to Subscribers who satisfy the suitability standards set forth herein and summarized in Schedule B hereto and fully complete an acceptable Investor Questionnaire in the form set forth as Exhibit B and who are located in the United States and only in jurisdictions where such Offering permitted under applicable law pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Act”) and in compliance with any other applicable securities laws. (c) There is no minimum number of Common Units that must be sold as a condition to this Offering. As a result, subscriptions may be accepted by the Company from time-to-time and there is no arrangement to place subscription proceeds received from the sale of Common Units in escrow. (d) This Subscription for the purchase of Common Units hereby is subject to acceptance by the Company and, before acceptance, does not bind the Company to sell the Common Units to the Subscriber. The Company is not required to accept any offers or Subscriptions and shall have the right to accept or reject this Subscription, in whole or in part, in its sole and absolute discretion for any reason. (e) This Subscription is and shall be irrevocable unless and until (i) this Subscription is for any reason rejected, (ii) this Subscription Agreement is terminated, or (iii) the Offering of the Common Units is for any reason canceled or terminated before the sale of Common Units pursuant hereto. (f) A determination whether to accept or reject a Subscription will be made after receipt of this Subscription Agreement and the Exhibits and Attachments attached hereto (collectively, the “Subscription Documents”), and such acceptance will be evidenced by the Company’s execution of this Subscription Agreement. Acceptance of this Subscription by the Company shall be deemed to occur without necessity of prior notice to the undersigned upon execution of the acceptance set forth on the signature page hereof. If this Subscription is accepted by us, the Subscriber agrees to comply fully with the terms of this Subscription Agreement, the Common Units and all other applicable documents or instruments of the Company. The Subscriber further agrees to execute any other necessary documents or instruments in connection with this Subscription and the Subscriber’s purchase of the Common Units. (g) The Subscriber agrees that upon acceptance of this Subscription by the Company, if accepted, the Subscriber shall, by means of the Subscriber’s executed Joinder provided with the Subscription Documents, become a party to, and assume and agree to be bound by the terms and provisions of the Governing Document. (h) If the Company rejects a Subscription, in whole or in part, it will return all or the unaccepted portion of the funds paid by the undersigned Subscriber without interest and without

ACTIVE 685486760v16 EXHIBIT M-5 Caliber LP: Subscription deduction, and all of the obligations of the Subscriber hereunder shall terminate. If the Company accepts this Subscription, it will furnish the undersigned with a copy of the signature page of the Subscription Agreement duly executed by an authorized representative of the Company after the closing of this Subscription.13 (i) If Subscription funds required hereunder are not ultimately received by us or are subsequently withdrawn by the Subscriber, whether due to an ACH chargeback or otherwise, this Subscription Agreement will be considered terminated, and the Subscriber shall not be entitled to any Common Units subscribed for or dividends that may have accrued. 3. Representations, Warranties, and Covenants of Subscriber. As a condition to and in consideration of the Company’s agreement to accept the Subscriber as holder of the Common Units upon the terms and conditions the set forth herein, the Subscriber hereby represents, warrants, and covenants to the Company as follows: (a) The information that the Subscriber has furnished herein, the Investor Questionnaire, including (without limitation) the information furnished by the Subscriber to us and any affiliate of us, upon signing and submission of this Subscription Agreement regarding whether Subscriber qualifies as (i) an “accredited investor” as that term is defined in Rule 501 under Regulation D promulgated under the Act and/or (ii) a “qualified purchaser” as that term is defined in Regulation A promulgated under the Act, is correct and complete as of the date of this Subscription Agreement and will be correct and complete on the date, if any, that we accept this Subscription. Further, the Subscriber shall immediately notify us of any change in any statement made herein before the Subscriber’s receipt of our acceptance of this Subscription, including, without limitation, Subscriber’s status as an “accredited investor” and/or “qualified purchaser”. The representations and warranties made by the Subscriber may be fully relied upon by us and by any investigating party relying on them. (b) The Subscriber agrees to provide any additional documentation we may reasonably request, including documentation as may be required by us to form a reasonable basis that the Subscriber qualifies as an “accredited investor” as that term is defined in Rule 501 under Regulation D promulgated under the Act, or otherwise as a “qualified purchaser” as that term is defined in Regulation A promulgated under the Act, or as may be required by the securities administrators or regulators of any state, to confirm that the Subscriber meets any applicable minimum financial suitability standards and has satisfied any applicable maximum investment limits. (c) If applicable to the Operating Partnership either now or in the future, the Subscriber acknowledges and agrees if it is a corporation, limited partnership, limited liability company or other entity that pursuant to the terms of its governing documents and instruments, the Subscriber generally can own or be deemed to own by virtue of certain attribution provisions of the Internal Revenue Code of 1986, as amended (the “Code”) up to 9.8% in value or in number of our Common Shares, whichever is more restrictive and that Subscriber will take all necessary action to confirm such governing documents and instruments include or will be supplemented to include as necessary to comply with the Code, such additional restrictions on ownership, including ownership that would result in (i) us being “closely held” within the meaning of Section 856(h) of the Code, (ii) us failing to qualify as a REIT or (iii) our shares being beneficially owned by fewer than 100 persons (as determined under Section 856(a)(5) of the Code). The Subscriber also acknowledges and agrees that, pursuant to the terms of the Operating Agreement, the Subscriber’s ownership of our Common Units cannot cause any other person to violate the foregoing limitations on ownership. (d) The Subscriber, if an entity, is, and shall at all times while it holds Common Units shall remain, duly organized, validly existing and in good standing under the laws of the state or other jurisdiction of the United States of America of its incorporation or organization, having full power and authority to own its properties and to carry on its business as conducted. The Subscriber, if a natural 13 Note to CF: Sec. 1(a) states that the Common Units will not be certificated.

ACTIVE 685486760v16 EXHIBIT M-6 Caliber LP: Subscription person, is eighteen (18) years of age or older, competent to enter into a contractual obligation, and a citizen or resident of the United States of America. The principal place of business or principal residence of the Subscriber is as shown in this Agreement. (e) The Subscriber has the requisite power and authority to deliver this Subscription Agreement, perform his, her or its obligations set forth herein, and consummate the transactions contemplated hereby. The Subscriber has duly executed and delivered this Subscription Agreement and has obtained the necessary authorization to execute and deliver this Subscription Agreement and to perform his, her or its obligations herein and to consummate the transactions contemplated hereby. This Subscription Agreement, assuming the due execution and delivery hereof by us, is a legal, valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with its terms. (f) At no time has it been expressly or implicitly represented, guaranteed or warranted to the Subscriber by us or any other person that: (i) A percentage of profit and/or amount or type of gain or other consideration will be realized as a result of this investment; or (ii) The past performance or experience on the part of us and/or the Company’s or Caliber Management’s officers or directors indicates in any way whatsoever, the predictable or probable results of the ownership of the Common Units or the overall venture. (j) Subscriber acknowledges and agrees that the purchase of the Common Units pursuant to this Subscription Agreement is an arms-length transaction between Subscriber and us. In connection with the purchase and sale of the Common Units, we are not acting as your agent or fiduciary. We assume no advisory or fiduciary responsibility in your favor in connection with the Common Units or the corresponding project investments. We have not provided you with any legal, accounting, regulatory or tax advice with respect to the Common Units, and you have consulted your own respective legal, accounting, regulatory and tax advisors to the extent you have deemed appropriate. (k) The Subscriber is acquiring the Common Units without being furnished any offering literature or prospectus. The Subscriber affirms that the Subscriber, before entering into this Subscription Agreement, (i) has been given access to all material books and records of the Company and all material contracts and documents relating to the sale of the Common Units, (ii) has been granted the opportunity to ask questions of, and receive answers from, representatives of the Company concerning Company and the terms and conditions of the sale of the Common Units, and (iii) has been given the opportunity to obtain any additional information which the Subscriber deems necessary to verify the accuracy of the information contained in herein. The Subscriber further confirms that all such requested information and all questions asked by the Subscriber have been answered to its satisfaction. (l) The Subscriber has received this Subscription Agreement and the Governing Document, and the Subscriber and/or the Subscriber’s advisors (who are not affiliated with and not compensated directly or indirectly by us or an affiliate thereof), have such knowledge and experience in business and financial matters as will enable them to utilize the information which they have received in connection with this Offering and about us and our business to evaluate the merits and risks of an investment as they see fit, to make an informed investment decision and to protect Subscriber’s own interests in connection with the Subscription. (m) The Subscriber understands that any forecasts or predictions as to our performance are based on estimates, assumptions and forecasts that we believe to be reasonable but that may prove to be materially incorrect, and no assurance is given that actual results will correspond with the results contemplated by the various forecasts. (n) The Subscriber understands that the Common Units being purchased are a highly speculative investment which involves a substantial degree of risk of loss of the Subscriber’s entire investment in the Common Units, and the Subscriber understands and is fully cognizant of all material and relevant risk factors related to the purchase of the Common Units. As set forth in the preceding

ACTIVE 685486760v16 EXHIBIT M-7 Caliber LP: Subscription paragraphs (f) and (g) above, the Subscriber has read, reviewed and understood all relevant and material documents to evaluate the risk factors of making the investment in the Common Units. (o) The Subscriber understands and acknowledges that: (i) there is no public market for the Common Units, (ii) only the Company can register the Common Units under applicable securities laws and the Company is under no obligation to register the Common Units under the Act or the securities laws of any other jurisdiction and, (iii) as a result, an investment in the Common Units may not be liquid and the Subscriber must bear the economic risk of the investment indefinitely. In this regard, the Subscriber further represents that the Subscriber has adequate means of providing for its current needs and possible personal contingencies, it can afford to bear the economic risk of holding the Common Units for an indefinite period of time, and has no need for liquidity in its investment in the Common Units. The Subscriber has the net worth sufficient to bear the risks of and to sustain a complete loss of the Subscriber’s entire investment in the Company. (p) The amount of Common Units being purchased by the Subscriber does not exceed 10% of the greater of the Subscriber’s annual income or net worth (for natural persons), or 10% of the greater of the Subscriber’s annual revenue or net assets at fiscal year-end (for non-natural persons). (q) The Subscriber understands that no state or federal authority has scrutinized this Subscription Agreement or the Common Units offered pursuant hereto, has made any finding or determination relating to the fairness for investment of the Common Units, or has recommended or endorsed the Common Units, and that the Common Units have not been registered or qualified under the Act or any state securities laws, in reliance upon exemptions from registration thereunder. (r) The Subscriber understands that we have not been registered under the Investment Company Act of 1940. In addition, the Subscriber understands that CaliberCos, Inc. is not registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). (s) The Subscriber is subscribing for and purchasing the Common Units without being furnished any offering literature, other than the Company’s Certificate of Limited Partnership, the Governing Document, the Contribution Agreement and this Subscription Agreement, and such other related documents, agreements or instruments as may be attached to the foregoing documents as exhibits or supplements thereto, or as the Subscriber has otherwise requested from us in writing, and without receiving any representations or warranties from us or its agents and representatives other than the representations and warranties contained in said documents, and is making this investment decision solely in reliance upon the information contained in said documents and upon any investigation made by the Subscriber or Subscriber’s advisors. (t) The Subscriber’s true and correct full legal name, address of residence (or, if an entity, principal place of business), phone number, electronic mail address, United States taxpayer identification number, if any, and other contact information are accurately provided on signature page hereto. The Subscriber is currently a bona fide resident of the state or jurisdiction set forth in the current address provided to us. The Subscriber has no present intention of becoming a resident of any other state or jurisdiction. (u) The Subscriber is subscribing for and purchasing the Common Units solely for the Subscriber’s own account, for investment purposes only, and not with a view toward or in connection with resale, distribution (other than to its shareholders or members, if any), subdivision or fractionalization thereof. Except as otherwise permitted under the Contribution Agreement, the Subscriber has no agreement or other arrangement, formal or informal, with any person or entity to sell, transfer or pledge any part of the Common Units, or which would guarantee the Subscriber any profit, or insure against any loss with respect to the Common Units, and the Subscriber has no plans to enter into any such agreement or arrangement. (v) The Subscriber represents and warrants that the execution and delivery of this Subscription Agreement, the consummation of the transactions contemplated hereby and the performance of the obligations hereunder will not conflict with or result in any violation of or default under

ACTIVE 685486760v16 EXHIBIT M-8 Caliber LP: Subscription any provision of any other agreement or instrument to which the Subscriber is a party or any license, permit, franchise, judgment, order, writ or decree, or any statute, rule or regulation, applicable to the Subscriber. The Subscriber confirms that the consummation of the transactions envisioned herein, including, but not limited to, the Subscriber’s Subscription, will not violate any foreign law and that such transactions are lawful in the Subscriber’s country of citizenship and residence. (w) The Subscriber declares that all legal requirements necessary or appropriate for the purchase of the Common Units have been complied with on the part of the Subscriber. (x) The Subscriber further represents that, in connection with the purchase of the Common Units, the Subscriber has not relied on any statement or representation of the Company or of any of its affiliates, attorneys, agents, or other representatives, except as expressly and specifically set forth herein or expressly referenced in the Contribution Agreement. (y) The Subscriber has been advised and understands that the Common Units to be acquired pursuant to this Subscription Agreement have not been registered under the Act, or the securities laws of any other jurisdiction and are being sold in reliance upon an exemption from registration under such laws. Accordingly, the Subscriber further understands that it may not offer to sell, sell, assign, pledge, hypothecate, dispose of, or otherwise transfer (a “Transfer”) the Common Units unless the Common Units is subsequently registered and qualified under such laws or, in the opinion of counsel reasonably satisfactory to the Company, an exemption from such registration and qualification is available. The Subscriber further understands that any Transfer that is permitted must satisfy certain legal, procedural and other requirements set forth in the Governing Document. (z) By executing this Subscription Agreement, the Subscriber represents that it is the sole and true party in interest, and is acquiring the Common Units solely for the Subscriber’s own account, not as a nominee, agent, or representative for any other person, for investment purposes only, and not with an intent or a view to making a Transfer of, granting a participation in, or otherwise distributing the Common Units in a manner contrary to the Act or the securities laws of any other applicable jurisdictions, nor does the Subscriber have any contract, undertaking, agreement, or arrangement with any person to Transfer, grant any participation in, or otherwise distribute any of the Common Units to any person. The Subscriber does not presently have any reason to anticipate any change in circumstances or other particular occasion or event which would cause the Subscriber to need to sell the Common Units, except in accordance with the terms of this Subscription Agreement, the Contribution Agreement, the Governing Document, and in compliance with all applicable securities laws. (aa) The Subscriber also hereby agrees that it will not, directly or indirectly, offer to Transfer or to Transfer any Common Units (or solicit any offers to buy, purchase, or otherwise acquire or take a pledge of any Common Units), except in compliance with this Subscription Agreement, the Contribution Agreement, the Governing Document, and the securities laws of all applicable jurisdictions, including the rules and regulations promulgated thereunder. (bb) The Subscriber agrees that it will not engage in any hedging transactions with regard to the Common Units. (cc) The Subscriber recognizes that an investment in the Common Units and the Company involves significant risks. (dd) The Subscriber acknowledges that it is subscribing for the Common Units as a result of or pursuant to: (i) any advertisement, article, notice or other communications published in any newspaper, magazine or similar media (including any internet site whose information about the Company is not password protected) or broadcast over television or radio; or (ii) any seminar or meeting whose attendees, including the Subscriber, had been invited as a result of, or pursuant to, any of the foregoing.

ACTIVE 685486760v16 EXHIBIT M-9 Caliber LP: Subscription (ee) Neither the Subscriber nor any entity that controls such Subscriber or is under the control of, or under common control with, such Subscriber, is subject to any “bad actor” disqualification as set forth in 506(d)(1)(i) through (viii), as modified by Rules 506(d)(2) and (d)(3), under Regulation D (which is summarized in Attachment A on pages 22-23 hereto)or any similar disqualification provision that could adversely affect the Company’s reliance on any federal or state securities registration exemption or that could otherwise adversely affect the Offering of the Common Units. The Subscriber further represents that such Subscriber has exercised reasonable care to determine the accuracy of the representation made by such Subscriber in this Section 3(ee), and agrees to notify the Company if the Subscriber becomes aware of any fact that makes the representation given by such Subscriber hereunder inaccurate. (ff) If the Subscriber is purchasing the Common Units in a fiduciary capacity, all representations, warranties, agreements, and other information made herein also relate to the person or entity for whom Subscriber is acting and are true, complete and correct in all respects. (gg) The Subscriber agrees that the Company and each of its affiliates, officers, directors, agents, and employees may rely conclusively upon, and shall incur no liability for any action taken upon any notice, consent, request, instructions or other instrument believed, including any document transmitted by facsimile, in good faith to be genuine or to be signed by properly authorized persons. (hh) The Subscriber hereby agrees that the Company, or any other party on behalf of the Company, shall be entitled to, and shall, supply all and any information regarding the Company and the Subscriber’s investment in the Common Units. Further, the Subscriber acknowledges and accepts that the Company may be required to and shall be entitled to reveal any information regarding the Company and the Subscriber’s investment in the Company, including details of the Subscriber’s identity, to their regulators or any other government agency within their jurisdiction, which the Company, in its sole discretion, shall consider appropriate. (ii) The Subscriber acknowledges and understands that the representations, warranties, and covenants contained in this Subscription Agreement are being furnished, in part, and will be relied on by the Company in determining whether this Offering of the Common Units is exempt from registration under the Act and the securities laws of all other applicable jurisdictions and, accordingly, confirms that all such statements contained herein are true, complete, and accurate as of the date hereof, and shall be true, accurate, and complete as of the date that this Subscription Agreement is accepted, and shall survive such acceptance. If any events occur or circumstances exist before the issuance of the Common Units to the Subscriber which would make any of the representations, warranties, agreements, or other information set forth herein untrue or inaccurate, the Subscriber agrees to immediately notify the Company in writing of such fact specifying which representations, warranties, or covenants are not true, correct, or accurate, and the reasons therefor. (jj) Our intent is to comply with all applicable federal, state and local laws designed to combat money laundering and similar illegal activities, including the provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “PATRIOT Act”). For purposes of this Section 3(jj), the following terms shall have the meanings described below: “Close Associate of a Senior Foreign Political Figure” shall mean a person who is widely and publicly known internationally to maintain an unusually close relationship with the Senior Foreign Political Figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the Senior Foreign Political Figure; “Foreign Shell Bank” shall mean a Foreign Bank without a presence in any country; “Foreign Bank” shall mean an organization that (i) is organized under the laws of a foreign country, (ii) engages in the business of banking, (iii) is recognized as a bank by the bank supervisory or monetary authority of the

ACTIVE 685486760v16 EXHIBIT M-10 Caliber LP: Subscription country of its organization or principal banking operations, (iv) receives deposits to a substantial extent in the regular course of its business, and (v) has the power to accept demand deposits, but does not include the U.S. branches or agencies of a foreign bank; “Non-Cooperative Jurisdiction” shall mean any foreign country that has been designated as noncooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Task Force on Money Laundering, of which the U.S. is a member and with which designation the U.S. representative to the group or organization continues to concur; “Prohibited Investor” shall mean a person or entity whose name appears on (i) the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control; (ii) other lists of prohibited persons and entities as may be mandated by applicable law or regulation; or (iii) such other lists of prohibited persons and entities as may be provided to us in connection therewith; “Related Person” shall mean, with respect to any entity, any interest holder, director, senior officer, trustee, beneficiary or grantor of such entity; provided that in the case of an entity that is a publicly traded company or a tax qualified pension or retirement plan in which at least 100 employees participate that is maintained by an employer that is organized in the U.S. or is a U.S. government entity, the term “Related Person” shall exclude any interest holder holding less than 5% of any class of securities of such publicly traded company and beneficiaries of such plan; “Senior Foreign Political Figure” shall mean a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a Senior Foreign Political Figure includes any corporation, business or other entity that has been formed by, or for the benefit of, a Senior Foreign Political Figure. Subscriber hereby represents, covenants, and agrees that, to the best of Subscriber’s knowledge based on reasonable investigation: (a) To the knowledge of the Subscriber, none of the Subscriber’s funds tendered for the Purchase Price (whether payable in cash or otherwise) shall be derived from money laundering or similar activities deemed illegal under federal laws and regulations. (b) To the extent within the Subscriber’s control, none of the Subscriber’s funds tendered for the Purchase Price will cause us or any of its personnel or affiliates to be in violation of federal anti-money laundering laws, including (without limitation) the Bank Secrecy Act (31 U.S.C. 5311 et seq.), the United States Money Laundering Control Act of 1986 or the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, and/or any regulations promulgated thereunder. (c) When requested by us, the Subscriber will provide any and all additional information, and the Subscriber understands and agrees that us may release confidential information about the Subscriber and, if applicable, any underlying beneficial owner or Related Person to U.S. regulators and law enforcement authorities, deemed reasonably necessary to ensure compliance with all applicable laws and regulations concerning money laundering and similar activities. We reserve the right to request any information as is necessary to verify the identity of the Subscriber and the source of any payment to us. In the event of delay or failure by the Subscriber to produce any information required for verification purposes, the subscription by the Subscriber may be refused. (d) Neither the Subscriber, nor any person or entity controlled by, controlling or under common control with the Subscriber, any of the Subscriber’s beneficial owners, any person for whom the Subscriber is acting as agent or nominee in connection with this investment nor, in the case of a Subscriber which is an entity, any Related Person is: (i) a Prohibited Investor;

ACTIVE 685486760v16 EXHIBIT M-11 Caliber LP: Subscription (ii) a Senior Foreign Political Figure, any member of a Senior Foreign Political Figure’s “immediate family”, which includes the figure’s parents, siblings, spouse, children and in-laws, or any Close Associate of a Senior Foreign Political Figure, or a person or entity resident in, or organized or chartered under, the laws of a Non-Cooperative Jurisdiction; (iii) a person or entity resident in, or organized or chartered under, the laws of a jurisdiction that has been designated by the U.S. Secretary of the Treasury under Section 311 or 312 of the PATRIOT Act as warranting special measures due to money laundering concerns; or Bank without a physical presence in any country, but does not include a regulated affiliate; (iv) a person or entity who gives Subscriber reason to believe that its funds originate from, or will be or have been routed through, an account maintained at a Foreign Shell Bank, an “offshore bank”, or a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction. (e) The Subscriber hereby agrees to immediately notify us if the Subscriber knows, or has reason to suspect, that any of the representations in this Section 3 have become incorrect or if there is any change in the information affecting these representations and covenants. (f) The Subscriber agrees that, if at any time it is discovered that any of the foregoing anti- money laundering representations are incorrect, or if otherwise required by applicable laws or regulations, we may undertake appropriate actions, and the Subscriber agrees to cooperate with such actions, to ensure compliance with such laws or regulations, including, but not limited to segregation and/or redemption of the Subscriber’s interest in the Common Units. (kk) The Subscriber represents and warrants that the Subscriber is either: (a) Purchasing the Common Units with funds that constitute the assets one or more of the following: (i) an “employee benefit plan” as defined in Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA; (ii) an “employee benefit plan” as defined in Section 3(3) of ERISA that is not subject to either Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) (including a governmental plan, non- electing church plan or foreign plan). The Subscriber hereby represents and warrants that (a) its investment in us: (i) does not violate and is not otherwise inconsistent with the terms of any legal document constituting or governing the employee benefit plan; (ii) has been duly authorized and approved by all necessary parties; and (iii) is in compliance with all applicable laws, and (b) neither we nor any person who manages the assets of the Company will be subject to any laws, rules or regulations applicable to such Subscriber solely as a result of the investment in us by such Subscriber; (iii) a plan that is subject to Section 4975 of the Code (including an individual retirement account); (iv) an entity (including, if applicable, an insurance company general account) whose underlying assets include “plan assets” of one or more “employee benefit plans” that are subject to Title I of ERISA or “plans” that are subject to

ACTIVE 685486760v16 EXHIBIT M-12 Caliber LP: Subscription Section 4975 of the Code by reason of the investment in such entity, directly or indirectly, by such employee benefit plans or plans; or (v) an entity that (a) is a group trust within the meaning of Revenue Ruling 81- 100, a common or collective trust fund of a bank or an insurance company separate account and (b) is subject to Title I of ERISA, Section 4975 of the Code or both; or (b) Not purchasing the Common Units with funds that constitute the assets of any of the entities or plans described in Section LL above. 4. Subscriber’s Funds. The Subscriber represents and warrants that the Subscriber has taken, and shall continue to take hereafter, such measures as are required by applicable law to assure that the funds used to pay to the Company any portion of the Subscription Payment are derived from: (i) transactions that do not violate United States Law nor, to the extent such funds originate outside the United States, do not violate the laws of the jurisdiction in which they originated; and (ii) permissible sources under United States Law and to the extent such funds originate outside the United States, under the laws of the jurisdiction in which they originated. 5. Confidentiality. The Subscriber understands that information provided by us contains or may contain trade secrets and therefore hereby represents and warrants that the Subscriber has not and will not use, reproduce or distribute them, in whole or in part, nor divulge any of their contents without the prior written consent of the Company. The Subscriber further represents that if no Common Units are purchased by the Subscriber or if the Subscription is rejected, any and all Governing Documents and other information will be promptly returned to the Company. 6. Indemnification. The Subscriber acknowledges that understands the meaning and legal consequences of the representations, warranties and covenants contained in this Subscription Agreement, and agrees to indemnify and hold harmless the Company and its agents, employees, and representatives from and against any and all direct and consequential loss damage, liabilities, costs and expenses (including attorney’s fees), due to or arising out of any misrepresentations, misstatements, or omissions with respect to any of the representations or warranties, or a breach of, or failure to fulfill any of the covenants or agreements, contained in this Subscription Agreement by the Subscriber. In the event Subscriber files or enters bankruptcy, insolvency or other similar proceeding, Subscriber agrees to use Subscriber’s commercially reasonable efforts possible to avoid the Company, its affiliates and officers and directors being named as a party or otherwise involved in the bankruptcy proceeding. Furthermore, this Subscription Agreement should be interpreted so as to prevent, to the maximum extent permitted by applicable law, any bankruptcy trustee, receiver or debtor-in-possession from asserting, requiring or seeking that (i) you be allowed by us to return the Common Units to us for a refund or (ii) we be mandated or ordered to redeem or withdraw Common Units held or owned by you. 7. Limitation on Damages. IN NO EVENT SHALL WE NOT BE LIABLE TO THE SUBSCRIBER FOR ANY LOST PROFITS OR SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING SHALL BE INTERPRETED AND HAVE EFFECT TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, RULE OR REGULATION. 8. Authority. (a) In addition to the representations and warranties set forth in Section 3 above, the Subscriber: (i) if an individual, has full legal capacity to make the representations, warranties and agreements contained herein, to enter into and execute this Subscription Agreement and the other Subscription Documents, and to purchase the Common Units subscribed for hereunder, or (ii) if acting in a representative or fiduciary capacity for a corporation, partnership, limited liability company, limited partnership, trust, or other entity, has the full power and authority to make such representations, warranties, and agreements contained herein, to enter into and execute this Subscription Agreement and the other Subscription Documents in such

ACTIVE 685486760v16 EXHIBIT M-13 Caliber LP: Subscription capacity on behalf of such corporation, partnership, limited liability company, limited partnership, trust or other entity, and to purchase the Common Units subscribed for hereunder. (b) The Subscriber, if a corporation, partnership, limited liability company, limited partnership, trust, or other entity, was duly organized or formed, is validly existing and is in good standing or active status under, the laws of its jurisdiction of organization or formation. (c) The Company has the full power and authority to make the representations, warranties, and agreements contained herein, to enter into and execute this Subscription Agreement and to issue the Common Units subscribed for hereunder. (d) The Company was duly organized or formed, is validly existing and is in good standing or active status under, the laws of its jurisdiction of organization or formation. 9. Revocation. The Subscriber agrees that the Subscriber will not cancel, terminate, or revoke this Subscription Agreement or any agreement the Subscriber has made under this Subscription Agreement, and that this Subscription Agreement shall survive the death, or disability or change of control of the Subscriber, except as provided in Section 10 of this Subscription Agreement. 10. Transferability. Neither this Subscription Agreement, nor any of the Subscriber’s interests, rights, obligations, duties or benefits under this Subscription Agreement may be Transferred or assigned without the written consent of the Company and any purported Transfer thereof in violation of the foregoing restriction shall be null and void. The Subscriber further agrees that the Subscriber may only Transfer the Common Units acquired pursuant to this Subscription Agreement in accordance with the Transfer restrictions described set forth in this in this Subscription Agreement or the Governing Document. 11. Termination. This Subscription Agreement may be terminated: (i) at any time by the Company if, in its sole discretion, it determines to terminate or cancel this Offering of the Common Units before the closing of their sale to the Subscriber, or (ii) by the Company if the representations or warranties of the Subscriber shall not be true, complete, and accurate before the acceptance of this Subscription by the Company. In the event of any such termination, except for Sections 5, 6, 7, 9, 10 and 12 of this Subscription Agreement which shall survive and such termination, this Subscription Agreement shall be null and void and of no further force or effect. 12. Legends. The Subscriber confers full authority upon the Company to affix appropriate legends to the face of the certificate or certificate representing the Common Units, if any, or on any other document representing the Common Units the following: “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND MAY NOT BE OFFERED FOR SALE, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND THE SECURITIES LAWS OF ALL OTHER APPLICABLE JURISDICTIONS UNLESS, IN THE OPINION OF COUNSEL TO THE COMPANY, SUCH REGISTRATION IS NOT REQUIRED.” “THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS AND OTHER PROVISIONS AS SET FORTH IN THE LIMITED PARTNERSHIP AGREEMENT OF CALIBER HOSPITALITY, LP, DATED AS OF [_________], 2023, BY AND AMONG CALIBER HOSPITALITY TRUST, INC., CALIBERCO SPECIAL LIMITED PARTNER, LLC, AND THE LIMITED PARTNERS PARTY THERETO, AS AMENDED FROM TIME TO TIME, AND AGREED TO BY EACH PARTY THERETO (COPIES OF WHICH ARE ON FILE AND MAY BE REVIEWED BY THE LAWFUL AND REGISTERED HOLDER HEREOF AT THE COMPANY’S PRINCIPAL OFFICE DURING NORMAL BUSINESS HOURS UPON ADVANCE WRITTEN REQUEST TO THE COMPANY AND PURSUANT TO SUCH OTHER PROCEDURES AS MAY BE

ACTIVE 685486760v16 EXHIBIT M-14 Caliber LP: Subscription REQUIRED BY THE COMPANY TO ENSURE THE SECURITY OF THE COMPANY AND ITS ASSETS, AFFAIRS, AND PERSONNEL)”. 13. Miscellaneous. (a) Notices. All notices and communications to be given or otherwise made to the Subscriber shall be deemed to be sufficient if sent by electronic mail to such address as set forth for the Subscriber at the records of the Company. Subscriber shall send all notices or other communications required to be given hereunder to us via email at john.hartman@caliberco.com (with a copy to be sent concurrently via prepaid certified mail to: Caliber Hospitality Trust, 8901 E. Mountain View Road, Suite 150, Scottsdale, AZ 85258, Attention: John Hartman). Any such notice or communication shall be deemed to have been delivered and received on the first business day following that on which the electronic mail has been sent (assuming that there is no error in delivery). As used in this Section, “business day” shall mean any day other than a day on which banking institutions in the State of Maryland, Arizona and Delaware are legally closed for business. (b) Consent to Electronic Delivery. The Subscriber hereby agrees that we may deliver all notices, financial statements, valuations, reports, reviews, analyses or other materials, and any and all other documents, information and communications concerning the affairs of the Company and its investments, including, without limitation, information about the investment, required or permitted to be provided to the Subscriber under the Preferred Share or hereunder by means e-mail or by posting on an electronic message board or by other means of electronic communication. Because we operate on the Internet, you will need to consent to transact business with us online and electronically. As part of doing business with us, therefore, we also need you to consent to our giving you certain disclosures electronically, including our website (“Site”) or to the email address you provide to us. By entering into this Subscription Agreement, you consent to receive electronically all documents, communications, notices, contracts, and agreements arising from or relating in any way to your or our rights, obligations or services under this Subscription Agreement (each, a “Disclosure”). The decision to do business with us electronically is yours. This document informs you of your rights concerning Disclosures. (i) Scope of Consent. Your consent to receive Disclosures and transact business electronically, and our agreement to do so, applies to any transactions to which such Disclosures relate. (ii) Consenting to Do Business Electronically. Before you decide to do business electronically with us, you should consider whether you have the required hardware and software capabilities described below. (iii) Hardware and Software Requirements. In order to access and retain Disclosures electronically, you must satisfy the following computer hardware and software requirements: access to the Internet; an email account and related software capable of receiving email through the Internet; a web browser which is SSL-compliant and supports secure sessions; and hardware capable of running this software. (iv) How to Contact Us Regarding Electronic Disclosures. You can contact us via email at invest@CaliberCo.com. You may also reach us in writing at the following address: 8901 E. Mountain View Rd, Suite 150, Scottsdale, AZ 85258, Attention: Investor Support. You agree to keep us informed of any change in your email or home mailing address so that you can continue to receive all Disclosures in a timely fashion. If your registered e-mail address changes, you must notify us of the change by sending an email to invest@CaliberCo.com. You also agree to update your registered residence address and telephone number on the Site if they change. You will print a copy of this Subscription Agreement for your records, and you agree and acknowledge that you can access, receive and retain all Disclosures electronically sent via email or posted on the Site. (c) Consent to Electronic Delivery of Tax Documents. Please read this disclosure about how we will provide certain documents that we are required by IRS to send to you (“Tax Documents”) in connection with your Common Units. A Tax Document provides important information

ACTIVE 685486760v16 EXHIBIT M-15 Caliber LP: Subscription you need to complete your tax returns. Tax Documents include Form 1099. Occasionally, we are required to send you CORRECTED Tax Documents. Additionally, we may include inserts with your Tax Documents. We are required to send Tax Documents to you in writing, which means in paper form. When you consent to electronic delivery of your Tax Documents, you will be consenting to delivery of Tax Documents, including these corrected Tax Documents and inserts, electronically instead of in paper form. (i) Agreement to Receive Tax Documents Electronically. By executing this Subscription Agreement, you are consenting in the affirmative that we may send Tax Documents to you electronically, and acknowledging that you are able to access Tax Documents from our website. If you later withdraw consent to receive Tax Documents electronically, a paper copy will be provided. Your consent to receive the Tax Documents electronically continues for every tax year until you withdraw your consent. (ii) How We Will Notify You That a Tax Document is Available. You will receive an electronic notification via email when your Tax Documents are ready for access on the Site. Your Tax Documents are maintained on the Site through at least October 15 of the applicable tax year, at a minimum, should you ever need to access them again. (iii) Your Option to Receive Paper Copies. To obtain a paper copy of your Tax Documents, you can print one by visiting our website. You can also contact us at mary.jackson@caliberco.com and request a paper copy. (iv) Withdrawal of Consent to Receive Electronic Notices. You can withdraw your consent before the Tax Document is furnished by mailing a letter including your name, mailing address, effective tax year, and indicating your intent to withdraw consent to the electronic delivery of Tax Documents to: Mary Jackson Attention: Investor Support 8901 E. Mountain View Rd, Suite 150 Scottsdale, AZ 85258 If you withdraw consent to receive Tax Documents electronically, a paper copy will be provided. Your consent to receive the Tax Documents electronically continues for every tax year until you withdraw your consent. (v) Termination of Electronic Delivery of Tax Documents. We may terminate your request for electronic delivery of Tax Documents without your withdrawal of consent in writing in the following instances: • You do not have a password for your account • Your account is closed • You were removed from your account • Your role or authority on your account changed in a manner that no longer allows you to consent to electronic delivery • We received three consecutive email notifications that indicate your email address is no longer valid • We cancel the electronic delivery of Tax Documents (vi) You Must Keep Your E-mail Address Current With Us. You must promptly notify us of a change of your email address. If your mailing address, email address, telephone number or other contact information changes, you may also provide updated information by contacting us at john.hartman@calibercos.com or such other person as we may appoint from time to

ACTIVE 685486760v16 EXHIBIT M-16 Caliber LP: Subscription time. (vii) Hardware and Software Requirements. In order to access and retain Tax Documents electronically, you must satisfy the computer hardware and software requirements as set forth above in Section 10(c) of this Agreement. You will also need a printer if you wish to print Tax Documents on paper, and electronic storage if you wish to download and save Tax Documents to your computer. (d) Company Counsel. The Company has retained Carlton Fields, LLP (“Law Firm”) in connection with the Offering of the Common Units and may retain Law Firm as legal counsel in connection with the management and operation of the Company, including, without limitation, making, holding and disposing of investments. Law Firm will not represent Subscriber or any other investor or prospective investors in the Company, unless the Company, such investor or prospective investor and Law Firm otherwise agree, in connection with the Offering of the Common Units, the management and operation of the Company or any dispute that may arise between any investor, on one hand, and the Company Affiliates and/or the Company on the other hand (the “Company Legal Matters”). Subscriber will, if Subscriber wishes counsel on any Company Legal Matter, retain its own independent counsel with respect thereto and will pay all fees and expenses of such independent counsel. Subscriber agrees that Law Firm may represent the Company Affiliates and/or the Company in connection with the formation of the Company and any and all other Company Legal Matters (including any dispute between the Company Affiliates and Subscriber or any other investor). (e) No Waiver. The failure of the Company to exercise any right or remedy under this Subscription Agreement, or any delay by the Company in exercising same, will not operate as a waiver thereof. No waiver by the Company is effective unless and until it is in writing and signed on behalf of the Company. (f) Entire Agreement. This Subscription Agreement (and the Subscription Documents incorporated herein by reference) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties. (g) Governing Law. This Subscription Agreement shall be governed and construed in accordance with the laws of the State of Delaware. This Subscription Agreement and the rights, powers, and duties set forth herein shall be binding upon the Subscriber, and the Subscriber’s permitted heirs, estate, legal representatives, and successors and shall inure to the benefit of the Company, its successors, and assigns. In the event that any provision of this Subscription Agreement is invalid or unenforceable under any applicable statute or rule of law, rule or regulation, then such provision shall be deemed excluded and inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof. (h) Arbitration. (i) Either party may, at its sole election, require that the sole and exclusive forum and remedy for resolution of a Claim be final and binding arbitration pursuant to this Section 13(g) (this “Arbitration Provision”). The arbitration shall be conducted in the State of Delaware. As used in this Arbitration Provision, “Claim” shall include any past, present, or future claim, dispute, or controversy involving you (or persons claiming through or connected with you), on the one hand, and the Company (or persons claiming through or connected with the Company), on the other hand, relating to or arising out of this Agreement, the Site, and/or the activities or relationships that involve, lead to, or result from any of the foregoing, including (except to the extent provided otherwise in the last sentence of sub- section (v) below) the validity or enforceability of this Arbitration Provision, any part thereof, or the entire Subscription Agreement. Claims are subject to arbitration regardless of whether they arise from contract; tort (intentional or otherwise); a constitution, statute, common law, or principles of equity; or otherwise.

ACTIVE 685486760v16 EXHIBIT M-17 Caliber LP: Subscription Claims include (without limitation) matters arising as initial claims, counter-claims, cross-claims, third- party claims, or otherwise. This Arbitration Provision applies to claims under the U.S. federal securities laws and to all claims that that are related to the Company, including with respect to this Offering, our holdings, the Common Units, our ongoing operations and the management of our investments, among other matters. The scope of this Arbitration Provision is to be given the broadest possible interpretation that is enforceable. (ii) The party initiating arbitration shall do so with the American Arbitration Association (the “AAA”) or JAMS. The arbitration shall be conducted according to, and the location of the arbitration shall be determined in accordance with, the rules and policies of the administrator selected, except to the extent the rules conflict with this Arbitration Provision or any countervailing law. In the case of a conflict between the rules and policies of the administrator and this Arbitration Provision, this Arbitration Provision shall control, subject to countervailing law, unless all parties to the arbitration consent to have the rules and policies of the administrator apply. (iii) If we elect arbitration, we shall pay all the administrator’s filing costs and administrative fees (other than hearing fees). If you elect arbitration, filing costs and administrative fees (other than hearing fees) shall be paid in accordance with the rules of the administrator selected, or in accordance with countervailing law if contrary to the administrator’s rules. We shall pay the administrator’s hearing fees for one full day of arbitration hearings. Fees for hearings that exceed one day will be paid by the party requesting the hearing, unless the administrator’s rules or applicable law require otherwise, or you request that we pay them and we agree to do so. Each party shall bear the expense of its own attorney’s fees, except as otherwise provided by law and except as set forth in Section 13(k) below. If a statute gives you the right to recover any of these fees, these statutory rights shall apply in the arbitration notwithstanding anything to the contrary herein. (iv) Within 30 days of a final award by the arbitrator, a party may appeal the award for reconsideration by a three-arbitrator panel selected according to the rules of the arbitrator administrator. In the event of such an appeal, an opposing party may cross-appeal within 30 days after notice of the appeal. The panel will reconsider de novo all aspects of the initial award that are appealed. Costs and conduct of any appeal shall be governed by this Arbitration Provision and the administrator’s rules, in the same way as the initial arbitration proceeding. Any award by the individual arbitrator that is not subject to appeal, and any panel award on appeal, shall be final and binding, except for any appeal right under the Federal Arbitration Act (the “FAA”), and may be entered as a judgment in any court of competent jurisdiction. (v) We agree not to invoke our right to arbitrate an individual Claim that you may bring in Small Claims Court or an equivalent court, if any, so long as the Claim is pending only in that court. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NO ARBITRATION SHALL PROCEED ON A CLASS, REPRESENTATIVE, OR COLLECTIVE BASIS (INCLUDING AS PRIVATE ATTORNEY GENERAL ON BEHALF OF OTHERS), EVEN IF THE CLAIM OR CLAIMS THAT ARE THE SUBJECT OF THE ARBITRATION HAD PREVIOUSLY BEEN ASSERTED (OR COULD HAVE BEEN ASSERTED) IN A COURT AS CLASS REPRESENTATIVE, OR COLLECTIVE ACTIONS IN A COURT. (vi) Unless otherwise provided in this Subscription Agreement or consented to in writing by all parties to the arbitration, no party to the arbitration may join, consolidate, or otherwise bring claims for or on behalf of two or more individuals or unrelated corporate entities in the same arbitration unless those persons are parties to a single transaction. Unless consented to in writing by all parties to the arbitration, an award in arbitration shall determine the rights and obligations of the named parties only, and only with respect to the claims in arbitration, and shall not (A) determine the rights, obligations, or interests of anyone other than a named party, or resolve any Claim of anyone other than a named party, or (B) make an award for the benefit of, or against, anyone other than a named party. No administrator or arbitrator shall have the power or authority to waive, modify, or fail to enforce this sub-section (vi), and any attempt to do so, whether by rule, policy, arbitration decision or otherwise, shall be invalid and unenforceable. Any challenge to the validity of this sub-section (vi) shall be determined exclusively by a court and not by the administrator or any arbitrator.

ACTIVE 685486760v16 EXHIBIT M-18 Caliber LP: Subscription (vii) This Arbitration Provision is made pursuant to a transaction involving interstate commerce and shall be governed by and enforceable under the FAA. The arbitrator will apply substantive law consistent with the FAA and applicable statutes of limitations. The arbitrator may award damages or other types of relief permitted by applicable substantive law, subject to the limitations set forth in this Arbitration Provision. The arbitrator will not be bound by judicial rules of procedure and evidence that would apply in a court. The arbitrator shall take steps to reasonably protect confidential information. (viii) This Arbitration Provision shall survive (A) suspension, termination, revocation, closure, or amendments to this Subscription Agreement and the relationship of the parties; (B) the bankruptcy or insolvency of any party hereto or other party; and (C) any transfer of any loan or Common Units or any amounts owed on such loans or notes, to any other party. If any portion of this Arbitration Provision other than sub-section (v) is deemed invalid or unenforceable, the remaining portions of this Arbitration Provision shall nevertheless remain valid and in force. If arbitration is brought on a class, representative, or collective basis, and the limitations on such proceedings in sub-section (v) are finally adjudicated pursuant to the last sentence of sub-section (v) to be unenforceable, then no arbitration shall be had. In no event shall any invalidation be deemed to authorize an arbitrator to determine Claims or make awards beyond those authorized in this Arbitration Provision. (ix) [Intentionally Omitted]. (x) BY AGREEING TO BE SUBJECT TO THE ARBITRATION PROVISION CONTAINED IN THIS AGREEMENT, SUBSCRIBERS AND/OR INVESTORS WILL NOT BE DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER. (xi) Waiver of Court & Jury Rights. THE PARTIES ACKNOWLEDGE THAT THEY HAVE A RIGHT TO LITIGATE CLAIMS THROUGH A COURT BEFORE A JUDGE, BUT WILL NOT HAVE THAT RIGHT IF ANY PARTY ELECTS ARBITRATION PURSUANT TO THIS ARBITRATION PROVISION. THE PARTIES HEREBY KNOWINGLY AND VOLUNTARILY WAIVE THEIR RIGHTS TO LITIGATE SUCH CLAIMS IN A COURT UPON ELECTION OF ARBITRATION BY ANY PARTY. THE PARTIES HERETO WAIVE A TRIAL BY JURY IN ANY LITIGATION RELATING TO THIS SUBSCRIPTION AGREEMENT, THE COMMON UNITS OR ANY OTHER AGREEMENTS RELATED THERETO. (xii) [Intentionally Omitted]. (xiii) Authority. By executing this Subscription Agreement, you expressly acknowledge that you have reviewed this Subscription Agreement for this particular Subscription. (i) Binding Agreement. This Subscription Agreement and the rights, powers, and duties set forth herein shall bind and inure to the benefit of the heirs, executors, administrators, legal representatives, successors, and assigns of the parties hereto. (j) Survival. The Subscriber agrees that the declarations, understandings, agreements, acknowledgments, representations, warranties and indemnification obligations of the Subscriber contained in this Subscription Agreement are continuous and will survive the execution hereof and the purchase of the Common Units, and in the case of the indemnities, including any matter arising while the Common Units were owned by the Subscriber. (k) Attorney’s Fees. In the event that either party hereto shall commence any suit, action, arbitration or other proceeding to interpret this Subscription Agreement, or determine to enforce any right or obligation created hereby, then such party, if it prevails in such action, shall recover its reasonable costs and expenses incurred in connection therewith, including, but not limited to, reasonable attorney’s fees and expenses and costs of appeal, if any. (l) Construction of Terms. All provisions and any variations thereof used herein

ACTIVE 685486760v16 EXHIBIT M-19 Caliber LP: Subscription shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identity of such person or persons shall require. The titles and subtitles used in this Subscription Agreement are used for convenience only and are not to be considered in construing or interpreting this Subscription Agreement. The singular number or masculine gender, as used herein, shall be deemed to include the plural number and the feminine or neuter genders whenever the context so requires. (m) Third Party Beneficiaries. The parties acknowledge that there are no third party beneficiaries of this Subscription Agreement, except for any affiliates of the Company that may be involved in the issuance or servicing of Common Units, which the parties expressly agree shall be third party beneficiaries hereof. (n) Counterparts; Electronic Signatures. This Subscription Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. A party may deliver this Subscription Agreement by transmitting a facsimile or other electronic signature of this Subscription Agreement signed by such party (via PDF, TIFF, JPEG, DocuSign™ or the like) to the other party, which facsimile or other electronic signature shall be deemed an original for all purposes. (o) Acceptance. The Company may execute a separate acceptance page for each subscription agreement tendered in this Offering or may, at the sole discretion of the Company and subject to the right of the Company to accept or reject such subscriptions on a case by case basis, execute a single acceptance page and forward an executed original or .pdf copy of the acceptance page to Mary Jackson, Attention: Investor Support, 8901 E. Mountain View Rd, Suite 150, Scottsdale, AZ 85258, email: mary.jackson@calibercos.com with written confirmation that such acceptance applies to all of the subscriptions tendered in this Offering (or, at the Company’s election, all of the tendered subscriptions except those specifically rejected by the Company). (p) Consultation with Professional Advisors. The Subscriber confirms that the Subscriber has been advised to consult with the Subscriber’s independent attorney regarding legal matters concerning us and to consult with independent tax advisers regarding the tax consequences of investing through us. The Subscriber acknowledges that Subscriber understands that any anticipated United States federal or state income tax benefits may not be available and, further, may be adversely affected through adoption of new laws or regulations or amendments to existing laws or regulations. The Subscriber acknowledges and agrees that the Company is providing no warranty or assurance regarding the ultimate availability of any tax benefits to the Subscriber by reason of the Subscription. (q) Tax Form Submissions. The Subscriber acknowledges Subscriber will be required to complete an IRS Form W-9 or the appropriate Form W-8, which should be returned directly to us with this Subscription Agreement. The Subscriber certifies that the information contained in the executed copy (or copies) of IRS Form W-9 or appropriate IRS Form W-8 (and any accompanying required documentation), as applicable, when submitted to us will be true, correct and complete. The Subscriber shall (i) promptly inform us of any change in such information, and (ii) furnish to us a new properly completed and executed form, certificate or attachment, as applicable, as may be required under the Internal Revenue Service instructions to such forms, the Code or any applicable Treasury Regulations or as may be requested from time to time by us. Signatures on the Following Pages

ACTIVE 685486760v16 - 20 - SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT IN WITNESS WHEREOF, the Subscriber, or its duly authorized representative(s), hereby acknowledges that it has read and understood this Subscription Agreement, and has hereby executed and delivered this Subscription Agreement, and executed and delivered the documents necessary to transfer the Contributed Interests to the Partnership. The undersigned hereby represents that: (a) the undersigned has carefully read and is familiar with the Subscription Agreement; (b) the information contained in the Subscription Documents is complete and accurate and may be relied upon; and (c) the undersigned agrees that the execution of this signature page constitutes the execution of the Subscription Agreement. INDIVIDUAL(S): (Print Name of Subscriber) Dated: _____________ (Signature of Subscriber) (Print Name of Co-Subscriber) Dated: _____________ (Signature of Co-Subscriber) (Address of Subscriber) Telephone: __________________________________ Email: _______________________________________ Number of Common Units Subscribed For: Value of Contributed Interests: $_____________

ACTIVE 685486760v16 - 21 - ENTITIES: (Print Name of Subscriber) By: Dated: _____________ (Signature of Authorized Signatory) (Print Name and Title of Signatory) By: Dated: _____________ (Signature of Required Authorized Co-Signatory) (Print Name and Title of Co-Signatory) (Address of Subscriber) Telephone: __________________________________ Email: _______________________________________ Number of Common Units Subscribed For: Value of Contributed Interests: $_____________

ACTIVE 685486760v16 - 22 - RECEIPT ACKNOWLEDGED: Approved and accepted for __________ Common Units in exchange for the Contributed Interests on the ___ day of , 2023. CALIBER HOSPITALITY, LP, a Delaware limited partnership By: Caliber Hospitality Trust, Inc., a Maryland corporation, its General Partner By: Caliber Hospitality Management, LLC, a Delaware limited liability company By: _____________________________ Name: Title:

ACTIVE 685486760v16 - 23 - EXHIBIT A to Subscription Agreement Company Limited Partnership Agreement

ACTIVE 685486760v16 - 24 - EXHIBIT B FORM OF INVESTOR QUESTIONNAIRE Purpose of this Questionnaire: Common Units (the “Common Units”) of Caliber Hospitality, LP (the “Company”) will be offered without registration under the Securities Act of 1933, as amended (the “Act”), or the securities laws of any state, in reliance on the exemptions contained in Section 4(a)(2) of the Act and Regulation D promulgated thereunder and on such or similar exemptions under applicable state laws, and Regulation S under the Securities Act. Under Section 4(a)(2) of the Act and/or certain state securities laws, the Company may be required to determine that an individual, or an individual together with a “purchaser representative,” or each individual equity owner of an investing entity meets certain suitability requirements before offering to sell the Common Units to such individual or entity. THE COMPANY MAY, IN ITS DISCRETION, EXCLUDE ANY INDIVIDUAL FROM THE OFFERING TO THE EXTENT NECESSARY TO COMPLY WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS. This Investor Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy the Common Units or any other security. Instructions: Please complete this questionnaire by filling in the information called for and signing below. Please fax, e-mail (via PDF) or mail the completed questionnaire to: _______________________________; Attention: __________________________________________; ___________________________________________________________________________________; Telephone: (___) ___-____; E-Mail: ____________________________.com Representations: Please indicate by checkmark to which of the below the undersigned represents: _______ 1. Accredited Investor Status. The undersigned has read the definition of “accredited investor” as defined in Rule 501 of Regulation D attached hereto as Attachment 1, and certifies that the undersigned is an “accredited investor”; _______ 2. Qualified Purchaser Representation. The undersigned has read the definition of “qualified purchaser” as defined under Section 2(a)(51) under the United States Investment Company Act of 1940, as amended attached hereto as Attachment 1, and certifies that the undersigned is a “qualified purchaser”. _______ 3. Domicile/State of Organization. The undersigned’s state of domicile/organization is: _______________________________ _______ 4. Qualified Institutional Buyer. The undersigned has read the definition of “qualified institutional buyer” as defined in Rule 144A of the Act attached hereto as Attachment 2, and certifies that the undersigned is a “qualified institutional buyer”; or14 _______ 5. Non-U.S. Person Status. The undersigned has read the definition of “U.S. Person” as defined in Rule 902 of Regulation S attached hereto as Attachment 3, and certifies that the undersigned is not a “U.S. Person”. The foregoing representations are true and accurate as of the date hereof. The undersigned undertakes to notify the Company regarding any material change in the information set forth above prior to the purchase by the undersigned of any Common Units of the Company. Dated: ______________________________ 14 NTD: Do we need “qualified purchaser” reps? Sec. 3(a)-(b) refers to Subscribers who are qualified purchasers.

ACTIVE 685486760v16 - 25 - Address: ____________________________ Signature of Investor(s) __________________________________________ Telephone: ______________________________ Print Name of Investor(s) Facsimile: _______________________________________________________ E-Mail: __________________________________________ Print Title (if applicable)

ACTIVE 685486760v16 - 26 - ATTACHMENT 1 TO INVESTOR QUESTIONNAIRE Rule 501. Definitions and Terms Used in Regulation D under the Act. As used in Regulation D, the term “accredited investor” shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person: (1) Any bank as defined in Section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors; (2) Any private business development company as defined in Section 202(a) (22) of the Investment Advisers Act of 1940; (3) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000; (4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer; (5) Any natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, at the time of his purchase exceeds $1,000,000 (excluding the value of the primary residence); (6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; (7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Act; and (8) Any entity in which all of the equity owners are accredited investors. (9) Any entity, of a type not listed in paragraph (1), (2), (3), (7), or (8), not formed for the specific purpose of acquiring the securities offered, owning investments (as defined in rule 2a51–1(b) under the Investment Company Act of 1940) in excess of $5,000,000. (10) Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status. The currently recognized professional certifications or designations or credentials can be found on the SEC’s website. (11) Any natural person who is a “knowledgeable employee,” as defined in rule 3c–5(a)(4) under the Investment Company Act of 1940, of the issuer of the securities being offered or sold where the issuer

ACTIVE 685486760v16 - 27 - would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act. (12) Any “family office,” as defined in rule 202(a)(11)(G)–1 under the Investment Advisers Act of 1940 (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment. (13) Any “family client,” as defined in rule 202(a)(11)(G)–1 under the Investment Advisers Act of 1940, of a family office meeting the requirements in paragraph (12) above and whose prospective investment in the issuer is directed by such family office pursuant to paragraph (12)(iii) above. Qualified Purchaser under Section 2(a)(51) of the Investment Company Act of 1949, as amended As used below, mean any person who comes within any of the following categories, or who the Operating Partnership reasonably believes comes within any of the following categories to be a “qualified purchaser” (within the meaning of Section 2(a)(51) under the Investment Company Act of 1940, as amended: (a) The Subscriber is an entity, acting for its own account or the accounts of others described (1) in clause (a) of paragraph 16 in Part II (i.e., a qualified purchaser individual); OR (2) in clause (a) or (b) of paragraph 19 in Part III (i.e., a qualified purchaser trust); OR (3) in paragraph 28(i) of Part IV (i.e., a qualified purchaser IRA); OR (4) in clause (b), (c), (d) or (e) of this paragraph 31 below; OR (5) in this clause (a) of this paragraph 31, that in the aggregate owns and invests on a discretionary basis Investments that are Valued at not less than $25,000,000. (b) The Subscriber is an entity that owns Investments that are Valued at not less than $5,000,000 and is owned directly or indirectly by two (2) or more natural persons related as siblings, spouses (including former spouses) or direct lineal descendants by birth or adoption, spouses of such persons, the estates of such persons, or foundations, charitable organizations or trusts established by or for the benefit of such persons. (c) The Subscriber is an entity not covered by clause (a) or (b) above and not formed for the specific purpose of acquiring the Interest, as to which each beneficial owner is a person described (1) as a qualified purchaser individual; OR (2) a qualified purchaser trust; OR (3) a qualified purchaser IRA; OR (4) under clause (a) or (b) above. (d) The Subscriber is an entity, all of the outstanding securities of which are owned by persons or entities described (1) as a qualified purchaser individual; OR (2) a qualified purchaser trust; OR (3) a qualified purchaser IRA); OR (4) under clause (a), (b) or (c) above; OR (5) under this clause (d). [If the Subscriber belongs to this investor category only, please provide the name of the equity owners of the Subscriber and the investor category which each such equity owner satisfies.] (e) The Subscriber is a “qualified institutional buyer” as defined in paragraph (a) of Rule 144A under the Securities Act, acting for its own account, the account of another qualified institutional buyer, or the account of a qualified purchaser; provided that (i) a dealer described in paragraph (a)(1)(ii) of Rule 144A must own and invest on a discretionary basis at least $25,000,000 in securities of issuers that are not affiliated persons of the dealer and (ii) a plan referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A, or a trust SPE referred to in paragraph (a)(1)(i)(F) of Rule 144A that holds the assets of such a plan, will not be deemed to be acting for its own account if investment decisions with respect to the plan are made by the beneficiaries of the plan, except with respect to investment decisions made solely by the fiduciary, trustee or sponsor of such plan. (f) The Subscriber cannot make any of the representations set forth in clauses (a), (b), (c), (d) or (e) above.

ACTIVE 685486760v16 - 28 - ATTACHMENT 2 TO INVESTOR QUESTIONNAIRE Rule 144A(a) “qualified institutional buyer” shall mean: (i) Any of the following entities, acting for its own account or the accounts of other qualified institutional buyers that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with the entity: (A) Any insurance company as defined in section 2(a)(13) of the Act; (B) Any investment company registered under the Investment Company Act or any business development company as defined in section 2(a)(48) of that Act; (C) Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; (D) Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees; (E) Any employee benefit plan within the meaning of title I of the Employee Retirement Income Security Act of 1974; (F) Any trust fund whose trustee is a bank or trust company and whose participants are exclusively plans of the types identified in paragraph (a)(1)(i) (D) or (E) of this section, except trust funds that include as participants individual retirement accounts or H.R. 10 plans. (G) Any business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940; (H) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation (other than a bank as defined in section 3(a)(2) of the Act or a savings and loan association or other institution referenced in section 3(a)(5)(A) of the Act or a foreign bank or savings and loan association or equivalent institution), partnership, or Massachusetts or similar business trust; and (I) Any investment adviser registered under the Investment Advisers Act. (ii) Any dealer registered pursuant to section 15 of the Exchange Act, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $10 million of securities of issuers that are not affiliated with the dealer, provided, that securities constituting the whole or a part of an unsold allotment to or subscription by a dealer as a participant in a public offering shall not be deemed to be owned by such dealer; (iii) Any dealer registered pursuant to section 15 of the Exchange Act acting in a riskless principal transaction on behalf of a qualified institutional buyer; (iv) Any investment company registered under the Investment Company Act, acting for its own account or for the accounts of other qualified institutional buyers, that is part of a family of investment companies which own in the aggregate at least $100 million in securities of issuers, other than issuers that are affiliated with the investment company or are part of such family of investment companies. Family of investment companies means any two or more investment companies registered under the Investment Company Act, except for a unit investment trust whose assets consist solely of shares of one or more registered investment companies, that have the same investment adviser (or, in the case of unit investment trusts, the same depositor), provided that, for purposes of this section: (A) Each series of a series company (as defined in Rule 18f-2 under the Investment Company Act [17 CFR 270.18f-2]) shall be deemed to be a separate investment company; and

ACTIVE 685486760v16 - 29 - (B) Investment companies shall be deemed to have the same adviser (or depositor) if their advisers (or depositors) are majority-owned subsidiaries of the same parent, or if one investment company's adviser (or depositor) is a majority-owned subsidiary of the other investment company's adviser (or depositor); (v) Any entity, all of the equity owners of which are qualified institutional buyers, acting for its own account or the accounts of other qualified institutional buyers; and (vi) Any bank as defined in section 3(a)(2) of the Act, any savings and loan association or other institution as referenced in section 3(a)(5)(A) of the Act, or any foreign bank or savings and loan association or equivalent institution, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with it and that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale under the Rule in the case of a U.S. bank or savings and loan association, and not more than 18 months preceding such date of sale for a foreign bank or savings and loan association or equivalent institution.

ACTIVE 685486760v16 - 30 - ATTACHMENT 3 TO INVESTOR QUESTIONNAIRE Rule 901(k) U.S. person. Definitions and Terms Used in Regulation S under the Act (1) “U.S. person” means: (i) Any natural person resident in the United States; (ii) Any partnership or corporation organized or incorporated under the laws of the United States; (iii) Any estate of which any executor or administrator is a U.S. person; (iv) Any trust of which any trustee is a U.S. person; (v) Any agency or branch of a foreign entity located in the United States; (vi) Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (vii) Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) Any partnership or corporation if: (A) Organized or incorporated under the laws of any foreign jurisdiction; and (B) Formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in § 230.501(a)) who are not natural persons, estates or trusts. (2) The following are not “U.S. persons”: (i) Any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States; (ii) Any estate of which any professional fiduciary acting as executor or administrator is a U.S. person if: (A) An executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and (B) The estate is governed by foreign law; (iii) Any trust of which any professional fiduciary acting as trustee is a U.S. person, if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settlor if the trust is revocable) is a U.S. person; (iv) An employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country; (v) Any agency or branch of a U.S. person located outside the United States if: (A) The agency or branch operates for valid business reasons; and (B) The agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and

ACTIVE 685486760v16 - 31 - (vi) The International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.

ACTIVE 685486760v16 - 32 - Schedule A Common Unit Purchase Schedule Number of Common Units: ___________ Price Per Common Unit: $ 10.00 Total Common Unit Investment: $_______.00 PRIVACY NOTICE Who is providing this Privacy Notice. This Privacy Notice is being provided by the Company. Reasons for this Notice. Financial companies choose how they share your personal information. Federal law gives you the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do. We do not disclose nonpublic personal information about our limited partners (“Limited Partners”) to third parties other than as described below. Personal information we collect. We collect personal information about you in connection with your subscription for and ownership of Common Units and correspondence. This information includes your name, address, social security number (as applicable) and may include other information such as your assets, income, investment experience, transaction history and bank account for your payment instructions. How we collect this information. We collect this information from you through various means. For example, when you give us your contact information, enter into a subscription agreement, purchase Common Units from us, tell us where to send a payment or make an electronic payment. We also may collect your personal information from other sources, such as our affiliates or other non-affiliated companies. Affiliates are companies related to us by common ownership or control. Non-affiliates are companies not related to us by common ownership or control. Affiliates and non-affiliates can include both financial and nonfinancial companies. How we use this information. All financial companies need to share customers’ personal information to run their everyday business and we use the personal information we collect from you for our everyday business purposes. These purposes may include, for example, to open an account for you, to process a transaction for your account, to market products and services to you, and to respond to court orders and legal investigations. Disclosure to others. We may provide your personal information to our affiliates and to firms that assist us in servicing your account and have a need for such information, such as a bank or administrator. We may also disclose such information to service providers and financial institutions with whom we have joint marketing arrangements (i.e., a formal agreement between nonaffiliated financial companies that together market financial products or services to you, such as placement agents). We require third-party service providers and financial institutions with which we have joint marketing arrangements to protect the confidentiality of your information and to use the information only for the purposes for which we disclose the information to them. These sharing practices are consistent with Federal privacy and related laws, and in general, you may not limit our use of your personal information for these purposes under such laws. Federal privacy laws only give you the right to limit the certain types of information sharing that we do not engage in (e.g., sharing with our affiliates certain information relating to your transaction history or creditworthiness for their use in marketing to you, or sharing any personal information with non-affiliates for them to market to you). How we protect your personal information. To protect your personal information from unauthorized access and use, we use security measures that comply with Federal law. These measures include computer safeguards and secured files and buildings. This Privacy Notice relates to the following entities: _______________________. Who to contact with questions. If you have any questions about this Privacy Notice, contact ___________________.

Exhibit K-1 ACTIVE 685486760v16 Schedule B SUBSCRIBER VERIFICATION PROCESS Verifying the accredited investor status of all of our Subscribers is an SEC requirement for offerings conducted pursuant to Rule 506(c).15 For us to verify accredited investor status, each Subscriber will be required to provide documentation either to: (i) us, which will be securely reviewed, or (ii) a third-party, SEC-compliant accreditation verification vendor (“Accreditation Verification Vendor”). In the future, we may provide an option for Subscribers to upload documentation directly to us through the CaliberCos Platform. Based on how the Subscriber qualifies as accredited (for example, income vs. net worth), a different set of documentation will be required. Please see the information below for a more thorough description of the process for each verification type. Our Accreditation Verification Vendor is _________________, along with instructions on how to contact them. Income Individuals are given the option by the Accreditation Verification Vendor to upload W2’s, 1099’s, and other official tax statements that document their income, or, alternatively, to “Request” their verification from the Internal Revenue Service (IRS). Net Worth Individuals will be asked to verify their net worth (excluding the value of their primary residence) by uploading supporting asset statements with proof of ownership, an evaluation date, and the value of the asset to the Accreditation Verification Vendor. As noted above, the value of your primary residence is not considered an asset, but if you owe more on your mortgage than the value of your primary residence, that difference will count as a liability. The Company and/or the Accreditation Verification Vendor may obtain a copy of an individual’s credit report from one of the three major credit bureaus in order to accurately verify an individual's liabilities. Obtaining the credit report will not affect the individual’s credit score. Asset verifications may require a credit report to be reviewed in order to comply with SEC regulations. The turnaround time for asset verifications can range from one to five business days. Third Party The Subscriber may also have the option to provide a third-party letter, or to give the Company permission to request a letter from their service provider on the Subscriber’s behalf. In the first option, the user can provide an existing letter of accredited status from a qualified third party, as specified in the SEC regulations. This is common when the investor has already gone through the verification process elsewhere. The second option allows the investor to provide the email address of their certified public accountant, attorney, registered investment advisor, or broker/dealer to furnish the verification. Trust/Corporate or other Entity This method of verification is for individuals who make their investments through a trust or an entity. There are several different ways a trust or an entity can be considered accredited. Since trusts/entities are typically set up by an attorney or certified public accountant, the Company tries to streamline the third-party verification method for this verification by asking the Subscriber to simply provide an email address of a third-party verifier. Since this is not always an option for the Subscriber, the Company also provides verifications that rely on the $5,000,000 in assets requirement (upon seeing proof of those assets, which can be provided to I-REIT for review) or by determining that all owners of the trust or entity are themselves accredited by having them all individually verified by one of the other three methods. This method typically has a similar turnaround time as a third-party verification. 15 NTD: Is this a 506(c) offering? Sec. 3(dd) above is a rep as to no advertisements/general solicitation.

LTD / Contributor Control Rights Exhibit O-1 ACTIVE 685486760v16 EXHIBIT N Form of Property Management Agreement

Exhibit O-1 ACTIVE 685486760v16 Exhibit O Form of Management Agreement UPDATED AND SENT UNDER SEPARATE COVER Major Decisions: These LTD rights terminate upon the following indicated times: (i) 33%” = LTD loses vote if LTD’s percentage interest in the portfolio is less than 33%; (ii) ”IPO” = lose vote when IPO occurs except as REIT (GP) Board member; (iii) “FD” = Fundamental Decision on which LTD never loses vote. . FD 1. LTD shall have the right to (i) (ii) participate in the operating budget approval process with respect LTD contributed Property(ies) and to approve the operating budget of an LTD contributed Property provided that such determination is reasonable, which right shall continue until the IPO Effective Date. At no time will Caliber REIT have the right to amend an LTD tax protection agreement without LTD’s written approval FD. Budget from prior year to continue with [2%] CPI increase plus automatic increase for Non- Discretionary items (utilities, interest, taxes, stated increases in existing contracts and force majeure). IPO/FD 2. The managing Underwriter has outlined what fee income the Advisor should earn and can reasonably charge, which fees are set forth in the Advisory Agreement. LTD will have the right to approve a Material Change to the Advisory Fees other than pro rata dilution of fees pursuant to a new contribution of assets by a member of the Founding Group (Caliber, LTD, Encore, Evergreen, and A&R), it being understood and acknowledged that the percentages of Advisory Fees payable to each member of the Founding Group will be locked in immediately prior to the IPO and there shall be no further dilution of LTD’s portion of the Advisory Fees as a result of or at any time following the date of the IPO. IPO for Advisory Fees generally; FD for LTD share of Advisory Fees IPO FD 3. The right to approve the Operating Partnership or any Subsidiary entering into any Material Contract, agreement or other instrument (or amending, extending, waiving any material right under or terminating such contract, agreement or instrument) that is not in Material Accordance with an Approved Budget, but only to the extent with respect to the LTD contributed properties IPO. After the IPO, LTD will always have the Property Manager’s rights under the Management Agreement for the LTD Properties (absent termination). FD Cannot amend the Operating Partnership Agreement adverse to LTD unless the amendment adversely affects the GP and the LPs proportionately. FD “Material Contract” means any agreement that is for a period greater than 365 calendar days and exceeds a threshold amount of $1,000,000. “Material Accordance with an Approved Budget” means a deviation from an Approved Budget that is not a Major Decision and is greater than 10% of total asset valuation and is not otherwise approved by the Board. “Approved Budget” means the annual business plan and operating and capital expenditure budget for the Caliber REIT‘s LTD Properties in such format and delivered in such medium as Caliber REIT shall determine subject to such changes as may be reasonably required by Caliber REIT that do not materially increase Caliber REIT’s budgeting obligations, as approved by the Board in writing including the aggregate operating costs of Caliber REIT including all CaliberCos affiliate costs; provided, however, that in all events, a variation of 10% shall be deemed within the scope of an Approved Budget whether generally or arising out of an emergency condition as determined by the General Partner or Board (whether health related, force majeure or the like). 4. Subject to the provisions of the Tax Protection Agreement, during the 12-month period following the Closing of the Contribution, LTD shall have the right to approve a debt financing that

Exhibit O-2 ACTIVE 685486760v16 IPO FD would exceed 120% of existing debt on the LTD portfolio, obtaining, modifying, prepaying or refinancing any third-party indebtedness of the Operating Partnership or executing or delivering any loan or documents in connection therewith (including any binding term sheets or commitment letter); provided that the General Partner may (without the approval of any other Partner including LTD) cause the Operating Partnership to incur trade payables in the ordinary course of the Operating Partnership’s business in accordance with the then-current Approved Operating Partnership Budget so long as the same do not evidence indebtedness for borrowed money and in all events any added debt shall not adversely affect LTD’s Put Purchase Price; and provided, further, that in the case of a modification, this provision shall not apply so long as the LTD creditor continues to have such credit obligation satisfied by Caliber REIT or its affiliates. IPO Decisions above are FD if obligations are guaranteed by LTD [Parties to determine whether any negative capital account guarantees are needed for LTD Partners to cover negative capital accounts]. IPO 5. Subject to encumbrances incurred in the Ordinary Course, LTD shall have the right to approve any refinancing of existing debt on the Properties or encumbrances in excess of $5,000,000, all other material encumbrances executed or delivered on behalf of the Operating Partnership any guaranty, indemnity or other agreement whereby the Operating Partnership is or may become liable for any obligations of any other Person or for which the Operating Partnership has otherwise assumed responsibility. IPO FD 6. Subject to transactions incurred in the Ordinary Course, LTD shall have the right to approve any transaction that would affect substantially all of the portfolio properties, any acquisitions, transfer or other disposition of any asset (other than a Property) other than in accordance with an approved Operating Partnership Budget; provided, that a property management agreement with respect to any Property contributed by LTD may not be terminated for any reason other than cause; and provided, further, that the replacement of the existing LTD management agreement with a new management agreement approved by the Operating Partnership and LTD; and provided further that if (a) an LTD contributed Property is sold at any time following the Closing, Caliber shall use commercially reasonable efforts to replace such LTD contributed Property with a new hotel property and LTD shall, subject to compliance with the Caliber REIT criteria for management of a hotel as set forth in the Management Agreement (it being acknowledged and agreed that LTD satisfies the Caliber REIT criteria for management), be offered management of such replacement hotel property on terms substantially similar to those in the terminated property management agreement; provided, that if such replacement hotel property is not acquired within 6 months, Caliber shall pay to LTD the property management fees to which LTD was entitled under the terminated property management agreement and (b) Operating Partnership acquires a new property within the LTD Territory16 (as defined in the footnote below), LTD shall, subject to compliance with the Caliber REIT criteria for management of a hotel as set forth in the Management Agreement (it being acknowledged and agreed that LTD satisfies the Caliber REIT criteria for management), be offered management of such replacement property on terms substantially similar to those governing other LTD property management agreements. In all events, Caliber REIT will deliver to LTD written notice before a sale of a Property contributed by LTD. FD The parties agree that foregoing provisions regarding property management may be set forth in the Management Agreement or in a Side Letter between LTD and Caliber. IPO 7. Operating Partnership is permitted to acquire, transfer or otherwise dispose of any direct or indirect interest in any Property without LTD’s approval, unless such transaction would be on pricing terms that exceed those offered to LTD (i.e., 10.5x 2025 EBITDA) or at a price per OP Unit of less than $10. IPO 8. Except as otherwise permitted under the Advisory Agreement, unless Caliber REIT Board chooses to internalize the management of Caliber REIT, the Operating Partnership shall not enter 16 “LTD Territory” means Maine, New Hampshire, Vermont, Massachusetts, Rhode Island, Connecticut, New York, New Jersey, Pennsylvania, Delaware, Maryland, Washington, DC, Virginia, North Carolina, South Carolina, Georgia, and Florida.

Exhibit O-3 ACTIVE 685486760v16 IPO into any contract or agreement with, or pay any salary, fees or other compensation to, any Partner or any Affiliate of a Partner, or to make a loan to any Partner or any Affiliate of a Partner without LTD’s approval. IPO FD 9. The Operating Partnership shall not redeem or repurchase all or any portion of the interest of a Partner, except to the extent otherwise permitted without Partner approval pursuant to the terms of the Operating Partnership Agreement without LTD’s approval. LTD shall have most- favored nation status with respect to redemption or repurchase terms. FD IPO FD 10. Without LTD’s approval, neither the Caliber REIT nor the Operating Partnership shall permit any participation, or set the terms of any participation (e.g., distribution and control issues), of third-party investors in the Operating Partnership or any Subsidiary or entering into financings that participate in the Operating Partnership’s or any Subsidiary’s profits if such transaction would materially and disproportionately adversely affect LTD. IPO. The Operating Partnership’s Partnership Agreement cannot be amended to remove LTD’s rights thereunder at any time without LTD’s consent. Dilution inside the Operating Partnership only with LTD consent unless GP and existing LPs are diluted pro rata. FD. FD 11. Without the approval of LTD, admit additional or transferee members to the Operating Partnership as substituted Limited Partners or permit any Transfer of any direct or indirect Interest in the Operating Partnership to the extent approval of the Members for such Transfer is required under the Operating Partnership Agreement if such transaction would materially and disproportionately adversely affect LTD as compared with the GP and existing LPs. FD. IPO 12. Without the approval of LTD, which approval shall not be unreasonably withheld, establish or release reserves with respect to Properties contributed by LTD for use by the Operating Partnership or any Subsidiary required pursuant to the terms of any financing entered into in accordance with the terms hereof. IPO FD 13. Without the approval of LTD, permit (or require) any Partner to make additional Capital Contributions to the Operating Partnership in accordance with their percentage of OP Units if such transaction would materially and disproportionately adversely dilute LTD as compared with the GP and existing LPs; provided, however, that LTD shall have the option to contribute additional capital to the Operating Partnership but shall not be subject to a penalty dilution but will be subject to proportionate dilution if LTD shall determine to make a further capital contribution. Dilution only with LTD consent unless GP and existing LPs are diluted pro rata FD FD 14. Without the approval of LTD, subject to emergency and force majeure events, call capital for any expenditure that is not set forth in an Approved Operating Partnership Budget to be used for Operating Partnership or any Subsidiary purposes. Dilution only with LTD consent unless GP and existing LPs are diluted pro rata. FD IPO FD 15. If any of the following adversely affect LTD contributed Properties, LTD’s consent must be obtained (which consent shall not be unreasonably withheld) commencing, dismissing, terminating or settling any litigation matter, any condemnation claim, or any other matter or claim (including an insurance claim) in connection with any LTD contributed Property. IPO The Operating Partnership shall provide notice to LTD of any Claims (including tax) directly related to LTD or an LTD contributed Property of which the Operating Partnership has received written notice. LTD will always have the right to contest any claim for which it is potentially liable under the indemnification provisions of any agreement. FD (provision to be included in Management Agreements) IPO 16. Without LTD’s approval, neither Caliber REIT nor the Operating Partnership shall engage any auditor or Operating Partnership Accountant other than a nationally recognized certified public accounting firm necessary for the efficient operation of the business; IPO IPO 17. Without LTD’s approval, cause or permit the Operating Partnership or any Subsidiary to be merged with any other Entity except as otherwise agreed. IPO

Exhibit O-4 ACTIVE 685486760v16 IPO 18. Without LTD’s approval, cause the Operating Partnership or any Subsidiary to file for bankruptcy or to consent to or otherwise collude with any involuntary bankruptcy proceeding filed by any other Person against the Operating Partnership or any Subsidiary, or to otherwise seek relief from creditors under the bankruptcy laws (including by making an assignment for the benefit of creditors and admitting the inability of the Operating Partnership or any Subsidiary to pay its debts generally as they become due).IPO

Exhibit O-5 ACTIVE 685486760v16 Fundamental Decisions: Application of Fundamental Decision: LTD shall have the following rights. Determination of Fundamental Decisions; Deadlock: The Caliber REIT or Operating Partnership, as applicable and LTD Partners through their designated representative, shall, if there is a disagreement as to whether the facts giving rise to a given action constitute a Fundamental Decision, shall confer and apply the standard of whether a fair-minded and informed observer would conclude that that the proposed action constitutes a Fundamental Decision. If the Parties cannot agree than they shall submit the issue to a committee of 3 arbitrators. Each party will select one arbitrator and those two arbitrators will select the third arbitrator, and the decision of two of the three arbitrators will control. The arbitrators’ decision regarding the issue shall be rendered as soon as is practicable but in any event within 14 Business Days and such decision shall be conclusive absent manifest error Each party to pay 50% of the arbitration fees and if a party fails to make timely payment, the decision of the other party’s arbitrator will control. Individual LTD Investors/Members in LTD Contributor entity and projects shall not comprise the LTD Partners but will enter into a proxy agreement appointing Neel or Malay as representatives of LTD Contributor Entity and Contributors for voting purposes. Items marked “FD” always require consent of LTD even if LTD’s percentage interest is diluted below the 33% threshold AND EVEN AFTER THE IPO OCCURS unless otherwise provided Neither the General Partner nor any other Partner shall, without the prior written approval of the LTD Representatives, take any of the following actions (each, a “Fundamental Decision”) on behalf of the Operating Partnership or any Subsidiary: FD 1. Prior to the IPO, if the Parties cannot agree on new “Approved Budget” with respect to a given Property contributed by LTD, the Approved Budget for the immediately preceding year shall be deemed the Approved Budget for such year increased by [two] percent [(2%)] plus increases for committed expenses and non-discretionary items (for example, interest, taxes and utilities, stated increases in existing contracts and force majeure as reasonably determined by the General Partner or Board and LTD, as the case may be and after the IPO, Budgets to be approved by the Board of Directors of the Caliber REIT (not the Operating Partnership nor LTD or any other pre-IPO contributor). FD 2. Amend any material right under the Operating Partnership Agreement or any other organizational document of the Operating Partnership or any Subsidiary or the Advisory Agreement to the extent such amendment would materially and adversely affect LTD or its Affiliates, materially increase LTD’s obligations, or disproportionately dilute LTD, regardless of whether such modification was requested by the Underwriter, provided that the right to consent shall be reasonable and delivered within five (5) days or such consent shall be deemed to have been given; provided, further, however, that ministerial changes to clarify or further existing provisions of such documents shall be permitted. FD 3. The following decisions regarding the Operating Partnership and the LTD Properties shall always require the consent of LTD, whether as a Limited Partner (even if its percentage interest has been diluted below the 33% threshold) or as a member of the REIT Board of Directors: FD IPO (a) Making any distributions to the Members of the Operating Partnership except as permitted under the Operating Partnership Agreement or making in-kind distributions; provided, however and subject to the terms of the Operating Partnership Agreement permitting the Operating Partnership to pay LTD with OP Units, absent Board approval, LTD shall have the right to consent provided that such consent is not unreasonably withheld. Notwithstanding the foregoing, until the IPO, the Operating Partnership cannot make in- kind distributions to LTD without its consent.

Exhibit O-6 ACTIVE 685486760v16 IPO (b) Neither Caliber REIT nor the Operating Partnership shall have the right to amend, extend, waive any material right under, or terminate the Advisory Agreement without LTD’s consent, which consent shall not be unreasonably withheld. IPO IPO FD (c) Making or revoking any tax election or making any material tax decision by or on behalf of the Operating Partnership or any Subsidiary, filing any tax return or tax report on behalf of the Operating Partnership or any Subsidiary, adopting significant accounting policies for the Operating Partnership or any Subsidiary IPO; Changing the existing tax method to comply with IRC Code Section 704(c) following Closing from traditional method without curative allocations without LTD consent, FD. FD (d) Subject to obtaining Supermajority consent, making any distributions to the Members of the Operating Partnership except as permitted under the Operating Partnership Agreement FD; or making in-kind distributions FD provided, however and subject to the terms of the Operating Partnership Agreement giving the Operating Partnership the right to pay LTD with OP Units, absent Board approval, LTD shall have the right to consent provided that such consent is not unreasonably withheld. IPO (e) Engaging lawyers for the Operating Partnership or any Subsidiary; provided that Carlton Fields and Greenberg Traurig, LLP have been approved by the Partners; provided, that if an action or proceeding directly affects an LTD contributed Property, LTD shall have the right to consent to such selection which selection shall be reasonably acceptable to the Operating Partnership. IPO IPO (f) Prior to the IPO, entering into any contract or modification of a contract with a Partner or an Affiliate of a Partner for services; provided, that after IPO, such decisions shall be approved by a majority of the independent directors or conflicts committee. IPO FD (g) Until the IPO, general amendments to the Operating Agreement shall be subject to LTD’s approval and after the IPO, such amendments shall be subject to majority approval. Major Decisions shall be subject to Supermajority Approval. After the IPO, LTD shall not have any approval rights with respect to amending the Operating Partnership Agreement or any other organizational document of the Operating Partnership or any Subsidiary with respect to Fundamental Decisions unless such amendment adversely affects LTD in a manner disproportionate to the GP and existing LPs. In all events, ministerial changes to clarify or further existing provisions of such documents are permitted. Any approval right shall be deemed to expire five (5) days following delivery of written a written request and thereafter, such consent shall be deemed to have been given. FD (h) Entering into any agreement, contract or other instrument (A) which would cause LTD or its Affiliates to become personally liable on or in respect of, or to guaranty any, indebtedness of the Operating Partnership or any Subsidiary or (B) which is not nonrecourse to LTD and its Affiliates. FD FD (i) Amending or terminating the Tax Protection Agreement or the LTD Property Management Agreement. FD FD (j) Subject to the Put Option, causing the Operating Partnership to redeem or repurchase all or any portion of LTD’s interest in a manner that is disproportionate to the treatment afforded the other Limited Partners and their Affiliates that hold OpCo Units similar in terms to LTD. FD

Exhibit O-7 ACTIVE 685486760v16 IPO (k) Acquiring any direct or indirect interest in any Property or portfolio of Properties on pricing terms materially greater than those terms offered to the Founders (i.e., 10.5x 2025 EBITDA) provided that LTD shall have no consent right after the IPO. IPO – LTD TO CONFIRM. FD (l) Except as otherwise set forth in the Operating Partnership Agreement, selling, transferring or otherwise disposing of any LTD Property in contravention of the Tax Protection Agreement unless Caliber REIT or the Operating Partnership pay the damages for such action as set forth in the Tax Protection Agreement. On any disposition of a Property contributed by LTD, LTD to have the ROFO to manage a replacement property as set forth above. FD FD (m) Admitting any new Limited Partner or permitting any participation of third-party investors in the Operating Partnership or any Subsidiary or entering into financings that participate in Operating Partnership or any Subsidiary profits, in each case, if LTD’s interests are not diluted pro rata by such admission or participation in accordance with the terms of the Operating Partnership Agreement; FD FD 4. Subject to the limitation that Caliber REIT cannot amend agreements to remove LTD’s OP Unit Put Option (and conversion feature) without the prior consent of LTD, entering into any agreement that imposes greater restrictions than Article IX of the Operating Partnership Agreement on LTD’s ability to Transfer all or any part of its interest in the Operating Partnership or to effect any Transfer of direct ownership interests in LTD or in the partners, members or shareholders of LTD (or in Persons owning, directly or indirectly through tiered entities, an interest in LTD), it being agreed that there shall be no restrictions on upstream transfers by LTD and its members at any time. FD FD 5. Except with respect to proportionate reduction when additional hotel properties are contributed by members of the Founding Group (Caliber, LTD, Encore, Evergreen, and A&R), neither the Operating Partnership nor Caliber REIT will unilaterally change the fees payable to LTD without LTD’s consent, (modify the fees payable to any Partner or its Affiliates by the Operating Partnership or any Subsidiary, including fees payable to the Advisor and the percentages of any fees shared with LTD; it being understood and acknowledged that the percentages of Advisory Fees payable to each member of the Founding Group will be locked in immediately prior to the IPO and there shall be no further dilution of LTD’s portion of the Advisory Fees as a result of or at any time following the date of the IPO. FD. FD 6. Change the purposes of the Operating Partnership from that set forth in Section 3.1 of the Operating Partnership Agreement; provided, that LTD approves of the Caliber REIT modifying the purpose to remove the requirement of electing REIT status. FD FD 7. Subject to Caliber REIT’s and/or Operating Partnership’s sole determination, which determination shall be conclusive, Caliber REIT and/or Operating Partnership can restructure and file in Maryland, Delaware or such other jurisdiction as necessary to convert or establish as a limited partnership or limited liability company; provided, however, that any other modification, for example to a general partnership or “C” corp. will require LTD consent, which shall not be unreasonably withheld; provided, further, that taking any action which would cause the Operating Partnership to become an entity other than a Delaware limited partnership shall require LTD consent. FD FD 8. Subject to the provision of the Tax Protection Agreement and the Operating Partnership Agreement, dissolving, liquidating or terminating the Operating Partnership other than as provided for therein; provided, however, that Caliber REIT and the Operating Partnership shall have the right to take such action provided LTD shall not be materially adversely affected thereby. FD

Exhibit O-8 ACTIVE 685486760v16 FD 9. Taking any action relating to LTD or any LTD Contributed Property that would constitute an event of default under or exercising or waiving any material right under, any note, agreement, instrument, deed of trust, mortgage, guaranty, indemnity or other document evidencing, securing or otherwise relating to any loan or extension of credit made to the Operating Partnership; provided, however, that this provision shall not apply if LTD principals are released from any personal guarantees in connection with such action and Caliber REIT has issued an indemnification for any losses, liabilities, claims, and causes of action incurred by the LTD principals that are solely caused by such action giving rise to the indemnity (“Loss” is defined as paid costs and reasonable expenses of the LTD principals including judgments, settlements, fees, costs, and expenses, including legal and accounting fees) and provided, further that Caliber REIT or the Operating Partnership shall not be required to indemnify any LTD principal who issues a personal guaranty concurrent with the Closing of the Contribution to support a Contributors’ negative capital account to the extent of such guaranty and in such case, Caliber REIT and the Operating Partnership shall have the right to take. FD [Note: LTD TO ADVISE AS TO WHAT GUARANTEES OF DEBT ARE NEEDED BY LTD PARTNERS TO COVER NEGATIVE CAPITAL ACCOUNTS AFTER THE CLOSING. BDO INPUT.]

Exhibit O-9 ACTIVE 685486760v16 REIT BOARD CONSENT RIGHTS Pre-IPO Board Consent Rights: Per the Term Sheet (Sec. 11), the Caliber REIT will have a Board of Directors consisting of 3 directors, one of which will be designated by LTD. Pre-IPO, the Board consent rights at the Caliber REIT should mirror the Limited Partner consent rights as follows: 1. Major Decisions: approval of 2 of 3 directors (currently 2 Caliber and 1 LTD). 2. Fundamental Decisions: LTD has a blocking right to the extent set forth above. Post-IPO Board Consent Rights: The Caliber REIT will have a Board of Directors consisting of 7 directors, one of which will be designated by LTD and four of which will be independent directors. Caliber REIT shall establish a Conflicts Committee comprised of the Independent Directors. Post-IPO, the Board consent rights at the Caliber REIT should mirror the Limited Partner consent rights as follows: 1. Major Decisions: Quorum of 5 of 7 directors (including 4 independent directors). Voting adjusted based on minimum quorum. 2. Fundamental Decisions: LTD rights will be diminished upon the IPO as provided in the Control Rights Matrix above, with items identified as Fundamental Decisions remaining subject to LTD approval following the IPO unless otherwise provided in the Control Rights Matrix.

Exhibit P ACTIVE 685486760v16 Exhibit P Form of Advisor Fee Sharing Agreement

Exhibit P ACTIVE 685486760v16 SCHEDULE 1.1(d) Assumed Liabilities

Exhibit P ACTIVE 685486760v16 SCHEDULE 3.7 Caliber Brokers

Schedule 4.7 ACTIVE 685486760v16 SCHEDULE 4.7 Contributor Third Party Consents Disclosure

Schedule 4.11 ACTIVE 685486760v16 SCHEDULE 4.11 Real Estate Matters

Schedule 4.14 ACTIVE 685486760v16 SCHEDULE 4.13 Contributor Tangible Assets

Schedule 4.14 ACTIVE 685486760v16 SCHEDULE 4.14 Contributor Taxes

Schedule 4.16 ACTIVE 685486760v16 SCHEDULE 4.15 Contributor Compliance With Laws

Schedule 4.16 ACTIVE 685486760v16 SCHEDULE 4.16 Contributor Insurance Claims

Schedule 4.18 ACTIVE 685486760v16 SCHEDULE 4.18 Contributor Environmental Matters

Schedule 4.19 ACTIVE 685486760v16 SCHEDULE 4.19 Contributor Privacy and Data Security

Schedule 4.21 ACTIVE 685486760v16 SCHEDULE 4.21 Contributor Litigation

SCHEDULE 4.25

Contributor Existing Loans

Legal Entity	Original Loan Balance ($)	Term/ Amortization	Interest Rate	Loan Maturity	Prepayment
Greenbrier Hotel Partners One, LLC	5,800,000	10/30	5.85%	May-26	Defeasance
GC Two Holdco, LLC	15,700,000	10/30	4.65%	Oct-29	Defeasance
LTD Sefira Columbia Joint Venture, LLC	12,100,000	3, +1, +1 /IO	5.94%	Aug-22	Yes
Devi Holding Company, LLC	9,200,000	10/30	5.85%	May-26	Defeasance
Greenbrier Circle Lodging Associates, LLC	7,800,000	10/30	5.45%	Jun-28	Defeasance
LTD Oyster Point, LLC	14,108,000	2/ IO	P+4.75%, 8% Floor IO/ L + 11%, 12% Floor	Jun-23	1 Year Interest
Greenbrier Hotel Partners, LLC	13,400,000	10/30	6.15%	Jun-26	Defeasance
Greenbrier Hotel Partners Two, LLC	12,250,000	10/30	4.90%	Jun-29	Defeasance
Newtown Motel Associates, LLC	9,850,000	10/30	6.15%	Jun-26	Defeasance
LTD Hollymead, LLC	12,500,000	3, +1, +1/IO, 25	L + 600/7% Floor	Jun-24	1% Exit Fee

Schedule 4.26

ACTIVE 685486760v16

Schedule 4.26 ACTIVE 685486760v16 SCHEDULE 4.26 Contributor Material Contingent Liabilities

Schedule 4.27 ACTIVE 685486760v16 SCHEDULE 4.27 Contributor Brokers None

Schedule 5.3 ACTIVE 685486760v16 SCHEDULE 5.3 Caliber Retained Guaranteed Obligations